                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-58562-02



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 18, 2001)




[LEHMAN BROTHERS LOGO]                                        [UBS WARBURG LOGO]





                   LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C3
              CLASS A-1, CLASS A-2, CLASS B, CLASS C AND CLASS D

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,249,578,000

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated April 18, 2001. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,382,342,368. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in August 2001. The table on page S-4 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. Credit enhancement is being provided through the subordination of various non-offered classes of series 2001-C3 certificates. That same table on page S-4 of this prospectus supplement also contains a list of the non-offered classes of the series 2001-C3 certificates.

                               ---------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-26 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

     Lehman Brothers Inc., UBS Warburg LLC and Bear, Stearns & Co. Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.5% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner, UBS Warburg LLC is acting as co-lead manager, and Bear, Stearns & Co. Inc. is acting as co-manager.


LEHMAN BROTHERS                                                    UBS WARBURG

                           BEAR, STEARNS & CO. INC.

            The date of this prospectus supplement is July 20, 2001.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3

         Commercial Mortgage Pass-Through Certificates, Series 2001-C3


WASHINGTON           OREGON               HAWAII              CALIFORNIA
6 properties         1 property           1 property          31 properties
7.7% of total        0.7% of total        0.6% of total       17.2% of total



NEVADA              ARIZONA              COLORADO             TEXAS
3 properties        6 properties         2 properties         19 properties
0.6% of total       3.2% of total        0.4% of total        13.2% of total



OKLAHOMA            LOUISIANA            MISSISSIPPI          ALABAMA
1 property          4 properties         1 property           1 property
0.3% of total       0.6% of total        0.2% of total        0.3% of total



FLORIDA             GEORGIA              TENNESSEE            SOUTH CAROLINA
10 properties       5 properties         3 properties         1 property
2.4% of total       2.0% of total        0.9% of total        0.2% of total



NORTH CAROLINA      VIRGINIA             MARYLAND             NEW JERSEY
4 properties        5 properties         1 property           2 properties
1.4% of total       6.8% of total        0.9% of total        0.6% of total



NEW YORK            CONNECTICUT          MASSACHUSETTS        MAINE
12 properties       2 properties         8 properties         3 properties
19.8% of total      0.7% of total        9.4% of total        0.1% of total



NEW HAMPSHIRE       PENNSYLVANIA         OHIO                 MICHIGAN
1 property          3 properties         5 properties         5 properties
0.2% of total       3.8% of total        1.6% of total        0.8% of total




ILLINOIS            MINNESOTA            MISSOURI             KANSAS
3 properties        1 property           1 property           8 properties
1.0% of total       0.6% of total        0.2% of total        1.5% of total






--------------------------------------------------------------------------------
[ ]  greater than 10.0% of Initial Pool Balance
[ ]  5.1 - 10.0% of Initial Pool Balance
[ ]  1.1 - 5.0% of Initial Pool Balance
[ ]  less than or equal to 1.0% of Initial Pool Balance
--------------------------------------------------------------------------------



                        MORTGAGE LOANS BY PROPERTY TYPE


                 Retail                                42.4%
                 Office                                34.8%
                 Multifamily(1)                        10.1%
                 Hotel                                  3.6%
                 Industrial/Warehouse                   3.5%
                 Self-Storage                           2.2%
                 Mobile Home Park                       1.5%
                 Office/Industrial                      1.0%
                 Other                                  0.7%
                 Mixed Use                              0.3%

                        Chrysler Building, New York, NY

                              [PHOTOGRAPH OMITTED]




                           Cape Cod Mall, Hyannis, MA

                              [PHOTOGRAPH OMITTED]

                  Vista Ridge Mall, Lewisville (Dallas MSA), TX

                              [PHOTOGRAPH OMITTED]




                           Westlake Center, Seattle WA

                              [PHOTOGRAPH OMITTED]

                               TABLE OF CONTENTS




                                                                PAGE
                                                               ------
                              PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus and
  the Related Registration Statement .........................   S-3
Summary of Prospectus Supplement .............................   S-4
Risk Factors .................................................  S-26
Capitalized Terms Used in this Prospectus Supplement .........  S-34
Forward-Looking Statements ...................................  S-34
Description of the Mortgage Pool .............................  S-35
Servicing of the Underlying Mortgage Loans ...................  S-66
Description of the Offered Certificates ......................  S-88
Yield and Maturity Considerations ............................  S-105
Use of Proceeds ..............................................  S-109
Federal Income Tax Consequences ..............................  S-109
ERISA Considerations .........................................  S-112
Legal Investment .............................................  S-114
Method of Distribution .......................................  S-115
Legal Matters ................................................  S-116
Ratings ......................................................  S-116
Glossary .....................................................  S-117
ANNEX A-1--Certain Characteristics of the Underlying
  Mortgage Loans .............................................  A-1-1
ANNEX A-2--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................  A-2-1
ANNEX A-3--Certain Information Regarding Reserves ............  A-3-1
ANNEX B--Certain Information Regarding Multifamily
  Properties .................................................   B-1
ANNEX C-1--Price/Yield Tables ................................  C-1-1

                                                                PAGE
                                                               ------
ANNEX C-2--Decrement Tables ..................................  C-2-1
ANNEX D--Form of Payment Date Statement ......................   D-1
                        PROSPECTUS
Important Notice About the Information Presented in this
  Prospectus .................................................     3
Available Information; Incorporation by Reference ............     3
Summary of Prospectus ........................................     4
Risk Factors .................................................    13
Capitalized Terms used in this Prospectus ....................    30
Description of the Trust Assets ..............................    30
Yield and Maturity Considerations ............................    53
Structured Asset Securities Corporation ......................    58
Description of the Certificates ..............................    58
Description of the Governing Documents .......................    67
Description of Credit Support ................................    76
Legal Aspects of Mortgage Loans ..............................    78
Federal Income Tax Consequences ..............................    90
State and Other Tax Consequences .............................   128
ERISA Considerations .........................................   128
Legal Investment .............................................   131
Use of Proceeds ..............................................   133
Method of Distribution .......................................   133
Legal Matters ................................................   134
Financial Information ........................................   134
Rating .......................................................   135
Glossary .....................................................   136

                                --------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

   o this prospectus supplement, which describes the specific terms of the offered certificates; and

   o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-C3 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


         SERIES 2001-C3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                  APPROX.
                   TOTAL
                 PRINCIPAL                        APPROX.
                BALANCE OR        APPROX.%     TOTAL CREDIT                     APPROX.     WEIGHTED
                 NOTIONAL        OF INITIAL     SUPPORT AT    PASS-THROUGH      INITIAL     AVERAGE
                 AMOUNT AT        MORTGAGE        INITIAL         RATE       PASS-THROUGH     LIFE     PRINCIPAL    S&P/FITCH
   CLASS     INITIAL ISSUANCE   POOL BALANCE     ISSUANCE      DESCRIPTION       RATE       (YEARS)      WINDOW      RATINGS
----------- ------------------ -------------- -------------- -------------- -------------- --------- ------------- ----------
Offered Certificates
A-1 .......   $  351,391,000         25.4%         18.00%        Fixed          6.0580%       5.77     08/01-12/10    AAA/AAA
A-2 .......   $  782,129,000         56.6%         18.00%        Fixed          6.3650%       9.71     12/10-06/11    AAA/AAA
B .........   $   55,294,000          4.0%         14.00%        Fixed          6.5120%       9.89     06/11-07/11     AA/AA
C .........   $   44,764,000          3.2%         10.76%        Fixed          6.6530%       9.96     07/11-07/11      A/A
D .........   $   16,000,000          1.2%          9.60%        Fixed          6.7310%       9.96     07/11-07/11     A-/A-
Non-Offered Certificates
X .........   $1,382,342,368          N/A          N/A           WAC IO         1.2168%       N/A          N/A          N/A
E .........   $   18,000,000          1.3%         N/A           Fixed(1)       6.9500%       N/A          N/A          N/A
F .........   $   18,000,000          1.3%         N/A           WAC(2)         7.3109%       N/A          N/A          N/A
G .........   $   12,095,000          0.9%         N/A           WAC(3)         7.5409%       N/A          N/A          N/A
H .........   $   15,552,000          1.1%         N/A           Fixed          6.1600%       N/A          N/A          N/A
J .........   $   20,735,000          1.5%         N/A           Fixed          6.1600%       N/A          N/A          N/A
K .........   $    6,912,000          0.5%         N/A           Fixed          6.1600%       N/A          N/A          N/A
L .........   $   10,367,000          0.7%         N/A           Fixed          6.1600%       N/A          N/A          N/A
M .........   $    3,456,000          0.3%         N/A           Fixed          6.1600%       N/A          N/A          N/A
N .........   $    6,912,000          0.5%         N/A           Fixed          6.1600%       N/A          N/A          N/A
P .........   $    3,456,000          0.3%         N/A           Fixed          6.1600%       N/A          N/A          N/A
Q .........   $   17,279,368          1.3%         N/A           Fixed          6.1600%       N/A          N/A          N/A
R-LR ......         N/A               N/A          N/A           N/A            N/A           N/A          N/A          N/A
R-I .......         N/A               N/A          N/A           N/A            N/A           N/A          N/A          N/A
R-II ......         N/A               N/A          N/A           N/A            N/A           N/A          N/A          N/A
R-III .....         N/A               N/A          N/A           N/A            N/A           N/A          N/A          N/A

--------
(1) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class E certificates, then the pass-through rate for the class E certificates for that interest accrual period will be that weighted average rate.

(2) The pass-through rate for the class F certificates will be equal to the weighted average of certain net interest rates on the pooled mortgaged loans from time to time minus 0.23%.

(3) The pass-through rate for the class G certificates will be equal to the weighted average of certain net interest rates on the pooled mortgage loans from time to time.


     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2001-C3. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of July 11, 2001. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

A. TOTAL PRINCIPAL BALANCE
    OR NOTIONAL AMOUNT AT
    INITIAL ISSUANCE...   The table on page S-4 of this prospectus supplement
                          identifies for each class of the series 2001-C3 certificates the approximate total principal balance, if any, of that class at initial issuance. The actual total principal balance of any class of series 2001-C3 certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                          The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the series 2001-C3 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                          The class X certificates do not have principal balances. For purposes of calculating the amount of accrued interest, however, the class X certificates will have notional amounts. The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $1,382,342,368, although it may be as much as 5% larger or smaller.

                          The class R-LR, R-I, R-II and R-III certificates do not have principal balances or notional amounts. They are residual interest certificates. The holders of the class R-LR, R-I, R-II and R-III certificates are not expected to receive any material payments.

B. TOTAL CREDIT SUPPORT AT
    INITIAL ISSUANCE...   The respective classes of the series 2001-C3
                          certificates entitle their holders to varying degrees of seniority for purposes of--

                          o receiving payments of interest and, if and when
                            applicable, payments of principal, and

                          o bearing the effects of losses on the underlying
                            mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                          The class A-1, A-2 and X certificates are the most senior. The class R-LR, R-I, R-II and R-III certificates are the most subordinate, but they do not provide any credit support to the other series 2001-C3 certificates. The remaining classes of series 2001-C3 certificates are listed from top to bottom in the table on page S-4 of this prospectus supplement in descending order of seniority.

                          The table on page S-4 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2001-C3 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-4 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2001-C3 certificates that are subordinate to the indicated class.


C. PASS-THROUGH RATE...   Each class of the series 2001-C3 certificates, other
                          than the class R-LR, R-I, R-II and R-III certificates, will bear interest. The table on page S-4 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2001-C3 certificates will accrue interest.

                          The respective pass-through rates for the class A-1, A-2, B, C, D, H, J, K, L, M, N, P and Q certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

                          The pass-through rate for the class E certificates will generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average pool pass-through rate is below the fixed pass-through rate for the class E certificates, then the pass-through rate that will be in effect for the class E certificates during that interest accrual period will be that weighted average pool pass-through rate.

                          The pass-through rate for the class F certificates for each interest accrual period, which is identified on the table on page S-4 to this prospectus supplement as WAC, will equal the weighted average pool pass-through rate minus 0.23%.

                          The pass-through rate for the class G certificates for each interest accrual period, which is identified on the table on page S-4 to this prospectus supplement as WAC, will equal the weighted average pool pass-through rate.

                          The pass-through rate for the class X certificates will equal the weighted average of the respective class X strip rates for various classes of series 2001-C3 certificates with principal balances. In the case of each of those classes of series 2001-C3 certificates with principal balances, the class X strip rate will equal the excess, if any, of--

                          o a weighted average pool pass-through rate, over

                          o the pass-through rate for the particular class of
                            series 2001-C3 certificates with a principal balance.

                          As used in the preceding three paragraphs, the weighted average pool pass-through rate is equal to the weighted average of certain net interest rates on the pooled mortgage loans.

D. WEIGHTED AVERAGE LIFE
     AND PRINCIPAL
      WINDOW...........   The weighted average life of any class of offered
                          certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page
                          S-4 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                          o the related borrower timely makes all payments on
                            the mortgage loan,

                          o if the mortgage loan has an anticipated repayment
                            date, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                          o that mortgage loan will not otherwise be prepaid
                            prior to stated maturity.

                          The weighted average life and principal window shown in the table on page S-4 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.


E. RATINGS.............   The ratings shown in the table on page S-4 of this
                          prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch,
                          Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-4 of this prospectus supplement.

                          The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date, which will be

                          o the payment date in June 2020 in the case of the
                            class A-1 certificates,

                          o the payment date in December 2028 in the case of the
                            class A-2 certificates, and

                          o the payment date in June 2036 in the case of the
                            other classes of offered certificates with principal balances.

                          A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                          For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.


                               RELEVANT PARTIES

WHO WE ARE.............   Our name is Structured Asset Securities Corporation.
                          We are a special purpose Delaware corporation. Our address is 200 Vesey Street, New York, New York 10285, and our telephone number is (212) 526-7000. See
                          "Structured Asset Securities Corporation" in the accompanying prospectus.

INITIAL TRUSTEE........   LaSalle Bank National Association, a nationally
                          chartered bank, will act as the initial trustee on behalf of all the series 2001-C3 certificateholders.
                          See "Description of the Offered Certificates--The
                          Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee under each pooled mortgage loan, acting in that capacity through the master servicer and the special servicer in accordance with the pooling and servicing agreement.

INITIAL FISCAL AGENT...   ABN AMRO Bank N.V., a Netherlands banking
                          corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER
 SERVICER...............  First Union National Bank, a national banking association, will act as the initial master servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER...............  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS
 OF
  CERTIFICATEHOLDERS....  The holders of certificates representing a majority interest in a designated controlling class of the series 2001-C3 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" and "--Replacement of the Special Servicer by the Series 2001-C3 Controlling Class" in this prospectus supplement, to--

                          o replace the special servicer, and

                          o select a representative that may direct and advise
                            the special servicer on various servicing matters.

                          Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2001-C3 certificateholders will be the holders of a non-offered class of series 2001-C3 certificates.

CHRYSLER BUILDING
 COMPANION LOAN
  NOTEHOLDER............  As described under "Description of the Mortgage
                          Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan", one mortgage loan in the trust is secured by a mortgaged real property that also constitutes security for another loan that is not included in the trust but will be serviced and administered in accordance with the pooling and servicing agreement. In general, if the unpaid principal balance of the other mortgage loan that is outside the trust, reduced as described below in this paragraph, is equal to or greater than 50% of its original principal balance, then the holder of that other mortgage loan will have the right, subject to the conditions described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" in this prospectus supplement, to advise and direct the special servicer with respect to various servicing matters affecting that other mortgage loan that is outside the trust and the corresponding pooled mortgage loan that is in the trust. If any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to the mortgage loan pair referred to above in this paragraph, then for purposes of determining whether the unpaid principal balance of the outside-the-trust mortgage loan that is part of that mortgage loan pair is equal to or greater than 50% of its original principal balance, its unpaid principal balance will be reduced by the resulting appraisal reduction amount referred to in that section and explained in the glossary to this prospectus supplement.

UNDERWRITERS...........   Lehman Brothers Inc., UBS Warburg LLC and Bear,
                          Stearns & Co. Inc. are the underwriters of this offering. With respect to this offering--

                          o Lehman Brothers Inc. is acting as lead manager and
                            sole bookrunner,

                          o UBS Warburg LLC is acting as co-lead manager, and

                          o Bear, Stearns & Co. Inc. is acting as co-manager.

                          Lehman Brothers Inc. is our affiliate and an affiliate of one of the mortgage loan sellers. UBS Warburg LLC is an affiliate of the other mortgage loan seller. See "Method of Distribution" in this prospectus supplement.


                          RELEVANT DATES AND PERIODS

CUT-OFF DATE...........   The pooled mortgage loans will be considered part of
                          the trust as of a cut-off date of July 11, 2001. All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, July
                          11, 2001 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE.............   The date of initial issuance for the offered
                          certificates will be on or about July 30, 2001.

PAYMENT DATE...........   Payments on the offered certificates are scheduled
                          to occur monthly, commencing in August 2001. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE............   The record date for each monthly payment on an
                          offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD......   Amounts available for payment on the offered
                          certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                          o will relate to a particular payment date,

                          o will be approximately one month long,

                          o will begin immediately after the prior collection
                            period ends or, in the case of the first collection period, will begin on July 12, 2001, and

                          o will end on the 11th day of the same calendar month
                            as the related payment date or, if that 11th day is not a business day, the following business day.

INTEREST ACCRUAL
 PERIOD.................  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE...........  The rated final payment dates for the respective classes of the offered certificates are as follows:

                          o for the class A-1 certificates, the payment date
                            in June 2020;

                          o for the class A-2 certificates, the payment date
                            in December 2028; and

                          o for the class B, C and D certificates, the payment
                            date in June 2036.

                          As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                          o timely receipt by the holders of all interest to
                            which they are entitled on each payment date, and

                          o the ultimate receipt by the holders of all principal
                            to which they are entitled by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE...........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                          o the assumption that each borrower timely makes all
                            payments on its pooled mortgage loan;

                          o the assumption that each pooled mortgage loan with
                            an anticipated repayment date is paid in full on that date;

                          o the assumption that no borrower otherwise prepays
                            its pooled mortgage loan prior to stated maturity;
                            and

                          o the other modeling assumptions referred to under
                            "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                          Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                          MONTH AND YEAR OF
                                                            ASSUMED FINAL
                              CLASS                         PAYMENT DATE
                              -----                       -----------------
                              A-1 .....................     December 2010
                              A-2 .....................       June 2011
                              B .......................       July 2011
                              C .......................       July 2011
                              D .......................       July 2011


                    DESCRIPTION OF THE OFFERED CERTIFICATES


REGISTRATION AND
 DENOMINATIONS..........  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                          You will initially hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A. GENERAL.............   The trustee will make payments of interest and
                          principal to the respective classes of series 2001-C3 certificateholders entitled to those payments, sequentially as follows:


                             PAYMENT ORDER                          CLASS
                             ---------------                    --------------
                             1st ............................   A-1, A-2 and X
                             2nd ............................         B
                             3rd ............................         C
                             4th ............................         D
                             5th ............................         E
                             6th ............................         F
                             7th ............................         G
                             8th ............................         H
                             9th ............................         J
                             10th ...........................         K
                             11th ...........................         L
                             12th ...........................         M
                             13th ...........................         N
                             14th ...........................         P
                             15th ...........................         Q

                          Allocation of interest payments among the class A-1, A-2 and X certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments between the class A-1 and A-2 certificates is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their respective holders to payments of principal.


                          See "Description of the Offered Certificates--Payments --Priority of Payments" in this prospectus supplement.


B. PAYMENTS OF
   INTEREST.............  Each class of series 2001-C3 certificates, other than the class R-LR, R-I, R-II and R-III certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                          o the pass-through rate applicable for the particular
                            class for that interest accrual period,

                          o the total principal balance or notional amount, as
                            the case may be, of the particular class outstanding immediately prior to the related payment date, and

                          o the assumption that each year consists of twelve
                            30-day months.

                          The borrowers under the pooled mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments --Payments of Interest" in this prospectus supplement, the resulting shortfall, less the amount of the master servicing fee that would have been payable from that uncollected interest, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2001-C3 certificates, including the offered certificates, in reverse order of seniority to that shown in the table under "--Payments--General" above.


                          On each payment date, subject to available funds and the payment priorities described under "--Payments --General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                          See "Description of the Offered Certificates--Payments --Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF
 PRINCIPAL..............  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that--

                          o no payments of principal will be made to the holders
                            of any non-offered class of series 2001-C3 certificates until the total principal balance of the offered certificates, is reduced to zero,

                          o no payments of principal will be made to the holders
                            of the class B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates, is reduced to zero, and

                          o except as described in the following paragraph, no
                            payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                          Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1 and A-2 certificates remain outstanding. Under those circumstances, any payments of principal on the class A-1 and A-2 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                          The class X, R-LR, R-I, R-II and R-III certificates do not have principal balances and do not entitle their holders to payments of principal.

                          The total payments of principal to be made on the series 2001-C3 certificates on any payment date will be a function of--

                          o the amount of scheduled payments of principal due
                            or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent, and

                          o the amount of any prepayments and other unscheduled
                            collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                          See "Description of the Offered Certificates--Payments --Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.


D. PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES.. If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of Prepayment
                          Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                          o the holders of the class X certificates, and/or

                          o the holders of any of the class A-1, A-2, B, C, D,
                            E, F, and/or G certificates that are then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES
  ON THE UNDERLYING
  MORTGAGE LOANS AND
  DEFAULT-RELATED AND
  OTHER UNANTICIPATED
  EXPENSES............... Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2001-C3 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2001-C3 certificates on any payment date, the total principal balances of the following classes of series 2001-C3 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                             REDUCTION ORDER                           CLASS
                             ---------------                           -----
                             1st .................................       Q
                             2nd .................................       P
                             3rd .................................       N
                             4th .................................       M
                             5th .................................       L
                             6th .................................       K
                             7th .................................       J
                             8th .................................       H
                             9th .................................       G
                             10th ................................       F
                             11th ................................       E
                             12th ................................       D
                             13th ................................       C
                             14th ................................       B
                             15th ................................  A-1 and A-2

                          Any reduction to the total principal balances of the class A-1 and class A-2 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                          See "Description of the Offered Certificates-- Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT
 SERVICE PAYMENTS......   Except as described below in this "--Advances of
                          Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent monthly debt service payments, other than balloon payments, due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered
                          Certificates--Advances of Delinquent Monthly Debt
                          Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                          Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                          In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any pooled mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, in some cases involving pooled mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, conduct a valuation estimate of that property. If, based on that appraisal or other valuation, it is determined that--

                          o the principal balance of, and other delinquent
                            amounts due under, the mortgage loan, exceed

                          o an amount equal to--

                            1. 90% of the new estimated value of that real
                               property, minus

                            2. the amount of any obligations secured by liens
                               on the property, which liens are prior to the lien of the mortgage loan, plus

                            3. certain escrows and reserves and any letters of
                               credit constituting additional security for the mortgage loan,

                          then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2001-C3 certificates then outstanding.

                          See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.....  On each payment date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2001-C3 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                          Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                          See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


OPTIONAL TERMINATION...   Specified parties to the transaction may terminate
                          the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered
                          Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


GENERAL................   In this section, "--The Underlying Mortgage Loans
                          and the Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                          o "Description of the Mortgage Pool";

                          o "Risk Factors--Risks Related to the Underlying
                            Mortgage Loans";

                          o Annex A-1--Certain Characteristics of the
                            Underlying Mortgage Loans;

                          o Annex A-2--Certain Monetary Terms of the Underlying
                            Mortgage Loans; and  o Annex A-3--Certain
                            Information Regarding Reserves.

                          o Annex B--Certain Information Regarding Multifamily
                            Properties.

                          When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                          o All numerical information provided with respect to
                            the mortgage loans is provided on an approximate basis.

                          o All weighted average information provided with
                            respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

                          o If any of the mortgage loans is secured by multiple
                            real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

                          o When information with respect to mortgaged real
                            properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

                          o Statistical information regarding the mortgage loans
                            may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                          It has been confirmed to us by S&P and/or Fitch, that five of the mortgage loans that we intend to include in the trust, representing 35.0% of the initial mortgage pool balance, each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Four of those mortgage loans are described under "Description of the Mortgage Pool-- Significant Underlying Mortgage Loans" in this prospectus supplement.


SOURCE OF THE UNDERLYING
  MORTGAGE LOANS.......   We are not the originator of any of the mortgage
                          loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Except in two cases, representing 0.7% of the initial mortgage pool balance, each of those mortgage loans was originated by--

                          o the related mortgage loan seller from whom we
                            acquired the mortgage loan,

                          o an affiliate of the related mortgage loan seller,
                            or

                          o a correspondent in the related mortgage loan
                            seller's or its affiliate's conduit lending program.

                          References in the prior sentence to an affiliate of the related mortgage loan seller include an originator that became such an affiliate after the origination of the related mortgage loans. One of the mortgage loan sellers is an affiliate of us and of Lehman Brothers Inc. The other mortgage loan seller is an affiliate of UBS Warburg LLC.

PAYMENT AND
 OTHER TERMS............  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                          Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                          All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                          Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                          Subject, in some cases, to a next business day convention--

                          o six of the mortgage loans, representing 3.2% of the
                            initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

                          o two of the mortgage loans, representing 0.7% of the
                            initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

                          o one hundred twenty-seven of the mortgage loans,
                            representing 96.0% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                          One hundred eleven of the mortgage loans, representing 54.1% of the initial mortgage pool balance, provide for:

                          o amortization schedules that are longer than their
                            respective remaining terms to stated maturity; and

                          o a substantial balloon payment of principal on each
                            of their respective maturity dates.

                          Twenty-four of the mortgage loans, representing 45.9% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                          o The calculation of interest at a rate per annum in
                            excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                          o The application of excess cash flow from the
                            mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

DELINQUENCY STATUS.....   None of the mortgage loans that we intend to include
                          in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT PERIODS AND
 DEFEASANCE............   A prepayment lock-out period is currently in effect
                          for all of the mortgage loans to be included in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

                          One hundred thirty-three mortgage loans, representing 99.4% of the initial mortgage pool balance, provide for a period, following the initial prepayment lockout period, when voluntary prepayments are prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. Except with respect to two of the mortgage loans, representing 0.7% of the initial mortgage pool balance, defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                          Two mortgage loans, representing 0.6% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out period, when the loan is prepayable with a payment of additional consideration for prepayment, but does not provide for defeasance.

                          Set forth below is information regarding the remaining terms of the lock-out/ defeasance periods for the mortgage loans:

                          Maximum remaining lock-out/defeasance
                            period:                                  224 months
                          Minimum remaining lock-out/defeasance
                            period:                                   54 months
                          Weighted average remaining lock-out/
                            defeasance period:                       110 months

ADDITIONAL STATISTICAL INFORMATION


 A. GENERAL
 CHARACTERISTICS........ The mortgage pool will have the following general characteristics as of the cut-off date:

  Initial mortgage pool balance ........................   $1,382,342,368
  Number of mortgage loans .............................              135
  Number of mortgaged real properties ..................              159
  Maximum cut-off date principal balance ...............   $  180,000,000
  Minimum cut-off date principal balance ...............   $      499,665
  Average cut-off date principal balance ...............   $   10,239,573
  Maximum mortgage interest rate .......................           8.700%
  Minimum mortgage interest rate .......................           6.739%
  Weighted average mortgage interest rate ..............           7.413%
  Maximum original term to maturity or anticipated
    repayment date .....................................       264 months
  Minimum original term to maturity or anticipated
    repayment date .....................................        60 months
  Weighted average original term to maturity or
    anticipated repayment date .........................       115 months
  Maximum remaining term to maturity or anticipated
    repayment date .....................................       224 months
  Minimum remaining term to maturity or anticipated
    repayment date .....................................        56 months
  Weighted average remaining term to maturity or
    anticipated repayment date .........................       112 months
  Weighted average underwritten debt service coverage
    ratio ..............................................           1.51:1
  Weighted average cut-off date loan-to-appraised value
    ratio ..............................................            65.5%
  Weighted average balloon payment or anticipated
    repayment date loan-to-appraised value ratio .......            57.4%

                          The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                          The underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

                          The cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us.

 B. GEOGRAPHIC
 CONCENTRATION..........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                  % OF
                              NUMBER OF     INITIAL MORTGAGE
STATE                        PROPERTIES       POOL BALANCE
-----                        ----------     ----------------
  New York ..............        12               19.8%
  California ............        31               17.2%
  Texas .................        19               13.2%
  Massachusetts .........         8                9.4%
  Washington ............         6                7.7%
  Virginia ..............         5                6.8%

                          The remaining mortgaged real properties with respect to the mortgage pool, are located throughout other states. No more than 3.9% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

 C. PROPERTY TYPES.....   The table below shows the number of, and percentage
                          of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

                                                         % OF
                                     NUMBER OF     INITIAL MORTGAGE
PROPERTY TYPE                          LOANS         POOL BALANCE
-------------                        ---------     ----------------
  Retail ........................        56              42.4%
  Regional Malls ................         3              16.8%
  Other Anchored Retail .........        36              20.6%
  Unanchored Retail .............        17               5.0%
  Office ........................        25              34.8%
  Multifamily ...................        23              10.1%
  Hospitality ...................         6               3.6%
  Full Service ..................         1               1.4%
  Limited Service ...............         5               2.2%
  Industrial/Warehouse ..........         9               3.5%
  Self-Storage ..................         2               2.2%
  Mobile Home Parks .............         9               1.5%
  Office/Industrial .............         2               1.0%
  Other .........................         2               0.7%
  Mixed Use .....................         1               0.3%

 D. ENCUMBERED
    INTERESTS...........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

ENCUMBERED INTEREST                           % OF
IN THE MORTGAGED          NUMBER OF     INITIAL MORTGAGE
REAL PROPERTY               LOANS         POOL BALANCE
----------------------    ---------     ----------------
  Fee simple .........       131              85.8%
  Leasehold ..........         4              14.2%

                          It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

 E. SIGNIFICANT UNDERLYING
     MORTGAGE LOANS....   The mortgage pool will include four mortgage loans
                          with cut-off date principal balances that are greater than 5% of the initial mortgage pool balance.

CHRYSLER BUILDING
 MORTGAGE LOAN..........  Set forth below is loan and property information with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by the office property known as the Chrysler Building.

  Cut-off date principal balance ..................               $180,000,000
  Percentage of initial mortgage pool balance .....                      13.0%
  Current mortgage interest rate ..................           6.910% per annum
  Anticipated repayment date ......................              July 11, 2011
  Maturity date ...................................              July 11, 2031
  Prepayment lock-out expiration ..................                 April 2011
  Original amortization term ......................                   30 years
  Cut-off date loan-to-appraised value ratio ......                      43.4%
  Underwritten debt service coverage ratio ........                     2.14:1
  Lockbox .........................................                       Hard
  Sponsor .........................................   Tishman Speyer/Travelers
                                                     Real Estate Venture, L.P.
  Major tenants ...................................             Swidler Berlin
                                                         Shereff Friedman LLP,
                                                    Jenkens & Gilchrist Parker
                                                       Chapin LLP, U.N. Office
                                                         for Project Services,
                                                             Blank Rome Tenzer
                                                    Greenblatt LLP, Prudential
                                                                    Securities
  Property type ...................................                     Office
  Property size -- rentable square feet ...........      1,196,972 square feet
  Property location ...............................         New York, New York
  Appraised value .................................               $415,000,000

                          In reviewing the foregoing table, please note that:

                          o During the first two years of the loan term, the
                            Chrysler Building mortgage loan that will be in the trust provides for payments of interest only.

                          o A hard lockbox means that income from the mortgaged
                            real property is currently required to be deposited into an account controlled by the mortgagee. Those funds are then disbursed by the mortgagee in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, taxes and insurance premiums and to satisfy the borrower's obligation to make debt service payments.

                          S&P and Fitch have confirmed to us that the Chrysler Building mortgage loan that will be in the trust, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch.

                          The Chrysler Building property also secures a mortgage loan in the amount of $40,000,000 that will not be included in the trust. This other loan will be serviced and administered by the master servicer and the special servicer under the pooling and servicing agreement. As provided in a co-lender agreement and the related loan documents, no payments of principal may be made on this other loan until the principal balance of the Chrysler Building mortgage loan that is included in the trust is paid in full. As and to the extent described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" in this prospectus supplement, the Chrysler Building mortgage loan that is outside the trust is generally subordinate to the corresponding pooled mortgage loan. The holder of the Chrysler Building mortgage loan that is outside the trust would experience losses of interest and principal before the trust does in the event of a default and liquidation of the two Chrysler Building mortgage loans. Except for a right to advise and direct the special servicer, which we describe under "Servicing of the Underlying Mortgage Loans--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" in this prospectus supplement, the holder of the Chrysler Building mortgage loan that is outside the trust may not independently exercise remedies following a default. The holder of the Chrysler Building mortgage loan that is outside the trust may purchase the corresponding pooled mortgage loan out of the trust in some default scenarios.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" in this prospectus supplement.

CAPE COD MALL
 MORTGAGE LOAN..........  Set forth below is loan and property information with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by the regional mall known as the Cape Cod Mall.

  Cut-off date principal balance .....................      $ 99,694,017
  Percentage of initial mortgage pool balance ........              7.2%
  Mortgage interest rate .............................  6.797% per annum
  Maturity date ......................................    March 11, 2011
  Prepayment lock-out expiration .....................     December 2010
  Original amortization term .........................          30 years
  Cut-off date loan-to-appraised value ratio .........             62.3%
  Underwritten debt service coverage ratio ...........            1.68:1
  Lockbox ............................................              Hard
  Sponsors ...........................................  Simon Property Group,
                                                        New York State Teachers'
                                                        Retirement System,
                                                        Teachers Insurance and
                                                        Annuity Association of
                                                        America and
                                                        JP Morgan Investment
                                                        Management Inc.
  Anchor tenants .....................................  Sears, Macy's, Filene's,
                                                        Marshalls and Best Buy
  Property type ......................................  Regional mall
  Property size -- gross leaseable area ..............  727,606 square feet
  Property location ..................................  Hyannis, Massachusetts
  Appraised Value ....................................  $160,000,000


                          In reviewing the foregoing table, please note that:

                          o The stores and pads for Filene's and Macy's are
                            not part of the loan collateral.

                          o A hard lockbox means that income from the mortgaged
                            real property is deposited into an account controlled by the mortgagee. Those funds are then disbursed by the mortgagee in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, taxes and debt service payments.

                          S&P and Fitch have confirmed to us that the Cape Cod Mall mortgage loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch.

VISTA RIDGE MALL
 MORTGAGE LOAN..........  Set forth below is loan and property information with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by the regional mall known as the Vista Ridge Mall.

  Cut-off date principal balance ...................   $ 89,771,643
  Percentage of initial mortgage pool balance ......           6.5%
  Mortgage interest rate ...........................         6.870%
  Anticipated repayment date ....................... April 11, 2011
  Maturity date .................................... April 11, 2031
  Prepayment lock-out expiration ...................   January 2011
  Original amortization term .......................       30 years
  Cut-off date loan-to-appraised value ratio .......          62.3%
  Underwritten debt service coverage ratio .........         1.57:1
  Lockbox .......................................... Springing
  Sponsor .......................................... GGP/Homart, Inc.
  Anchor tenants ................................... Dillard's, Foley's,
                                                     Sears, JCPenney
  Property type .................................... Regional mall
  Property size -- gross leasable area ............. 1,052,839 square feet
  Property location ................................ Lewisville, Texas
                                                     (Dallas MSA)
  Appraised Value .................................. $144,000,000

                          In reviewing the foregoing table, please note that:

                          o The anchors' stores and pads are not part of the
                            loan collateral.

                          o A springing lockbox means that income from the
                            mortgaged real property will be deposited into accounts that will be established on the occurrence of specified triggering events and controlled by the mortgagee.

                          o GGP/Homart, Inc. has provided a limited guaranty of
                            principal and interest payments. The guaranty, which will initially be in the amount of $11,000,000, will be permanently reduced following the Vista Ridge mortgaged property's generating increased net operating income that equals or exceeds specified thresholds.

                          o GGP/Homart, Inc. is jointly owned by General Growth
                            Properties, Inc. and New York State Common
                            Retirement Fund. NYSCRF is ranked as the second largest pension fund in the United States by Pension & Investment.

                          S&P and Fitch have confirmed to us that the Vista Ridge Mall mortgage loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Vista Ridge Mortgage Loan" in this prospectus supplement.

WESTLAKE CENTER
 MORTGAGE LOAN..........  Set forth below is loan and property information with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as being secured by an office building with significant retail space known as the Westlake Center.

  Cut-off date principal balance ......................      $ 70,718,479
  Percentage of initial mortgage pool balance .........              5.1%
  Mortgage interest rate ..............................            7.890%
  Anticipated repayment date .......................... February 11, 2011
  Maturity date ....................................... February 11, 2031
  Prepayment lock-out expiration ......................     February 2011
  Original amortization term ..........................          30 years
  Cut-off date loan-to-appraised value ratio ..........             41.0%
  Underwritten debt service coverage ratio ............            1.75:1
  Lockbox ............................................. Springing
  Sponsor ............................................. The Rouse Company
  Major office tenants ................................ SAFECO Insurance Company
                                                        of America, Primus
                                                        Knowledge Solutions,
                                                        Inc., Bullivant Houser
                                                        Bailey PC, Ogden Murphy
                                                        Wallace
  Major retail tenants ................................ Galleries of
                                                        Neiman Marcus,
                                                        Brentano's Book Store,
                                                        Express, Talbots
  Property type ....................................... Office
  Property size--rentable square feet ................. 453,635 square feet
  Property location ................................... Seattle, Washington
  Appraised value ..................................... $172,500,000

                          In reviewing the foregoing table, please note that a springing lockbox means that income from the mortgaged real property will be deposited into accounts that will be established on the occurrence of specified triggering events and controlled by the mortgagee.

                          S&P and Fitch have confirmed to us that the Westlake Center mortgage loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westlake Center Mortgage Loan" in this prospectus supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS


FEDERAL INCOME
 TAX CONSEQUENCES.......  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits or REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                          o REMIC I, the lowest tier REMIC, will consist of,
                            among other things, the pooled mortgage loans or, in two cases, regular interests in two single loan REMICs, each of which holds one of the pooled mortgage loans. However, REMIC I will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date.

                          o REMIC II will hold the regular interests in REMIC I.

                          o REMIC III will hold the regular interests in
                            REMIC II.

                          Any assets of the trust not included in a REMIC will be held as part of a grantor trust for federal income tax purposes.

                          The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                          None of the offered certificates will be issued with original issue discount.

                          When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                          o the mortgage loans with anticipated repayment
                            dates will be paid in full on those dates,

                          o no mortgage loan in the trust will otherwise be
                            prepaid prior to maturity, and

                          o there will be no extension of maturity for any
                            mortgage loan in the trust.

                          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA..................   We anticipate that, subject to satisfaction of the
                          conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                          o Title I of the Employee Retirement Income Security
                            Act of 1974, as amended, or

                          o Section 4975 of the Internal Revenue Code of 1986,

                          will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                          If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.......   The class A-1, A-2 and B certificates will be
                          mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class C and D certificates will not be mortgage related securities within the meaning of SMMEA.

                          You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                          See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C and D Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1 and A-2 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2001-C3 certificates,

     o the order in which the principal balances of the respective classes of the series 2001-C3 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o the price you paid for your offered certificates, and

     o the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     o servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and

Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     A $40,000,000 Loan Not Included in the Trust Is Secured by the same Mortgaged Real Property as the Largest Mortgage Loan Included in the Trust and the Interests of the Holders of that Outside-the-Trust Loan May Conflict with Your Interests. One mortgage loan, representing 13.0% of the initial mortgage pool balance, is secured by a mortgaged real property that also constitutes security for a $40,000,000 mortgage loan that is not included in the trust. The holder of the mortgage loan that is outside the trust will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" in this prospectus supplement, to advise and direct the special servicer, subject to the requirements of the servicing standard described in this prospectus supplement, with respect to various servicing matters with respect to that outside-the-trust mortgage loan and the corresponding mortgage loan that is in the trust. The holder of this outside-the-trust mortgage loan may have interests that conflict with your interests. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" in this prospectus supplement.


RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o regional malls,

     o other anchored retail,

     o unanchored retail,

     o office,

     o multifamily,

     o industrial/warehouse,

     o hospitality,

     o self-storage,

     o mobile home parks,

     o office/industrial,

     o mixed-use, and

     o other.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 61 mortgaged real properties, securing 30.2% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 11 of those properties, securing 5.1% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail, Office and Multifamily Rental. Thirty-nine of the mortgaged real properties that are retail properties, securing 37.4% of the initial mortgage pool balance, are regional malls, other anchored retail properties or shadow anchored retail properties. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. Fifty-six of the mortgage loans that we intend to include in the trust, representing 42.4% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties predominantly used for retail purposes.

       Twenty-five of the mortgage loans that we intend to include in the trust, representing 34.8% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties predominantly used for office purposes. Some of those office properties are heavily dependent on a few major tenants, or on a sole tenant that leases, a substantial portion of or the entire property.

       Twenty-three of the mortgage loans that we intend to include in the trust, representing 10.1% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties predominantly used for multifamily rental purposes. Four of these mortgaged real properties, securing 3.4% of the initial mortgage pool balance, have a significant proportion of the tenants whose rents are subsidized by housing assistance payments under the Section 8 Housing Assistance Payments program of the United States Department of Housing and Urban Development.

       The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--New York, California, Texas, Massachusetts, Washington and Virginia. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent more than 3.9%, of the initial mortgage pool balance:

                                                  % OF
                               NUMBER OF     INITIAL MORTGAGE
  STATE                       PROPERTIES       POOL BALANCE
  -----                       ----------     ----------------
  New York ..............        12               19.8%
  California ............        31               17.2%
  Texas .................        19               13.2%
  Massachusetts .........         8                9.4%
  Washington ............         6                7.7%
  Virginia ..............         5                6.8%


       The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. One hundred eleven mortgage loans, representing 54.1% of the initial mortgage pool balance, are balloon loans. In addition, 24 mortgage loans, representing 45.9% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity and to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The four largest mortgage loans to be included in the trust represent 31.8% of the initial mortgage pool balance, and the ten largest mortgage loans to be included in the trust represent 47.5% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Loans. Four mortgage loans, representing 14.2% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure-- Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Twelve separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The three largest of these separate groups represent 4.0%, 2.6% and 2.2%, respectively, of the initial mortgage pool balance. The largest group includes the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Food 4 Less Center--Santa Ana, Food 4 Less Center--Buena Park, Food 4 Less Center--Norwalk, Food 4 Less Center--Inglewood, Food 4 Less Center--West Covina, Food 4 Less Center--Long Beach and Food 4 Less Center--Anaheim, respectively; the second largest group includes the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Loyal Plaza, River Valley Plaza, Meadowview Square and East Point Plaza, respectively; and the third largest group includes the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sacramento Corporate Center and Moreno Valley Corporate Center, respectively. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

       In addition, there may be tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial purposes.

       The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing pooled mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. Colo.com, which is a tenant at two mortgaged real properties securing 4.0% of the initial mortgage pool balance, is currently in bankruptcy. Colo.com represents approximately 33% and 9%, respectively, of the revenues at those mortgaged real properties. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Encumbered by Subordinate Debt and the Ownership Interests in Some Borrowers Have Been Pledged to Secure Debt. One mortgage loan in the trust, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" in this prospectus supplement and which represents 13.0% of the initial mortgage pool balance, is the senior loan of an A/B note structure and is secured by real property that secures another mortgage loan that will not be included in the trust, which other loan was originated at the same time as the related mortgage loan that will be included in the trust. In addition, one other mortgage loan, representing 0.1% of the initial mortgage pool balance, is secured by a mortgaged real property that is known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. Furthermore, a small ground leased portion of the mortgaged real property securing one mortgage loan, which represents 5.1% of the initial mortgage pool balance, may be encumbered with a mortgage by the related borrower in connection with the borrower's purchase of the fee interest in that portion of the related mortgaged real property from the ground lessor. Following the borrower's purchase, that former ground leased portion will continue to be part of the collateral for the mortgage loan. See "--Significant Underlying Mortgage Loans--The Westlake Center Mortgage Loan--The Ground Lease" in this prospectus supplement. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property:

       1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

       2. reduced cash flow could result in deferred maintenance at the particular real property;

       3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

       4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

       In the case of the one mortgage loan in the trust referred to above that is part of an A/B note structure, the subordinate lender has agreed to its mortgage loan being serviced under the pooling and servicing agreement as if it were a pooled mortgage loan. The lender of any other material subordinate debt on the mortgaged real properties known to us has agreed not to foreclose or take other legal action against the particular real property or the related borrower, for so long as the related mortgage loan is outstanding and the trust has not done so.

       Owners of some borrowers may incur indebtedness that is secured by their ownership interests in those borrowers. This type of financing effectively reduces the indirect equity interest of an owner in the underlying real property. With respect to one of the mortgage loans to be included in the trust, representing 13.0% of the initial mortgage pool balance, the owners of the related borrower were known to us to have incurred this type of indebtedness. Some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or are permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

       We have been unable to confirm the existence of any other debt of the respective borrowers under the mortgage loans that we are pooling.

       See "Description of the Mortgage Pool--Additional Loan and Property Information--Secondary and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, B, C or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own the class A-1 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 15 mortgage loans, representing 1.8% of the mortgage pool, conducted transaction screens, with respect to the mortgaged real properties underlying the pooled mortgage loans. With the exception of three loans, representing 1.6% of the mortgage pool, those environmental site assessments and transaction screens were conducted during the sixteen-month period prior to the cut-off date. To the extent that any environmental site assessment recommended a Phase II environmental site assessment, that site assessment was performed.

     In many cases, the environmental testing described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan or the implementation of a remediation program to address the issue. If the particular asbestos-containing materials or lead-based paint was in poor condition, it could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, serious problems, at nearby properties. In each such case, no remedial action was requested of the related borrower because a responsible party had been identified.

     In a few cases, the environmental site assessments identified significant problems at the related mortgaged real properties. In these cases, the related borrower was required to do one or more of the following:

     o to take remedial action if no third party was identified as being responsible for the remediation or no state-funded remediation program had commenced remediation;

     o to deposit a cash reserve in an amount generally equal to 125% of the estimated cost of the remediation or provide a guaranty of remediation costs from an entity with assets other than the related mortgaged real property;

     o to monitor the environmental condition and/or to carry out additional testing; and/or

     o to obtain an environmental insurance policy.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be financially able to, or actually will, address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for all potentially adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged real properties securing all but one mortgage loan, representing 0.2% of the initial mortgage pool balance, during the 22-month period preceding the cut-off date, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include 14 mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service.

     If a borrower under any cross-collateralized mortgage loan were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal to or be based on the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Eight mortgage loans that we intend to include in the trust are secured by mortgaged real properties located in two or more states. These mortgage loans represent 5.8% of the initial mortgage pool balance. Upon a default under these mortgage loans, it may not be possible to foreclose on the mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxes being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hotel or other hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2001-C3 certificates.

     Prior Bankruptcies. We are aware that, in the case of three mortgage loans that we intend to include in the trust, representing 2.3% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to prior bankruptcy proceedings. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 135 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,382,342,368. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $499,665 to $180,000,000 and the average of those cut-off date principal balances is $10,239,573.

     Except in two cases, representing 0.7% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller, by a correspondent in the related mortgage loan seller's or one of its affiliates, conduit lending program. However, some of the UBS Mortgage Loans were originated by a party that became an affiliate of the UBS Mortgage Loan Seller subsequent to the origination of the related mortgage loans.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Seller is an affiliate of UBS Warburg LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and/or Fitch that five of the mortgage loans that we intend to include in the trust, representing 35.0% of the initial mortgage pool balance, have, in the context of their inclusion in the trust, credit characteristics consistent with investment grade-rated obligations. Four of those mortgage loans are described under "--Significant Underlying Mortgage Loans" below.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

   o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

   o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

   o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

   o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

   o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
  LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include fourteen mortgage loans, representing 7.4% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal or be based upon the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Some of the mortgage loans referred to in the preceding paragraph of this "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" section, entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     The table below identifies each group of cross-collateralized mortgage loans, by property names, that represent at least 1.0% of the initial mortgage pool balance.


                                                           NUMBER OF STATES
                                                              WHERE THE        % OF INITIAL
                                                            PROPERTIES ARE       MORTGAGE
CROSS COLLATERALIZED GROUPS/PROPERTY NAMES                     LOCATED         POOL BALANCE
------------------------------------------                 ----------------    ------------
U-Haul A Portfolio, U-Haul B Portfolio ................           8                 2.2%
Fairfield Inn-Dallas, Fairfield Inn-Scottsdale, Houston
 Galleria Portfolio ...................................           2                 1.8%
Homewood Suites-Billerica, Homewood
 Suites--Bloomington ..................................           2                 1.4%
 ......................................................

     The following table identifies the four separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that are not cross-collateralized but represent at least 1.0% of the initial mortgage pool balance.

                                                                                                                % OF
                                                                                          NUMBER OF       INITIAL MORTGAGE
PROPERTY NAMES                                                                         MORTGAGE LOANS       POOL BALANCE
--------------                                                                         --------------     ----------------
Food 4 Less Center-Santa Ana, Buena Park, Norwalk, Inglewood, West Covina, Long
 Beach, Anaheim ...................................................................           7                  4.0%
Loyal Plaza, River Valley Plaza, Meadowview Square, East Point Plaza ..............           4                  2.6%
Sacramento Corporate Center, Moreno Valley Corporate Center .......................           2                  2.2%
Golden West & Gene Autrey Business Park, Park Orangewood ..........................           2                  1.6%

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

   Due Dates. Subject, in some cases, to a next business day convention--

   o Six of the mortgage loans that we intend to include in the trust, representing 3.2% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month,

   o Two of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the tenth day of each month, and

   o 127 of the mortgage loans that we intend to include in the trust, representing 96.0% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the eleventh day of each month.


     Except with respect to seven mortgage loans, representing 1.6% of the initial mortgage pool balance, each of the pooled mortgage loans provides for one or both of the following--

   o a grace period for the payment of each monthly payment that does not go beyond the eleventh day of the month or, if that eleventh day is not a business day, then beyond the next business day, and/or

   o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the eleventh day of the month or, if that eleventh day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity, except that as described below under "--ARD Loans", each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.739% per annum to 8.700% per annum, and the weighted average of those mortgage interest rates was 7.413% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

   o the actual number of days elapsed during each one-month accrual period in a year of 360 days; or

   o a 360-day year consisting of twelve 30-day months.

     The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                       % OF
                                 NUMBER OF       INITIAL MORTGAGE
INTEREST ACCRUAL BASIS        MORTGAGE LOANS       POOL BALANCE
--------------------------   ----------------   -----------------
Actual/360 Basis .........         132                 92.8%
30/360 Basis .............           3                  7.2%

     Balloon Loans. One hundred eleven of the mortgage loans that we intend to include in the trust, representing 54.1% of the initial mortgage pool balance, are characterized by--

   o an amortization schedule that is longer than the actual term of the mortgage loan, and

   o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-four of the mortgage loans that we intend to include in the trust, representing 45.9% of the initial mortgage pool balance, are characterized by the following features:

   o A maturity date that is at least 25 years following origination.

   o The designation of an anticipated repayment date that is generally seven to ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

   o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is either the related anticipated repayment date or a date falling within the six-month period prior to the anticipated repayment date.

   o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

   o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

   o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

   o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of substantially all of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.


                                      BALLOON LOANS     ARD LOANS     ALL MORTGAGE LOANS
                                     ---------------   -----------   -------------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................         264             121              264
Minimum ..........................          60             120               60
Weighted Average .................         110             120              115
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................         224             120              224
Minimum ..........................          56             113               56
Weighted Average .................         107             118              112
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................         360             360              360
Minimum ..........................         144             324              144
Weighted Average .................         349             359              354
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................         360             360              360
Minimum ..........................         143             322              143
Weighted Average .................         346             357              351

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. At origination, all the mortgage loans that we intend to include in the trust, provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

   o a defeasance period, during which voluntary principal prepayments are prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

   o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, and

   o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans", most of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. Except as described below under "--Defeasance Loans," none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-Out/Defeasance Periods. All of the mortgage loans that we intend to include in the trust provide for prepayment lock-out periods as of the cut-off date. With respect to those mortgage loans--

   o the maximum remaining prepayment lock-out/defeasance period as of that date is 224 months,

   o the minimum remaining prepayment lock-out/defeasance period as of that date is 54 months, and

   o the weighted average remaining prepayment lock-out/defeasance period as of that date is 110 months.

     Two of the mortgage loans, representing 0.6% of the initial mortgage pool balance, provide for a period, following their initial prepayment lock-out periods, when the loan is prepayable with a payment of additional consideration for prepayment, but do not provide for defeasance.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     Prepayment Consideration. Following their respective initial prepayment lock-out periods, two of the mortgage loans that we intend to include in the trust, representing 0.6% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal either an amount calculated based on a yield maintenance formula or the greater of--

   o an amount calculated based on a yield maintenance formula, and

   o a percentage of the amount prepaid.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Ninety-two of the mortgage loans that we intend to include in the trust, representing 77.5% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Most of the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Defeasance Loans. One hundred thirty-three of the mortgage loans that we intend to include in the trust, representing 99.4% of the initial mortgage pool balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

   o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date, and

   o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

For purposes of the foregoing, ARD Loans are treated as if they were balloon loans that mature on their respective anticipated repayment dates.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated to equal 115% to 125% of the allocated loan amount for the properties to be released.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     With two exceptions, none of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the certificates. The exceptions referred to in the preceding sentence are two mortgage loans, representing 0.7% of the initial mortgage pool balance, that may be defeased at any time on or after March 10, 2003. Each of those mortgage loans is the primary asset of a single loan REMIC. See "--Repurchase of Early Defeasance Mortgage Loans" below.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

   o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

   o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

   o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

     1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

     2. the reasonable acceptability of the transferee to the lender;

   o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

   o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

   o issuance by the borrower of new partnership or membership interests;

   o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

   o a transfer of non-controlling ownership interests in the related borrower;

   o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

   o other transfers similar in nature to the foregoing.


MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.


SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include four mortgage loans with cut-off date principal balances that are greater than 5% of the initial mortgage pool balance.

     The Chrysler Building Mortgage Loan.

     General. The Chrysler Building Mortgage Loan, which is the senior loan of an A/B note structure, has a cut-off date principal balance of $180,000,000, representing 13.0% of the initial mortgage pool balance. The Chrysler Building Mortgage Loan, which is the senior loan in the A/B note structure, and the Chrysler Building Companion Loan, which is the junior loan in the A/B note structure, are secured by a first priority mortgage lien on the leasehold interest of the related borrower in the Chrysler Building Mortgaged Property, a 77-story class A office building with a total of 1,196,972 square feet located in New York City, New York. See "--The Chrysler Building" below.

     The Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan are cross-defaulted. As of the cut-off date, the unpaid principal balance of the Chrysler Building Companion Loan was $40,000,000. The Chrysler Building Companion Loan is not part of the trust.

     S&P and Fitch have confirmed to us that the Chrysler Building Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch. S&P and Fitch have also confirmed to us that the Chrysler Building Companion Loan has credit characteristics consistent with that of an obligation rated investment grade.

     The Borrower and Sponsor. The borrower under the Chrysler Building Mortgage Loan is TST/TMW 405 Lexington, L.P., a special purpose limited partnership ultimately controlled by Tishman Speyer/Travelers Real Estate Venture, L.P., a private real estate limited partnership. Tishman Speyer is affiliated with Tishman Speyer Properties, L.P., which, together with its affiliates, is a leading owner/builder/manager of office properties. In addition to the Chrysler Building Mortgaged Property, which, together with the adjacent East Building, which is comprised of offices and street- and arcade-level retail stores, and the retail structure known as the Pyramids, forms the approximately 1.9 million square foot Chrysler Center, Tishman Speyer Properties owns and/or manages several other New York landmark or trophy buildings, including Rockefeller Center and office buildings at 666 Fifth Avenue and 1301 Avenue of the Americas. Tishman Speyer Properties has also developed or acquired approximately 36 million square feet of real estate, consisting primarily of high-profile office buildings in major urban markets in the United States and Europe in addition to mixed-use, retail, residential and entertainment centers. A 75% limited partnership interest in the borrower is held by ProVictor Property Fund VI, L.P., an affiliate of TMW Real Estate Group, LLC and ERGO Trust GmbH, an entity related to ERGO Verisicherungsgruppe AG. TMW, which was founded in 1982, is an investment management fund based in Atlanta, Georgia that manages German investment in U.S. properties. ERGO Verisicherungsgruppe AG is the second largest German insurance company.

     Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance. Each of the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan is an ARD Loan with an anticipated repayment date of July 11, 2011 and a stated maturity of July 11, 2031. Each of the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan will accrue interest on an Actual/360 Basis.

     Until the anticipated repayment date, the Chrysler Building Mortgage Loan will accrue interest at 6.910% per annum. From and after its anticipated repayment date, the Chrysler Building Mortgage Loan will accrue interest at a revised rate equal to the greater of (a) 10.910% per annum and (b) a specified treasury rate plus 4%.

     On the eleventh day of each month through and including June 11, 2003, the borrower is required to make monthly payments of interest only. Thereafter, on the eleventh day of each month starting with July 11, 2003, through and including the maturity date, the borrower will be required to make a constant monthly debt service payment, reflecting a 30-year amortization schedule, on both the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan equal to $1,450,392.11. Commencing with the first due date following the cut-off date, that debt service payment will be applied:

      o first, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of the Chrysler Building Mortgage Loan at its annual mortgage interest rate;

      o second, following the initial interest-only period, to pay principal on the Chrysler Building Mortgage Loan in accordance with the amortization schedule described below;

      o third, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of the Chrysler Building Companion Loan at an annual rate, after taking into account all its component rates, that will equal 6.910% per annum;

      o fourth, to pay principal on the Chrysler Building Mortgage Loan, until the principal balance of the Chrysler Building Mortgage Loan is reduced to zero; and

      o fifth, to pay principal on the Chrysler Building Companion Loan, until the principal balance of the Chrysler Building Companion Loan is reduced to zero.

     The amounts applied pursuant to clause second of the preceding paragraph will be applied to pay principal on the Chrysler Building Mortgage Loan in accordance with an amortization schedule that would have amortized the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan over a period of approximately 30 years from the end of the initial interest-only period based on an interest rate of 6.910% per annum.

     The borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     From and after its anticipated repayment date, the borrower must apply certain excess cash flow from the Chrysler Building Mortgaged Property toward additional amortization of the Chrysler Building Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Chrysler Building Mortgage Loan will be deferred until the total principal balance of the Chrysler Building Loan Pair is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     In the event of a partial prepayment of the Chrysler Building Mortgage Loan due to the receipt of insurance proceeds or a condemnation award as a result of a casualty or condemnation, the monthly debt service payment will be recast in order to fully amortize the remaining balance of the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan over their remaining amortization term.

     The borrower is prohibited from voluntarily prepaying the Chrysler Building Mortgage Loan or the Chrysler Building Companion Loan prior to April 11, 2011. From and after April 11, 2011, the borrower may prepay the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan, in whole or in part, without payment of any prepayment consideration. However, the borrower may not prepay the Chrysler Building Companion Loan while any portion of the unpaid principal balance of the Chrysler Building Mortgage Loan is outstanding.


     The borrower may defease the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan, together, in whole only, on any due date after July 2003 and prior to the anticipated repayment date, and by doing so obtain the release of the Chrysler Building Mortgaged Property. Such a defeasance will be effected by the borrower's pledging substitute collateral that consists of Government Securities that produce payments which replicate the payment obligations of the borrower under the Chrysler Building Loan Pair and are sufficient to pay-off the Chrysler Building Loan Pair in its entirety on its anticipated repayment date.

     The borrower's right to defease the Chrysler Building Loan Pair is subject to S&P and Fitch, each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2001-C3 certificates by that rating agency.

     Mezzanine Financing: The borrower's principals have pledged their ownership interests in the borrower, simultaneously with the closing of the Chrysler Building Mortgage Loan, to secure a loan in the principal amount of $30,000,000 from HypoVereinsbank, subject to the conditions specified in the loan documents and the terms of an intercreditor agreement.

     Servicing of the Chrysler Building Loan Pair. The master servicer and special servicer will service and administer both the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan pursuant to the pooling and servicing agreement for so long as the Chrysler Building Mortgage Loan is part of the trust. However, if the Chrysler Building Mortgage Loan is purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate servicing agreement. In the event that the Chrysler Building Mortgage Loan becomes specially serviced and, further, a scheduled payment on the Chrysler Building Mortgage Loan or the Chrysler Building Companion Loan is at least 60 days delinquent, the holder of the Chrysler Building Companion Loan will be entitled to purchase the Chrysler Building Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Chrysler Building Mortgage Loan, together with all unpaid interest on that loan at the related mortgage interest rate and any outstanding servicing expenses for which the borrower is responsible. No prepayment consideration will be payable in connection with such a purchase of the Chrysler Building Mortgage Loan. Further, if the principal amount of the Chrysler Building Companion Loan, less any existing related Appraisal Reduction Amount calculated in respect of the Chrysler Building Loan Pair, is at least equal to 50% of the original principal amount of that loan, the holder of the Chrysler Building Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or material modification of the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard. See "Servicing of the Underlying Mortgage Loans--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" in this prospectus supplement.

     The Chrysler Building. The Chrysler Building is a 77-story class A trophy office building with a total of 1,196,972 rentable square feet located in New York, New York. The building is centrally located in midtown Manhattan on Lexington Avenue and 42nd Street, directly across from Grand Central Station. The Chrysler Building was constructed in 1929 and is a U.S. national historic landmark building and one of New York City's most recognizable structures. Since acquiring the building in 1998, the borrower has invested approximately $65.5 million in a renovation program that provided updated building services including safety, mechanical and electrical features, tenant improvements, and preserving and enhancing the Chrysler Building's art deco design. Amenities at the Chrysler Building include camera security, 24-hour security personnel, arcade and ground level retail stores and restaurants, bank facilities, below-grade concourses and walkways that connect to Grand Central Station. Adjoining the Chrysler Building are the newly developed retail structure known as the Pyramids on 42nd Street and the East Building at 666 Third Avenue, neither of which are part of the loan collateral, but which together with the Chrysler Building comprise the overall 1,939,539 square foot Chrysler Center complex. Major tenants at the Chrysler Building Mortgaged Property include the law firms Swidler Berlin Shereff Friedman LLP, Jenkens & Gilchrist Parker Chapin LLP and Blank Rome Tenzer Greenblatt LLP, the U.N. Office for Project Services and Prudential Securities. As of March 1, 2001, the overall occupancy for the Chrysler Building was 98.7%.

  The tables below provide the indicated information regarding tenants and leases at the Chrysler Building.


                 FIVE LARGEST TENANTS AT THE CHRYSLER BUILDING

TENANT                                              SQUARE FEET     AS % OF TOTAL SQUARE FEET     LEASE EXPIRATION
------                                             -------------   ---------------------------   -----------------
Swidler Berlin Shereff Friedman LLP ............      122,322                  10.2%                  1/31/2016
Jenkens & Gilchrist Parker Chapin LLP ..........      103,731                   8.7%                  6/30/2015
U.N. Office for Project Services ...............       79,615                   6.7%                 12/31/2014
Blank Rome Tenzer Greenblatt LLP ...............       74,446                   6.2%                  5/31/2009
Prudential Securities ..........................       51,083                   4.3%                  6/30/2015
                                                      -------                  ----
TOTAL ..........................................      431,197                  36.1%

     The following should be noted with respect to the table above--

   o The information provided is based on the March 1, 200l rent roll.

   o The total rentable area percentage presented may not reflect the exact sum of the information in the related column due to rounding.

              LEASE EXPIRATION SCHEDULE FOR THE CHRYSLER BUILDING

YEAR                                  EXPIRING SQUARE FEET     AS % OF TOTAL SQUARE FEET     CUMULATIVE %
----                                 ----------------------   ---------------------------   -------------
2001 .............................             12,656                      1.1%                   1.1%
2002 .............................             88,044                      7.4%                   8.4%
2003 .............................             18,089                      1.5%                   9.9%
2004 .............................             64,992                      5.4%                  15.4%
2005 .............................             58,822                      4.9%                  20.3%
2006 .............................             35,487                      3.0%                  23.2%
2007 .............................             14,925                      1.2%                  24.5%
2008 .............................              4,519                      0.4%                  24.9%
2009 .............................            178,749                     14.9%                  39.8%
2010 .............................            148,670                     12.4%                  52.2%
2011 and beyond ..................            556,950                     46.5%                  98.7%
Vacant ...........................             15,069                      1.3%                 100.0%
                                            ---------                    -----
TOTAL ............................          1,196,972                    100.0%

5 year average rollover ..........             48,521                      4.1%
7 year average rollover ..........             41,859                      3.5%

   The following should be noted with respect to the table above--

   o The information is based on the March 1, 2001 rent roll.

   o The total square feet percentage presented may not reflect the exact sum of the information in the related columns due to rounding.

   o The average rollover information shown at the bottom of the table excludes vacant space.

     Property Management. The Chrysler Building Mortgaged Property is managed by Tishman Speyer Properties, L.P., an affiliate of the borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in February 2001 by a third-party appraiser, the appraised value of the Chrysler Building Mortgaged Property is $415,000,000. Based on that appraised value, the Chrysler Building Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 43.4%, and the combined Cut-off Date Loan-to-Value Ratio for the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan is 53.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Chrysler Building Mortgaged Property was calculated to be $31,285,898. Based on that U/W Net Cash Flow, the Chrysler Building Mortgage Loan has an

Underwritten Debt Service Coverage Ratio of 2.14:1, and the combined Underwritten Debt Service Coverage Ratio for the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan is 1.80:1.

     Reserves and Escrows. The borrower is required to make monthly escrow payments for the payment of insurance and replacement reserves with respect to the Chrysler Building Mortgaged Property. The borrower is also required to make escrow payments for business improvement district taxes. Pursuant to the terms of the loan documents, the borrower will be required to make monthly real estate tax escrow payments upon the removal of the tax exemption described under "--Ground Lease" below. Additionally, Tishman Speyer/Travelers delivered a completion guaranty with respect to certain capital improvements at the Chrysler Building Mortgaged Property. Further, Tishman Speyer/Travelers and ERGO Versicherungsgruppe AG, jointly and severally, guaranteed certain unfunded leasing obligations under certain leases.

     Lockbox. The borrower has established a lockbox account into which all rents, income and revenues received by or on behalf of the borrower in respect of the Chrysler Building Mortgaged Property are deposited. All funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. On each due date, amounts on deposit in the cash management account are to be applied in respect of the Chrysler Building Loan Pair and the Chrysler Building Mortgaged Property in the manner specified in the related loan documents, with amounts representing monthly debt service payments applied in the order of priority described under "--Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance" above.

     Ground Lease. The related mortgage encumbers the borrower's interest as ground lessee under a long term ground lease, which expires on December 31, 2147. The base ground rent payment is currently $5,500,000 per year. The borrower is also responsible for the payment of certain additional rent payments, including, without limitation, tax equivalency payments. The Chrysler Building Mortgaged Property receives the benefit of a tax exemption because the fee owner is a non-profit organization. The ground lease provides that to the extent the premises are exempt from the payment of real estate taxes, the ground lessee is to pay an amount, in the form of tax equivalency payments, to the ground lessor equal to the real estate taxes which would have been payable but for the exemption. Upon the removal of the tax payment exemption, which will occur following a sale of the fee interest by the current ground lessor or for any other reason which causes the property not to be entitled to the exemption under New York law, the ground lessee will be responsible for the payment of real estate taxes directly to the taxing authority. Pursuant to the terms of the ground lease, the ground lessee is entitled to a rent credit equal to $83,333.33 per month through June 30, 2003 due to the reduction in the assessed valuation of the Chrysler Building Mortgaged Property for certain tax years and the resulting overpayment to the ground lessor of the tax equivalency payments during the overpayment period. Certain space tenants, which occupied space during the overpayment period may be entitled to share in the monthly rent credit pursuant to the terms of their respective leases.

The Cape Cod Mall Mortgage Loan.

     General. The Cape Cod Mall Mortgage Loan has a cut-off date principal balance of $99,694,017, representing 7.2% of the initial mortgage pool balance. The Cape Cod Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple and ground leasehold interests of the borrower in three anchor spaces and the in-line mall space of the Cape Cod Mall. The Cape Cod Mall is a regional mall located in Hyannis, Massachusetts containing 472,598 square feet of anchor/major tenant space and 255,008 square feet of in-line mall space for an aggregate of 727,606 net rentable square feet.

     S&P and Fitch have confirmed to us that the Cape Cod Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade of each of S&P and Fitch.

     The Borrower and Sponsor. The borrower under the Cape Cod Mall Mortgage Loan is Mayflower Cape Cod LLC, a special purpose Delaware limited liability company. The sole member of the borrower is Mayflower Realty LLC. The managing member of Mayflower Realty LLC is SPG Mayflower, LLC. The managing member of SPG Mayflower, LLC is Simon Property Group, L.P. Other members of Mayflower Realty LLC are entities which are owned by the New York State Teachers' Retirement System, the Teachers Insurance and Annuity Association of America and JP Morgan Investment Management Inc. Simon Property Group, Inc., together with Simon Property Group, L.P., its affiliated management company, owns or manages approximately 190 million square feet of gross leasable area in retail and mixed-use projects, and attracts over two billion shopping visitors annually to its properties. Simon Property Group, Inc. is a publicly traded real estate company listed on the New York Stock Exchange under the symbol SPG. As of May 31, 2001, Simon Property Group, Inc. owned or had an interest in approximately 250 properties.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Cape Cod Mall Mortgage Loan has a 10-year term with a stated maturity of March 11, 2011. The Cape Cod Mall Mortgage Loan will bear interest on an Actual/360 Basis. Until its maturity date, the Cape Cod Mall Mortgage Loan will accrue interest at a rate of 6.797% per annum.

     On the eleventh day of each month, continuing through and including February 2011, the borrower will be required to make a constant monthly debt service payment on the Cape Cod Mall Mortgage Loan equal to $651,725.37, and on the stated maturity date, the borrower will be required to make a balloon payment of $86,748,343.

     The borrower is also required to make reserve and escrow payments as described under "--Reserves, Escrows and Letters of Credit" below.

     The borrower is prohibited from voluntarily prepaying the Cape Cod Mall Mortgage Loan until the due date that is three months prior to the maturity date, from which date and on any other due date following, the borrower may prepay the Cape Cod Mall Mortgage Loan in whole without payment of any prepayment consideration.

     The borrower may defease the Cape Cod Mall Mortgage Loan in whole on any due date after the due date in July 2003 and by doing so, obtain the release of the Cape Cod Mall Mortgaged Property. A defeasance will be effected by the borrower's pledging Government Securities as substitute collateral that produce payments which replicate the payment obligations of the borrower under the Cape Cod Mall Mortgage Loan and pay off the Cape Cod Mall Mortgage Loan in its entirety on its maturity date.

     The borrower's right to defease the Cape Cod Mall Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2001-C3 certificates by that rating agency.

     The Cape Cod Mall. The Cape Cod Mall is a 727,606 square foot enclosed, regional mall located in Hyannis, Massachusetts. The Cape Cod Mall opened in 1971, was expanded in 1978, and renovated in 1986. In 2000, the borrower completed a renovation and expansion project totaling approximately $55 million. The mall's five anchors are Sears, Macy's, Filene's, Marshall's and Best Buy, which occupy 395,100 square feet of space or 54.3% of the total gross leasable area. The stores and pads for Filene's and Macy's are not part of the collateral for the Cape Cod Mall Mortgage Loan. In-line mall space totals 255,008 square feet of space or 35.0% of the total gross leasable area. Major tenants include Barnes & Noble and Hoyt's Cinema, together comprising 77,498 square feet of space or 10.7% of the gross leasable area. Barnes & Noble is expected to open in the fall of 2001. In-line mall sales for 2000 were reported to be approximately $484 per square foot, based on comparable sales under 10,000 square feet, and in-line tenant occupancy costs as a percentage of sales, based on an analysis of base rent and reimbursement information provided by the borrower's property manager, were 12.3% as of December 31, 2000. As of February 28, 2001, based on square footage leased, in-line occupancy is 97.8% and overall mall occupancy, including the Barnes & Noble space expected to open in fall 2001 and The Gap expansion spaces, is 99.3%.

     The table below provides the indicated information regarding tenants and leases at the Cape Cod Mall.


              GROSS LEASABLE AREA (GLA) OVERVIEW OF CAPE COD MALL

              STORE                   SQUARE FEET       AS % OF GLA     LEASE EXPIRATION
              -----                   -----------       -----------     ----------------
  ANCHORS
  Sears ........................        135,187            18.6%             11/2019
  Macy's .......................        118,789            16.3%               NAP
  Filene's .....................         80,931            11.1%               NAP
  Marshalls ....................         30,728             4.2%             1/2015
  Best Buy .....................         29,465             4.1%             1/2015
                                        -------           -----              -------
  TOTAL ANCHOR SPACE ...........        395,100            54.3%
  MAJOR TENANTS
   Hoyt's Cinema ...............         48,299             6.6%             12/2019
   Barnes & Noble ..............         29,199             4.0%             10/2011
                                        -------           -----
  TOTAL MAJOR TENANT SPACE......         77,498            10.7%
  TOTAL IN-LINE MALL SPACE .....        255,008            35.0%
                                        -------           -----
  TOTAL GLA ....................        727,606           100.0%

     The following should be noted with respect to the immediately foregoing table--

   o The information provided is based on the February 28, 2001 rent roll, including The Gap expansion spaces and Barnes & Noble construction.

   o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o NAP means not applicable regarding anchor lease expiration as the applicable anchors own their improvements and pads.


               FIVE LARGEST IN-LINE TENANTS AT THE CAPE COD MALL

         TENANT             SQUARE FEET     LEASE EXPIRATION DATE
         ------             -----------     ---------------------
  Record Town ..........       11,962                1/2011
  Gap Body .............       10,969                1/2009
  Express ..............       10,054                1/2003
  CVS ..................        8,972                1/2008
  Lane Bryant ..........        8,775                1/2003
                               ------
  TOTAL ................       50,732


     The information provided in the table above is based on the February 28, 2001 rent roll, including The Gap expansion space.


       LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE CAPE COD MALL

                                     EXPIRING IN-LINE        AS % OF TOTAL        CUMULATIVE IN-LINE
YEAR                                    SQUARE FEET       IN-LINE SQUARE FEET       SQUARE FEET %
----                                 ----------------     -------------------     ------------------
2001 ............................           2,749                  1.1%                   1.1%
2002 ............................          16,197                  6.4%                   7.4%
2003 ............................          26,238                 10.3%                  17.7%
2004 ............................           3,980                  1.6                   19.3%
2005 ............................          11,040                  4.3%                  23.6%
2006 ............................           7,385                  2.9%                  26.5%
2007 ............................               0                  0.0%                  26.5%
2008 ............................          10,322                  4.0%                  30.6%
2009 ............................          61,500                 24.1%                  54.7%
2010 ............................          50,354                 19.7%                  74.4%
2011 and beyond .................          59,658                 23.4%                  97.8%
Vacant ..........................           5,585                  2.2%                 100.0%
                                          -------                -----                  -----
TOTAL ...........................         255,008                100.0%

5 year average rollover .........          12,041                  4.7%
7 year average rollover .........           9,656                  3.8%

   The following should be noted with respect to the table above--

   o The information is based on the February 28, 2001 rent roll including The Gap expansion spaces.

   o The total in-line square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table excludes vacant space.

     Property Management. The Cape Cod Mall is managed by Simon Property Group, L.P., an affiliate of the borrower.

     Environmental Summary. In or about 1991, perchloroethylene contamination was identified in ground water beneath the Cape Cod Mall Mortgaged Property, resulting from discharges of dry cleaning solvents from a dry cleaner located at an adjoining property southwest of the Cape Cod Mall Mortgaged Property. The adjoining property owner and/or the dry cleaner performed remediation at the adjoining property and received acknowledgement from the Massachusetts Department of Environmental Protection that no further action was required at the adjoining property. A September 2000 third party environmental report concerning the Cape Cod Mall Mortgaged Property recommended natural attenuation and monitoring as the preferred method of remediation. In connection with the origination of the Cape Cod Mall Mortgage Loan, the borrower and the mortgagee entered into a general environmental indemnity agreement, and Simon Property Group, L.P., an affiliate of the borrower, entered into an indemnity agreement with the mortgagee, under which it agreed to indemnify the mortgagee for any costs imposed upon the mortgagee associated with the ground water contamination until such time that the Massachusetts Department of Environmental Protection acknowledges that no further action is required at the Cape Cod Mall Mortgaged Property.

     Cut-off Date Loan-to-Value Ratio. Based upon an appraisal conducted in March 2001 by a third-party appraiser, the appraised value of the Cape Cod Mall Property is $160,000,000. Based upon that appraised value, the Cape Cod Mall Mortgage Loan has a Cut-off Date Loan-to-Value-Ratio of 62.3%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Cape Cod Mall Mortgaged Property was calculated to be $13,105,519. Based on that U/W Net Cash Flow, the Cape Cod Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.68:1.

     Reserves, Escrows and Letters of Credit. The borrower under the Cape Cod Mall Mortgage Loan is required to make monthly payments for (i) taxes, (ii) rents and all charges under each ground lease and (iii) the purchase price to exercise the option to purchase under the ground lease with Unifam, Inc. In lieu of reserves for monthly payments for repairs, replacements and the payment of tenant improvements and/or leasing commissions, these payments have been guaranteed by Mayflower Realty LLC, the sole member of the borrower.

     With respect to three recently executed leases with Gap/Gap Body, Gap Kids/Baby Gap and the Bombay Company, the borrower will be required to deliver one or more letters of credit up to an aggregate amount equal to $3,040,000, if, by February 28, 2002, these tenants have not commenced making lease payments and opened for business. Mayflower Realty LLC executed a payment and guaranty agreement to pay the above mentioned sum in the event the borrower fails to deliver such letters of credit.

     With respect to the recently executed lease with Barnes & Noble, the borrower posted a letter of credit in the amount of $6,940,000, which amount equals 125% of the loan proceeds attributable to the annual income from the Barnes & Noble lease. Barnes & Noble is scheduled to commence making lease payments and take occupancy in the fall of 2001. If, as of February 28, 2002 and again, as of February 28, 2003, the letter of credit has not been released because the conditions described below have not yet been satisfied, the borrower is required to extend the letter of credit and increase the amount of such letter of credit. If the borrower fails to deliver any of the additional letters of credit with respect to the Barnes & Noble lease, the mortgagee may draw on the letter of credit and hold the cash as additional collateral.

     Any of the above-described letters of credit may be released to the borrower upon the satisfaction of certain conditions, including the receipt by the mortgagee of acceptable tenant estoppel certificates stating that certain conditions have been satisfied; provided, however, to the extent such tenant estoppel has not been provided to the mortgagee by February 28, 2002 with respect to The Gap leases or the Bombay Company lease, or by such date to which the related letter of credit may have been extended, with respect to the Barnes and Noble lease, or in any event at any time upon the occurrence of an event of default under the Cape Cod Mall Mortgage Loan, the mortgagee may draw on the related letter of credit and hold the cash as additional collateral. On the first date on which defeasance is permitted, the mortgagee may use the proceeds of such letter of credit to purchase government securities to secure a portion of the Cape Cod Mall Mortgage Loan.

     Lockbox. All rents are deposited in a lockbox account and the funds are swept to an account designated and controlled by the mortgagee.

     Ground Leases. In addition to the mortgage on the borrower's fee interest, the Cape Cod Mall Mortgage Loan is also secured by the borrower's separate fee and/or leasehold interests in approximately 20 acres of the Cape Cod Mall Mortgaged Property. With respect to the Spalt lease and the Meadow Pond lease, the title company insured the fee mortgage as a valid first priority lien on the fee estate of the ground lessors under such leases.

                      GROUND LEASES AT THE CAPE COD MALL

      GROUND LESSOR         APPROXIMATE ACRES     LEASE EXPIRATION       INTEREST
      -------------         -----------------     ----------------       --------
  Meadow Pond ..........           7                 12/31/2073        Fee/Leasehold
  Spalt ................           9                 12/31/2067        Fee/Leasehold
  Doherty ..............           3                  2/1/2029           Leasehold
  Unifam ...............           1                  3/30/2009          Leasehold

     The Meadow Pond Lease: The ground lessor under the Meadow Pond lease executed a fee mortgage in favor of mortgagee pursuant to provisions under the lease.

     The Spalt Lease: The ground lessee executed the fee mortgage on behalf of the ground lessor, as attorney-in-fact, pursuant to the ground lease.

     The Doherty Lease: The Doherty lease, which covers part of the parking lot, expires on February 1, 2029. The borrower has an option to purchase the ground lessor's fee interest in the property at a mutually agreeable price, provided that if such price cannot be agreed to, the borrower has the option of extending the lease for another 25 years.

     The Unifam Lease: The Unifam lease, which covers part of the parking lot, expires prior to the Cape Cod Mall Mortgage Loan maturity date. However, the borrower has an option to purchase the ground lessor's fee interest in the property, exercisable 30 days prior to the expiration date of the ground lease, and has agreed to make monthly deposits in escrow until the purchase option is exercised on or about March 2009.

     The Vista Ridge Mall Mortgage Loan.

     General. The Vista Ridge Mall Mortgage Loan has a cut-off date principal balance of $89,771,643, representing 6.5% of the initial mortgage pool balance. The Vista Ridge Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the borrower in the in-line mall space and 12-screen cinema of the Vista Ridge Mall. The Vista Ridge Mall is a 1,052,839 square foot regional mall located in Lewisville, Texas, within the Dallas metropolitan statistical area. See "--Vista Ridge Mall" below.

     S&P and Fitch have confirmed to us that the Vista Ridge Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by each of S&P and Fitch.

     The Borrower and Sponsor. The borrower under the Vista Ridge Mall Mortgage Loan is Vista Ridge Joint Venture, L.P., a special purpose Delaware limited partnership. The borrower is ultimately controlled by GGP/Homart, Inc., a private company in turn owned equally by both General Growth Properties, Inc. and the New York State Common Retirement Fund. General Growth Properties, Inc., headquartered in Chicago, Illinois, is an owner, developer and manager of regional shopping centers located throughout the United States. General Growth Properties owns interests in and/or manages approximately 147 shopping centers in 39 states with approximately 127 million square feet of retail space. General Growth Properties is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol GGP. According to Pension & Investment, a weekly international money market publication, the New York State Common Retirement Fund was the second largest pension fund in the United States as of January 2001, based on assets held.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Vista Ridge Mall Mortgage Loan is an ARD Loan with an anticipated repayment date of April 11, 2011 and a stated maturity of April 11, 2031. The Vista Ridge Mall Mortgage Loan will accrue interest on a 30/360 Basis. Until its anticipated repayment date, the Vista Ridge Mall Mortgage Loan will accrue interest at an annual rate of 6.870% per annum. From and after its anticipated repayment date, the Vista Ridge Mall Mortgage Loan will accrue interest at a revised rate equal to the greater of (a) 11.870% per annum and (b) a specified treasury rate plus 5%.

     On the eleventh day of each month through and including the anticipated repayment date, the borrower is required to make a constant monthly debt service payment on the Vista Ridge Mall Mortgage Loan equal to $590,935, to be applied to interest and principal. The borrower is also required to make the reserve and escrow payments described under "-- Reserves and Escrows" below.

     From and after its anticipated repayment date, the borrower must apply certain excess cash flow from the Vista Ridge Mall Mortgaged Property toward additional amortization of the Vista Ridge Mall Mortgage Loan. The payment of any

Post-ARD Additional Interest accrued on the Vista Ridge Mall Mortgage Loan will be deferred until the principal balance of the Vista Ridge Mall Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The borrower is prohibited from voluntarily prepaying the Vista Ridge Mall Mortgage Loan, in whole or in part, prior to January 11, 2011. From January 11, 2011, the borrower may prepay the Vista Ridge Mall Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The borrower may defease the Vista Ridge Mall Mortgage Loan, in whole only, on any due date after July 2003 and prior to the anticipated repayment date, and by doing so obtain the release of the Vista Ridge Mall Mortgaged Property. A defeasance will be effected by the borrower's pledging substitute collateral that consists of Government Securities that produce payments which replicate the payment obligations of the borrower under the Vista Ridge Mall Mortgage Loan and that are sufficient to pay off the Vista Ridge Mall Mortgage Loan in its entirety on its anticipated repayment date.

     The borrower's right to defease the Vista Ridge Mall Mortgage Loan Pair is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2001-C3 certificates by that rating agency.

     Guaranty. GGP/Homart, Inc. has provided a limited a guaranty of principal and interest payments under the Vista Ridge Mall Mortgage Loan. The amount of the guaranty will initially be $11,000,000 but will be permanently reduced upon the Vista Ridge Mall Mortgaged Property generating increased net operating income as follows: to $6,000,000 upon the net operating income equaling or exceeding $11,800,000 but being less than $12,100,000; and to zero upon the net operating income equaling or exceeding $12,100,000. For the purposes of the guaranty, net operating income will be determined quarterly, but no earlier than September 30, 2001. That net operating income will be based on the prior trailing six months annualized, in the case of some components of operating income, and on the prior trailing 12 months in the case of the other components of operating income.

     Vista Ridge Mall. Vista Ridge Mall is a 1,052,839 square foot enclosed regional mall located in Lewisville, Texas, within the Dallas metropolitan statistical area. Vista Ridge Mall was built in 1989. It was renovated and expanded in 1991 with the addition of Foley's as the fourth anchor and approximately 105,000 square feet of new in-line mall space. The mall's four anchors are Dillard's, Foley's, Sears and JCPenney, which occupy 673,062 square feet of space or 63.9% of the total gross leasable area. The Vista Ridge Mall's anchors own their respective pads and improvements and are therefore not part of the loan collateral. The in-line mall space totals 340,395 square feet or 32.3% of the total gross leasable area and there is also a 39,382 square foot, 12-screen Cinemark movie theater located within the mall. Major in-line tenants include Limited, Luby's, Bath & Body Works, The Gap, Eddie Bauer and Ann Taylor Loft, among other nationally recognized names. In-line mall sales for the year ended December 2000 were reported to be $368 per square foot and in-line tenant occupancy costs as a percentage of sales, based on information provided by the borrower with respect to the Vista Ridge Mall, were 11.56% as of December 2000. As of June 28, 2001, based on square footage leased, in-line occupancy at Vista Ridge Mall was 93.8% and overall mall occupancy was 98.0%.

  The tables below provide the indicated information regarding tenants and leases at Vista Ridge Mall.


            GROSS LEASABLE AREA (GLA) OVERVIEW OF VISTA RIDGE MALL

               STORE                  SQUARE FEET     AS % OF GLA     ANCHOR LEASE EXPIRATION
               -----                  -----------     -----------     -----------------------
ANCHORS
 Dillard's .......................       200,000          19.0%                 NAP
 Foley's .........................       178,322          16.9%                 NAP
 Sears ...........................       150,000          14.2%                 NAP
 JCPenney ........................       144,740          13.7%                 NAP
                                       ---------         -----
TOTAL ANCHOR SPACE ...............       673,062          63.9%
TOTAL IN-LINE MALL SPACE .........       340,395          32.3%
CINEMARK MOVIE THEATER ...........        39,382           3.7%
                                       ---------         -----
TOTAL GLA ........................     1,052,839         100.0%

   The following should be noted with respect to the table above--

   o The information provided is based on the June 28, 2001 rent roll.

   o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o NAP means not applicable with regards to anchor lease expiration as the anchors own their respective improvements and pads.


               FIVE LARGEST IN-LINE TENANTS AT VISTA RIDGE MALL

TENANT                          SQUARE FEET     LEASE EXPIRATION DATE
------                          -----------     ---------------------
Limited ....................       14,265             1/31/2006
Luby's .....................       10,646            12/31/2010
Bath & Body Works ..........        9,710             1/31/2008
Limited Express ............        8,395             1/31/2002
The Gap ....................        7,555             8/31/2006
                                   ------
TOTAL ......................       50,571

     The information provided in the table above is based on the June 28, 2001 rent roll.

       LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT VISTA RIDGE MALL

                                     EXPIRING IN-LINE     AS % OF TOTAL IN-LINE     CUMULATIVE IN-LINE
YEAR                                    SQUARE FEET            SQUARE FEET            SQUARE FEET %
----                                 ----------------     ---------------------     ------------------
2001 ............................          22,941                   6.7%                    6.7%
2002 ............................          40,897                  12.0%                   18.8%
2003 ............................          25,841                   7.6%                   26.3%
2004 ............................          27,411                   8.1%                   34.4%
2005 ............................           9,681                   2.8%                   37.2%
2006 ............................          53,357                  15.7%                   52.9%
2007 ............................           7,421                   2.2%                   55.1%
2008 ............................          40,468                  11.9%                   67.0%
2009 ............................          40,352                  11.9%                   78.8%
2010 ............................          28,572                   8.4%                   87.2%
2011 and beyond .................          22,467                   6.6%                   93.8%
Vacant ..........................          20,987                   6.2%                  100.0%
                                           ------                 -----
TOTAL ...........................         340,395                 100.0%

5 year average rollover .........          25,354                   7.4%
7 year average rollover .........          26,793                   7.9%

   The following should be noted with respect to the table above--

   o The information is based on the June 28, 2001 rent roll.

   o The total in-line square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table excludes vacant space.

     Property Management. The Vista Ridge Mall Mortgaged Property is managed by General Growth Management, Inc., an affiliate of the borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in March 2001 by a third-party appraiser, the appraised value of the Vista Ridge Mall Mortgaged Property is $144,000,000. Based on that appraised value, the Vista Ridge Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 62.3%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Vista Ridge Mall Mortgaged Property was calculated to be $11,148,223. Based on that U/W Net Cash Flow, the Vista Ridge Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.57:1.

     Reserves and Escrows. The borrower is required to make monthly escrow payments for the payment of taxes and, if the borrower does not have blanket insurance policies of the kind described in the following sentence, insurance premiums with respect to the Vista Ridge Mall Mortgaged Property. If the borrower provides satisfactory evidence to the mortgagee that the insurance policies required to be maintained under the Vista Ridge Mall Mortgage Loan are maintained under blanket insurance policies in respect of which premiums have been fully paid for a year in advance or for the remaining period of coverage, if less than a year, the borrower will not be required to make monthly deposits for the payment of insurance premiums.

   Lockbox. Upon the occurrence of the earliest of:

   o an event of default under the Vista Ridge Mall Loan,

   o a decline in the debt service coverage ratio for the Vista Ridge Mall Loan to less than 1.25:1 for a twelve-month period, and

   o the anticipated repayment date,

the borrower will be required to cause all rents from the Vista Ridge Mall Mortgaged Property to be deposited into a segregated lockbox account. Upon the occurrence and during the continuance of a lockbox-triggering event, the mortgagee will have sole control over the lockbox account. Provided the anticipated repayment date has not occurred, a lockbox-triggering event will cease following the cure of the event of default that caused it or, in the case a lockbox-triggering event caused by a decline in the debt service coverage ratio, the achievement of a debt service coverage ratio for the Vista Ridge Mall Mortgage Loan of at least 1.25:1 for a 12-month period.

     The Westlake Center Mortgage Loan.

     General. The Westlake Center Mortgage Loan has a cut-off date principal balance of $70,718,479, representing 5.1% of the initial mortgage pool balance. The Westlake Center Mortgage Loan is secured by a first priority mortgage lien on the separate fee simple and leasehold interests of the related borrower in the Westlake Center, a 25-story office development with 110,893 square feet of retail space and a 265-space parking garage in Seattle, Washington. The Westlake Center, has a total of 453,635 rentable square feet. See "--Westlake Center" below. The borrower's fee interest covers all of the Westlake Center Mortgaged Property, except for a small portion of the parcel which is subject to a ground lease. See "--Ground Lease" below.

     S&P and Fitch have confirmed to us that the Westlake Center Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by S&P and Fitch.

     The Borrower and Sponsor. The borrower under the Westlake Center Mortgage Loan is Westlake Center Associates Limited Partnership, a Washington limited partnership that is ultimately controlled by The Rouse Company, one of the country's largest publicly held real estate development and management companies. Rouse, headquartered in Columbia, Maryland, was founded in 1939 and became a publicly traded company in 1956 and its shares are listed on the New York Stock Exchange under the symbol RSE. Rouse owns and/or operates approximately 250 properties, including retail, office, industrial and mixed-use developments in 22 states. Rouse's owned and/or operated retail assets include approximately 45 regional retail centers and 14 community centers with more than 41 million square feet. Rouse also owns and/or operates five mixed-used projects with approximately 2.7 million square feet as well as 10 million square feet of office/industrial space.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Westlake Center Mortgage Loan is an ARD Loan with an anticipated repayment date of February 11, 2011 and a stated maturity of February 11, 2031. The Westlake Center Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, the Westlake Center Mortgage Loan will accrue interest at a fixed rate of 7.890% per annum. From and after its anticipated repayment date, the Westlake Center Mortgage Loan will accrue interest at a revised rate equal to the greater of (a) 12.890% per annum and (b) a specified treasury rate plus 5%.

     On the eleventh day of each month through and including December 2030, the borrower will be required to make a constant monthly debt service payment on the Westlake Center Mortgage Loan, based on a 30-year amortization schedule, equal to $515,539, to be applied to interest and principal. The borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     From and after its anticipated repayment date, the borrower must apply certain excess cash flow from the Westlake Center Mortgaged Property toward additional amortization of the Westlake Center Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Westlake Center Mortgage Loan will be deferred until the principal balance of the Westlake Center Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The borrower is prohibited from voluntarily prepaying the Westlake Center Mortgage Loan, in whole or in part, until the anticipated repayment date. From and after the anticipated repayment date, the borrower may prepay the Westlake Center Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The borrower may defease the Westlake Center Mortgage Loan, in whole only, on any due date after July 2003 and prior to the anticipated repayment date, and by doing so obtain the release of the Westlake Center Mortgaged Property. A defeasance will be effected by the borrower's pledging substitute collateral that consists of Government Securities that produce payments which replicate the payment obligations of the borrower under the Westlake Center Mortgage Loan and that are sufficient to pay off the Westlake Center Mortgage Loan in its entirety on its anticipated repayment date.

     The borrower's right to defease the Westlake Center Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2001-C3 certificates by that rating agency.

     Westlake Center. Westlake Center is a 25-story office development with a total of 453,635 rentable square feet comprised of 342,742 square feet of class A office space, 110,893 square feet of high-end retail space including 3,547 square feet of storage space, and a 265-space parking garage. Located in Seattle, Washington, Westlake Center was developed between 1987 and 1989 in the downtown Seattle central business district. Based on square footage leased in the office and retail components, the Westlake Center's weighted average occupancy was 96.8% as of March 31, 2001.

     Westlake Center's office space includes a diverse roster of professional services companies, including insurance, financial, legal and software firms. These tenants include--

   o SAFECO Insurance Company of America, a subsidiary of SAFECO Corporation, a publicly traded national insurance and financial services provider whose long term senior unsecured debt is rated Baa1 by Moody's and BBB+ by S&P,

   o F.B. Beattie & Company, a subsidiary of SAFECO Insurance Company of
     America.

   o Primus Knowledge Solutions, Inc., a publicly traded company that is a provider of electronic software management, and

   o Bullivant Houser Bailey PC, a regional law firm.

As of March 31, 2001, based on square footage leased, office occupancy for Westlake Center was 97.2%.

     Westlake Center's retail space consists of over 60 shops and eateries surrounding a four-level atrium with a glass ceiling, featuring many upscale and nationally recognized retailers including The Galleries of Neiman Marcus, Brentano's Book Store, Express, Talbots and Casual Choice. Comparable tenant sales at Westlake Center's retail component were reported to be $467 per square foot for the twelve months ending February 2001, and occupancy costs for tenants as a percentage of sales, based on information provided by the borrower with respect to the Westlake retail component, were 16.6% as of February 2001. As of March 31, 2001, based on square footage leased, retail occupancy was 95.4%.

     The tables below provide the indicated information regarding tenants and leases at Westlake Center.


                FIVE LARGEST OFFICE TENANTS AT WESTLAKE CENTER

TENANT                                   SQUARE FEET     % OF OFFICE SQUARE FEET             LEASE EXPIRATION
------                                   -----------     -----------------------             ----------------
SAFECO Insurance Company of
 America ............................      107,937                 31.5%               5/31/2002; 12/31/2003; 1/31/2004
Primus Knowledge Solutions, Inc......       51,035                 14.9%                         10/31/2005
Bullivant Houser Bailey PC ..........       36,763                 10.7%                    2/28/2002; 4/30/2002
Ogden Murphy Wallace ................       31,441                  9.2%                         12/31/2002
Coffman Engineers ...................       19,569                  5.7%                         11/30/2004
                                           -------                 ----
TOTAL ...............................      246,745                 72.0%

   The following should be noted with respect to the immediately foregoing table--

   o The information provided is based on the March 31, 2001 rent roll.

   o The total office square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The square footage presented for SAFECO includes 32,850 square feet leased to its subsidiary, F.B. Beattie & Company.

   o The space leased to SAFECO is comprised of --

     1. 78,994 square feet, including F.B. Beattie's 32,850 square feet, as to which the lease expires May 31, 2002,

     2. 16,642 square feet, as to which the lease expires December 31, 2003, and

     3. 12,301 square feet as to which the lease expires January 31, 2004.

   o Portions of the space leased to SAFECO have one or two three- to five-year renewal options and the space leased to its F.B. Beattie subsidiary has two three- to five-year renewal options.

   o The space leased by Bullivant Houser Bailey PC includes 5,802 square feet which expires April 30, 2002.

         LEASE EXPIRATION SCHEDULE FOR OFFICE TENANTS AT WESTLAKE CENTER

YEAR                                  EXPIRING SQUARE FEET     AS % OF OFFICE SQUARE FEET     CUMULATIVE %
----                                  --------------------     --------------------------     ------------
2001 .............................            11,960                        3.5%                   3.5%
2002 .............................           190,097                       55.5%                  59.0%
2003 .............................            30,058                        8.8%                  67.7%
2004 .............................            48,300                       14.1%                  81.8%
2005 .............................            51,035                       14.9%                  96.7%
2006 .............................                 0                        0.0%                  96.7%
2007 .............................                 0                        0.0%                  96.7%
2008 .............................             1,801                        0.5%                  97.2%
2009 .............................                 0                        0.0%                  97.2%
2010 .............................                 0                        0.0%                  97.2%
2011 and beyond ..................                 0                        0.0%                  97.2%
Vacant ...........................             9,491                        2.8%                 100.0%
                                             -------                      -----
TOTAL ............................           342,742                      100.0%
5 year average rollover ..........            66,290                       19.3%
7 year average rollover ..........            47,350                       13.8%

   The following should be noted with respect to the immediately foregoing table--

   o The information provided is based on the March 31, 2001 rent roll.

   o The average rollover information shown at the bottom of the table excludes vacant space.

   o The total office square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.


                FIVE LARGEST RETAIL TENANTS AT WESTLAKE CENTER

TENANT                                   SQUARE FEET     % OF RETAIL SQUARE FEET     LEASE EXPIRATION
------                                   -----------     -----------------------     ----------------
Galleries of Neiman Marcus ..........       11,980                 10.8%                 2/28/2009
Brentano's Book Store ...............        8,019                  7.2%                 1/31/2004
Express .............................        7,173                  6.5%                 1/31/2006
Talbots .............................        6,239                  5.6%                 1/31/2011
Casual Choice .......................        4,512                  4.1%                10/31/2010
                                            ------                 ----
TOTAL ...............................       37,923                 34.2%

   The following should be noted with respect to the immediately foregoing table--

   o The information provided is based on the March 31, 2001 rent roll.

   o The total retail square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.

       LEASE EXPIRATION SCHEDULE FOR RETAIL TENANTS AT THE WESTLAKE CENTER

YEAR                                  EXPIRING SQUARE FEET     AS % OF RETAIL SQUARE FEET     CUMULATIVE %
----                                  --------------------     --------------------------     ------------
2001 .............................            7,035                         6.3%                   6.3%
2002 .............................            9,187                         8.3%                  14.6%
2003 .............................            5,745                         5.2%                  19.8%
2004 .............................            14.033                       12.7%                  32.5%
2005 .............................            2,282                         2.1%                  34.5%
2006 .............................           14,054                        12.7%                  47.2%
2007 .............................            1,772                         1.6%                  48.8%
2008 .............................            1,558                         1.4%                  50.2%
2009 .............................           21,305                        19.2%                  69.4%
2010 .............................           13,979                        12.6%                  82.0%
2011 and beyond ..................           14,799                        13.3%                  95.4%
Vacant ...........................            5,144                         4.6%                 100.0%
                                            -------                       -----
TOTAL ............................          110,893                       100.0%

5 year average rollover ..........            7,656                         6.9%
7 year average rollover ..........            7,730                         7.0%

   The following should be noted with respect to the immediately foregoing table--

   o The information provided is based on the March 31, 2001 rent roll.

   o The total retail square feet percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The average rollover information shown at the bottom of the table excludes vacant space.

     Property Management. Westlake Center is managed by Koehler, McFadyen & Company. The property manager has a nominal limited partnership interest in the borrower, but is not an affiliate of the borrower or controlled by the borrower's direct or indirect controlling owners.

     Cut-off Date Loan-to-Value Ratio: Based on an appraisal conducted in November 2000 by a third-party appraiser, the appraised value of the Westlake Center Mortgaged Property is $172,500,000. Based upon that appraised value, the Westlake Center Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 41.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the Westlake Center Mortgaged Property was calculated to be $10,829,128. Based on that U/W Net Cash Flow, the Westlake Center Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.75:1.

     Reserves and Escrows. The borrower is required to make monthly escrow payments for the payment of taxes and insurance with respect to the Westlake Center Mortgaged Property.

     Lockbox. Upon the occurrence of the earliest of--

     o an event of default under the Westlake Center Mortgage Loan,

     o a decline in the debt service coverage ratio for the Westlake Center Mortgage Loan to less than 1.25:1 for a twelve-month period, and

     o the anticipated repayment date,

the borrower will be required to cause all rents from the Westlake Center Mortgaged Property to be deposited into a segregated lockbox account. Upon the occurrence and during the continuance of a lockbox-triggering event, the mortgagee will have sole control over the lockbox account. Provided the anticipated repayment date has not occurred, a lockbox triggering event will cease following the cure of the event of default that caused it or, in the case of a lockbox-triggering event caused by a decline in the debt service coverage ratio, the achievement of a debt service coverage ratio for the Westlake Center Mortgage Loan of at least 1.25:1 for a 12-month period.

     Ground Lease. An approximate 7,680 square foot portion of the 66,132 square foot parcel of the Westlake Center Mortgaged Property is subject to a ground lease that expires December 31, 2042. The ground rent payment for the year 2000 was $228,696 and increases each year by an amount equal to the lesser of 8% or the annual increase in the U.S. consumer price index. The borrower, as tenant, is responsible for the payment of taxes and utilities, maintenance of insurance and maintenance of the premises. The borrower is obligated to purchase the fee interest from the ground lessor on a date that is to be within 60 days following June 2008 or at an earlier date, which is to be within three years following receipt of a request from the ground lessor that the borrower purchase the fee interest. The purchase price will be either $1,500,000 or an amount equal to 10 times the ground rent paid in the calendar year prior to the year the purchase is being made, whichever is greater. The ground lease documents require that the purchase price be paid by a 10% down payment, with the balance due in 15 years or within three years following receipt of a request from the ground lessor that the balance of the purchase price be paid in full. The tenant's obligation to pay the purchase price for the fee interest may be required to be secured by a mortgage of the former ground-leased property for the benefit of the ground lessor. Following the borrower's acquisition of the ground leased parcel, that parcel will continue to be part of the collateral for the Westlake Center Mortgage Loan. The borrower's monetary obligation to purchase the fee interest is guaranteed by The Rouse Company. Pursuant to the guaranty, in the event the long term unsecured debt ratings of The Rouse Company are reduced to below BBB- by S&P or below Baa3 by Moody's, The Rouse Company has agreed to deliver cash or a letter of credit in an amount equal to the ground lease purchase price, as determined at that time, plus 8% of that purchase price, compounded annually, for the period commencing with the date it is determined that The Rouse Company's credit ratings have been reduced below the levels described above and ending with calendar year 2007.

     Seismic Assessment. The Westlake Center Mortgaged Property has a seismic risk assessment with a probable maximum loss of 16.0% of the amount of the estimated replacement cost of the improvements. The Westlake Center Mortgaged Property has the benefit of an earthquake insurance policy.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

   o Sixty one of the mortgaged real properties, securing 30.2% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

   o Eleven of the mortgaged real properties, securing 5.1% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

   o A number of companies are major tenants at more than one of the mortgaged real properties.

   o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

   o Three of the mortgaged real properties, securing 0.8% of the initial mortgage pool balance, are multifamily rental properties that have material tenant concentrations of students or military personnel.

   o Four of the mortgaged real properties, securing 3.4% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Payments program.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans and managers of the mortgaged real properties and their respective affiliates arising out of the ordinary business of those borrowers, managers and affiliates.

     Ground Leases. Four of the mortgage loans that we intend to include in the trust, representing 14.2% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. In each case, the related ground lessor has agreed to give the holder of the subject mortgage loan notice of, and the right to cure, any default or breach by the lessee. In each case, except as described below, the related ground lease, taking into account all exercised extension options, expires more than 10 years after the stated maturity of the related mortgage loan. In the case of the one-acre portion of the Cape Cod Mall Mortgaged Property leased from Unifam Inc., as more fully described under "--Significant Underlying Mortgage Loans--The Cape Cod Mall Mortgage Loan--Ground Leases" above, the related ground lease expires prior to the stated maturity of the related mortgage loan. The borrower, however, has an option to purchase the ground lessor's fee interest prior to the expiration of the related ground lease.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Secondary and Other Financing. As discussed under "--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan" above, the Chrysler Building Mortgaged Property also secures the Chrysler Building Companion Loan in addition to the Chrysler Building Mortgage Loan. In addition, there is one other mortgaged real property, securing 0.1% of the initial mortgage pool balance, that is encumbered by secured subordinate debt that is not included in the trust.

     A small ground leased portion of the mortgaged real property securing one of the pooled mortgage loans, which represents 5.1% of the initial mortgage pool balance, may be encumbered with a mortgage by the related borrower in connection with the borrower's purchase of the fee interest in that portion of the related mortgaged real property from the ground lessor. Following the borrower's purchase, that former ground leased portion will continue to be part of the collateral for the mortgage loan. See "Significant Underlying Mortgage Loans--The Westlake Center Mortgage Loan--The Ground Lease" in this prospectus supplement.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Except as disclosed under this "--Secondary and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred, or may in the future incur, mezzanine debt. Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt in the event of a major casualty, the related originator--

   o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

   o determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related mortgage loan in full;

   o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related mortgage loan; and/or

   o required law and ordinance insurance.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage--

   o hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

     1. the outstanding principal balance of the mortgage loan, and

     2. the full insurable replacement cost of the improvements located on the insured property;

   o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

     1. the outstanding principal balance of the related mortgage loan,

     2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

     3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     4. the full replacement cost of the improvements located on the mortgaged real property.

   o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount not less than $1,000,000 per occurrence; and

   o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least twelve months.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged property has obtained earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2001-C3 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title

XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 15 mortgage loans, representing 1.8% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. With the exception of three mortgage loans representing 1.6% of the initial mortgage pool balance, those environmental site assessments and transaction screens were conducted within the 16-month period prior to the cut-off date.

     Each of the environmental site assessments, updates or transaction screens referred to in the prior paragraph was conducted in connection with the origination of the related pooled mortgage loan and complied with the standards of the American Society for Testing and Materials in effect at that time. The environmental assessments performed at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In other cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation or no state-funded remediation program had commenced, or was to commence, remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures or provide a guaranty of remediation from an entity with assets other than the related mortgaged real property; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4. to obtain environmental insurance.

     Two mortgaged real properties, securing 0.3% and 0.2%, respectively, of the initial mortgage pool balance, are located near superfund sites. In each of these cases, no remedial action was requested of the related borrowers because a responsible party had been identified.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified or a state-funded remediation had commenced or was to commence. There can be no assurance, however, that any such party will be financially able to, or actually will, address the subject condition.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. Such testing generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental testing referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental testing referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the pooled mortgage loans.

     Environmental Insurance. As indicated above, certain mortgaged real properties securing the pooled mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations described below:

     1. If during the term of the policy and prior to enforcing the related mortgage, there is an event of default under the subject mortgage loan and a pollution condition on, in or under, or emanating from the insured property, the insurer will indemnify the trust for the outstanding balance on the date of default, including principal and interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to ten percent of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     Each of the secured creditor impaired property policies described above requires that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, those policies do not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred.

     The premium for each of the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the mortgaged real properties with respect to all of the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of the mortgaged real properties securing the mortgage loans that we intend to include in the trust. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.


     Lehman Mortgage Loan                             UBS Mortgage Loan
            Seller                                         Seller



77 mortgage loans $783,792,856                  58 mortgage loans $598,549,512



                                Structured Asset
                             Securities Corporation




                                                   135 mortgage loans
                                                   $1,382,342,368



                               LB-UBS Commercial
                                 Mortgage Trust
                                    2001-C3



     In connection with the foregoing transfers, we will be required to deliver to the trustee the following documents, among others, with respect to each Lehman Mortgage Loan, and the UBS Mortgage Loan Seller will be required to deliver to the trustee the following documents, among others, with respect to each UBS Mortgage Loan:

   o either--

     1. the original promissory note evidencing that mortgage loan, or

     2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

   o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

   o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

   o either--

     1. an executed assignment of the mortgage instrument in favor of the trustee, or

     2. a certified copy of that assignment as sent for recording;

   o either--

     1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, or

     2. a certified copy of that assignment as sent for recording; and

   o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series 2001-C3 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

   o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

   o that omission or defect materially and adversely affects the interests of the series 2001-C3 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

   o the date on which the offered certificates are initially issued, and

   o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.


REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

   o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

   o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

   o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan.

   o The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

   o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) above, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

   o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances.

   o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

   o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and enforceable assignment of that mortgage instrument to the trustee, subject to the exceptions and limitations on enforceability in the third preceding bullet.

   o All taxes and governmental assessments that prior to the cut-off date became due and owing in respect of, and materially affect, any related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

   o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of each related mortgaged real property that materially affects its value, and each related mortgaged real property was free of material damage.

   o To the actual knowledge of the representing party, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

   o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

   o To the knowledge of the representing party, the related borrower is not a debtor in, and the related mortgaged real property is not subject to, any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the pooling and servicing agreement--

   o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

   o that breach materially and adversely affects the interests of the series 2001-C3 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.


CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

   o to remedy that material breach or material document defect, as the case may be, in all material respects, or

   o to repurchase the affected mortgage loan at a price generally equal to the sum of--

     1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

     2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3. all unreimbursed servicing advances relating to that mortgage loan, plus

     4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

     5. all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

   o determining the materiality of the subject breach or document defect, and

   o the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2001-C3 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

REPURCHASE OF EARLY DEFEASANCE MORTGAGE LOANS

     The UBS Mortgage Loan Seller has agreed that if the related borrower with respect to either of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid-Ramona and Long's Drugs-San Pablo, respectively, elects to defease its mortgage loan before the second anniversary of the initial issuance of the offered certificates, the UBS Mortgage Loan Seller will repurchase that mortgage loan at par plus accrued interest.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The servicing and administration of the mortgage loans in the trust and any mortgaged real properties that become REO Properties as a result of foreclosure or other similar action, will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any REO Properties in the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, in each case when appropriate, the Chrysler Building Companion Loan, directly or through sub-servicers, in accordance with--

   o any and all applicable laws,

   o the express terms of the pooling and servicing agreement,

   o the express terms of the pooled mortgage loans and the Chrysler Building Companion Loan, and

   o to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

   o all mortgage loans as to which no Servicing Transfer Event has occurred, and

   o all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. The occurrence of a Servicing Transfer Event with respect to either of the Chrysler Building Mortgage Loan or the Chrysler Building Companion Loan will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in the Chrysler Building Loan Pair.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as the Chrysler Building Mortgage Loan is included in the trust, the Chrysler Building Companion Loan will be serviced and administered under the pooling and servicing agreement as if it was a pooled mortgage loan. If the Chrysler Building Companion Loan becomes specially serviced, then the Chrysler Building Mortgage Loan will also become a specially serviced mortgage loan.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. First Union National Bank, a national banking association, will act as master servicer with respect to the mortgage pool. First Union is a wholly owned subsidiary of First Union Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075.

     As of June 30, 2001, First Union and its affiliates were responsible for servicing approximately 6,377 commercial and multifamily loans, totaling approximately $41.7 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. First Union will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2001-C3 certificates, the pooled mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning First Union has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. The principal executive offices of Lennar are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000.

     LNR Property Corporation, its subsidiaries and affiliates, are involved in the real estate investment and management business and engage principally in--

   o acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties,

   o acquiring, often in partnership with financial institutions or real estate funds, and managing portfolios of mortgage loans and other real estate related assets,

   o investing in unrated and non-investment grade-rated commercial mortgage-backed securities in respect of which Lennar has the right to be special servicer, and

   o making high yielding real estate related loans and equity investments.

     Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of March 2001, Lennar and its affiliates were managing a portfolio, which included over 12,800 assets in most states with an original face value of over $59 billion, most of which are commercial real estate assets. Included in this managed portfolio are $55 billion of commercial real estate assets representing 73 securitization transactions, for which Lennar is the master servicer or special servicer. Lennar and its affiliates own, and are in the business of acquiring, assets similar in type to the mortgage loans in the trust.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust and the Chrysler Building Companion Loan, including--

   o each specially serviced mortgage loan, if any;

   o each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

   o each mortgage loan, if any, that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at the related master servicing fee rate,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.10% per annum to 0.13% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.10% as of the cut-off date.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will be authorized to invest or direct the investment of funds held in its custodial account and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust, in the 12-month period preceding the collection of the subject late payment charges and Default Interest, and were not paid from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

   o the total amount of those Prepayment Interest Shortfalls, and

   o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

     1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

     2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.05% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2001-C3 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated, sequentially in reverse order of seniority, among the respective interest-bearing classes of the series 2001-C3 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Chrysler Building Companion Loan will be--

   o the special servicing fee,

   o the workout fee, and

   o the liquidation fee.

     The Special Servicing Fee. A special servicing fee will be earned with respect to--

   o each specially serviced mortgage loan, if any, and

   o each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     In the case of each pooled mortgage loan referred to in the prior paragraph, the special servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at a special servicing fee rate of 0.25% per annum,

   o accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time, and

   o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

   o interest, other than Default Interest and Post-ARD Additional Interest,

   o principal, and

   o prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan,

     The workout fee with respect to any worked-out mortgage loan in the trust will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans in the trust that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-C3 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

   o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any certificateholder(s) of the series 2001-C3 controlling class, as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below;

   o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2001-C3 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

   o the purchase of the Chrysler Building Mortgage Loan by the Chrysler Building Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan--The Co-Lender Agreement" in this prospectus supplement; or

   o the purchase by the UBS Mortgage Loan Seller of either of the two mortgage loans that may be defeased before the second anniversary of the initial issuance of the offered certificates as described under "Description of the Mortgage Pool--Repurchase of the Early Defeasance Loans" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-C3 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans during any collection period will be allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest, and were not paid from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

   o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

   o if the failure continues for three more business days, to make the servicing advance.

The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general collections on the pooled mortgage loans and any related REO Properties on deposit in the master servicer's custodial account from time to time, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. If the payment of any such servicing expense is not expected to be recoverable from collections on the related mortgage loan or REO Property, then the master servicer would generally make such payment only if and when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-C3 certificateholders and, if the subject specially serviced asset is the Chrysler Building Loan Pair or the related REO Property, the Chrysler Building Companion Loan Noteholder, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

   o first, out of Default Interest and late payment charges collected on the related mortgage loan or any other pooled mortgage loan in that collection period, and

   o then, if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2001-C3 CONTROLLING CLASS REPRESENTATIVE AND THE CHRYSLER BUILDING
  COMPANION LOAN NOTEHOLDER

     Series 2001-C3 Controlling Class. As of any date of determination, the controlling class of series 2001-C3 certificateholders will be the holders of the most subordinate class of series 2001-C3 certificates then outstanding, other than the class X, R-LR, R-I, R-II and R-III certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-C3 certificates, exclusive of the class X, R-LR, R-I, R-II and R-III certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-C3 certificateholders will be the holders of the most subordinate class of series 2001-C3 certificates then outstanding, other than the class X, R-LR, R-I, R-II and R-III certificates, that has a total principal balance greater than zero. The class A-1 and A-2 certificates will be treated as one class for purposes of determining the controlling class of series 2001-C3 certificates.

     Selection of the Series 2001-C3 Controlling Class Representative. The pooling and servicing agreement permits the holder or holders of series 2001-C3 certificates representing a majority of the voting rights allocated to the series 2001-C3 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" section. In addition, if the series 2001-C3 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2001-C3 controlling class will be entitled to directly select a controlling class representative.

     Rights and Powers of the Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder. The special servicer will, in general, not be permitted to take any of the following actions as to which the series 2001-C3 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

   o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

   o any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

   o any proposed sale of a specially serviced mortgage loan or any related
     REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates-- Termination" in this prospectus supplement, for less than par plus accrued interest, other than Default Interest and Post-ARD Additional Interest;

   o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

   o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

   o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

   o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

   o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

   o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2001-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2001-C3 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-C3 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard. Furthermore, the special servicer will not be obligated to seek approval from the series 2001-C3 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

   o the special servicer has, as described above, notified the series 2001-C3 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

   o for 60 days following the first of those notices, the series 2001-C3 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing, if the unpaid principal amount of the Chrysler Building Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the Chrysler Building Loan Pair, is equal to or greater than 50% of the original unpaid principal amount of the Chrysler Building Companion Loan, then the series 2001-C3 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Chrysler Building Loan Pair and, instead, the Chrysler Building Companion Loan Noteholder or its designee will be entitled to exercise those rights and powers with respect to the Chrysler Building Loan Pair.

     Limitation on Liability of the Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder. The series 2001-C3 controlling class representative will not be liable to the trust or the series 2001-C3 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; except that the series 2001-C3 controlling class representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2001-C3 certificateholder acknowledges and agrees, by its acceptance of its series 2001-C3 certificates, that:

   o the series 2001-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2001-C3 certificates;

   o the series 2001-C3 controlling class representative may act solely in the interests of the holders of the series 2001-C3 controlling class;

   o the series 2001-C3 controlling class representative does not have any duties to the holders of any class of series 2001-C3 certificates other than the series 2001-C3 controlling class;

   o the series 2001-C3 controlling class representative may take actions that favor the interests of the holders of the series 2001-C3 controlling class over the interests of the holders of one or more other classes of series 2001-C3 certificates;

   o the series 2001-C3 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2001-C3 controlling class; and

   o the series 2001-C3 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2001-C3 controlling class, and no series 2001-C3 certificateholder may take any action whatsoever against the series 2001-C3 controlling class representative for having so acted.

     The Chrysler Building Companion Loan Noteholder or its designee, in connection with exercising the rights and powers described under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder--Rights and Powers of the Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above with respect to the Chrysler Building Loan Pair, will be entitled to substantially the same limitations on liability to which the series 2001-C3 controlling class representative is entitled.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2001-C3 CONTROLLING CLASS

     Series 2001-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2001-C3 controlling class may--

   o terminate an existing special servicer without cause, and

   o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2001-C3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2001-C3 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2001-C3 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the Series 2001-C3 controlling class.

     The Chrysler Building Companion Loan Noteholder has no similar right to terminate the special servicer.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, the special servicer or, in the case of a due-on-sale clause, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan may have under either a due-on-encumbrance clause or a due-on-sale clause to accelerate payment of that mortgage loan. However, the special servicer may not waive its rights or grant its consent under any due-on-encumbrance clause and, if the principal balance of the subject pooled mortgage loan is at least equal to $20,000,000, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2001-C3 certificates. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale clause under any mortgage loan without the consent of the special servicer.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan other than a specially serviced mortgage loan, and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and Post-ARD Additional Interest--

   o affect the amount or timing of any of the payment terms of the mortgage loan,

   o result in the release of the related borrower from any material terms of the mortgage loan,

   o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

   o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

   o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code of 1986 or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan if that modification, extension, waiver or amendment:

   o is consistent with the Servicing Standard, and

   o except under the circumstances described below, will not--

     1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

     2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lockout period,

     3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

     4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, the special servicer may--

   o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

   o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

   o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

   o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lockout period, or

   o subject to the limitations described in the following paragraph, extend the maturity date of a mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2001-C3 certificateholders and, if the Chrysler Building Loan Pair is involved, to the Chrysler Building Companion Loan Noteholder, as a collective whole, on a present value basis, and

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC Provisions of the Internal Revenue Code of 1986 or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code of 1986.

     In no event, however, will the special servicer be permitted to:

   o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

   o extend the maturity date of the Chrysler Building Mortgage Loan or the Chrysler Building Companion Loan;

   o extend the maturity date of any other mortgage loan for more than five years beyond its original maturity date; or

   o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, in its discretion, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

   o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

   o the Master Servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2001-C3 certificateholders and, if the Chrysler Building Loan Pair is involved, to the Chrysler Building Companion Loan Noteholder, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2001-C3 certificateholders or any other person for that determination if it is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Chrysler Building Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents so that neither the trust as holder of the Chrysler Building Mortgage Loan nor the Chrysler Building Companion Loan Noteholder gains a priority over the other holder that is not reflected in the related loan documents. Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Chrysler Building Companion Loan--

   o no waiver, reduction or deferral of any amounts due on the Chrysler Building Mortgage Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Chrysler Building Companion Loan, and

   o no reduction of the mortgage interest rate of the Chrysler Building Mortgage Loan, excluding any Post-ARD Additional Interest, may be effected prior to the reduction of the mortgage interest rate of the Chrysler Building Companion Loan, excluding any Post-ARD Additional Interest, to the maximum extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to modification, waiver or amendment agreed to by it, promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

   o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

   o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

   o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

   o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

   o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2001-C3 controlling class representative or, if the subject mortgage loans are the Chrysler Building Loan Pair, the Chrysler Building Companion Loan Noteholder will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2001-C3 controlling class representative or the Chrysler Building Companion Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.


CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. Payments and collections received in respect of the Chrysler Building Companion Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

   o all payments on account of principal on the mortgage loans, including principal prepayments;

   o all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

   o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

   o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the pooled mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

   o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

   o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

   o any amount required to be transferred from the special servicer's REO account; and

   o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

  1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

      (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

      (b) payments and other collections received after the end of the related collection period, and

      (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2001-C3 certificateholders in accordance with any of clauses 3. through 20. below;

  2. to apply amounts held for future distribution on the series 2001-C3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

  3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

  4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject pooled mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage loans and any REO Properties in the trust;

  5. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

      (a)  a specially serviced mortgage loan, or

      (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

  6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any pooled mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

  7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above;

  8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan during the collection period in which the advance is reimbursed;

  9. to pay unpaid expenses, other than interest on advances covered by clause 8. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 9., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan, to the extent such amounts have not been otherwise applied according to clause 8. above;

  10. in connection with the reimbursement of advances as described in clause
      3. or 7. above, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

  11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

  12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

  13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable as described in clause 3. above;

  14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

  15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

  16. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of an independent appraiser or other expert in real estate matters as required under the pooling and servicing agreement;

  17. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2001-C3 certificateholders without cause, all as set forth in the pooling and servicing agreement;

  18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase;

  19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

  20. to withdraw amounts deposited in the custodial account in error; and

  21. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Chrysler Building Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage loan.

     Any holder of a certificate that belongs to the series 2001-C3 controlling class may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer, then, to the extent such policy--

   o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

   o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must, subject to the following sentence, promptly deposit into the master servicer's custodial account, with respect to each such loss, the lesser of (a) the portion of the actual loss that would have been covered by an individual policy, taking into account any deductible clause, and (b) the amount, if any, by which the deductible limitation under the blanket policy exceeds the deductible limitation that pertained to that individual policy or, in the absence of any such specified deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.


REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2001-C3 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined that any defaulted mortgage loan will become subject to foreclosure or similar proceedings, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within 10 days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2001-C3 controlling class. Any single certificateholder or group of certificateholders of the series 2001-C3 controlling class may, at its or their option, within 10 business days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to the sum of--

   o the outstanding principal balance of the mortgage loan,

   o all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

   o all unreimbursed servicing advances with respect to the mortgage loan, and

   o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

If two or more separate certificateholders or groups of certificateholders of the series 2001-C3 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2001-C3 controlling class. If certificateholders of the series 2001-C3 controlling class have not purchased that defaulted mortgage loan within 10 business days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2001-C3 controlling class.

     The special servicer may offer to sell, on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines that a sale would be in the best economic interests of the series 2001-C3 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than 10 days. Subject to the discussion in the next paragraph and under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2001-C3 certificateholders and, in the case of an REO Property relating to the Chrysler Building Loan Pair, the Chrysler Building Companion Loan Noteholder, as a collective whole. Furthermore, subject to the discussion under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series 2001-C3 certificateholders and, in the case of an REO Property relating to the Chrysler Building Loan Pair, the Chrysler Building Companion Loan Noteholder, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid are more favorable.

     The special servicer may purchase a defaulted mortgage loan offered for sale as described in the preceding two paragraphs, provided that there are at least two other independent bidders and the special servicer makes the highest cash bid. Any purchase of a defaulted mortgage loan by the special servicer as described in the preceding sentence will be subject to the trustee's confirmation that the price being paid for the mortgage loan is a fair price, determined in accordance with the pooling and servicing agreement.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     If the Chrysler Building Mortgage Loan has become a specially serviced mortgage loan and, further, any scheduled payment of principal and/or interest on that mortgage loan or the Chrysler Building Companion Loan is at least 60 days delinquent, the Chrysler Building Companion Loan Noteholder or its designee will be entitled to purchase that mortgage loan as, and at the price, described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan--The Co-Lender Agreement" in this prospectus supplement.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, the special servicer may, on behalf of the trust, take any of the following actions:

   o institute foreclosure proceedings;

   o exercise any power of sale contained in the related mortgage instrument;

   o obtain a deed in lieu of foreclosure; or

   o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2001-C3 certificateholders, could, in the judgment of the special servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

   o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

   o in the event that the determination described in the preceding bullet cannot be made--

     1. the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2001-C3 certificateholders and, if the subject mortgaged real property is the Chrysler Building Mortgaged Property, the Chrysler Building Companion Loan Noteholder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and


     2. either--

     (a) the series 2001-C3 controlling class representative or the Chrysler Building Companion Loan Noteholder, as applicable, has not objected to the special servicer's doing so, or

     (b) if the series 2001-C3 controlling class representative or the Chrysler Building Companion Loan Noteholder, as applicable, has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard.

See "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder--Rights and Powers of the Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder--Rights and Powers of the Series 2001-C3 Controlling Class Representative and the Chrysler Building Companion Loan Noteholder" above, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must be satisfied:

   o the special servicer must have notified the trustee, among others,

   o the trustee must have notified the series 2001-C3 certificateholders,

   o the holders of series 2001-C3 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified, and

   o either the series 2001-C3 controlling class representative or the Chrysler Building Companion Loan Noteholder, as applicable, must not have objected to the release or, if it did, that objection was, in the special servicer's judgment, inconsistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2001-C3 certificateholders, for--

   o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

   o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

   o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2001-C3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year--or, in the case of "qualified healthcare properties" within the meaning of Section 856(e)(6) of the Code, the second calendar year--following the year of acquisition, unless--

   o the IRS grants an extension of time to sell the property, or

   o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year--or, in the case of "qualified healthcare properties" within the meaning of Section 856(e)(6) of the Code, the second calendar year--following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III or any individual loan REMIC to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

   o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

   o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

   o a tax on net income from foreclosure property, within the meaning of
     Section 857(b)(4)(B) of the Internal Revenue Code, or

   o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

   o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

   o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hotel or other hospitality properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

   o any withdrawals made out of those amounts as described in the preceding sentence, and

   o any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related pooled mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related pooled mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2002, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

   o at least once every two calendar years in the case of mortgaged real properties securing pooled mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

   o at least once every calendar year in the case of all other mortgaged real properties.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.


EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2002, each of the master servicer and the special servicer must:

   o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

     1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

     except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers; and

   o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2001-C3 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2001-C3 certificateholders, at their expense, upon written request to the trustee.


EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

   o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

   o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to the Chrysler Building Companion Loan Noteholder;

   o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

   o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2001-C3 certificateholders entitled to not less than 25% of the voting rights for the series or, if affected by the failure, by the Chrysler Building Companion Loan Noteholder;

   o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-C3 certificateholders or the Chrysler Building Companion Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2001-C3 certificateholders entitled to not less than 25% of the voting rights for the series or, if affected by the breach, by the Chrysler Building Companion Loan Noteholder;

   o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

   o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official of or relating to it or all or substantially all of its property;

   o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

   o one or more ratings assigned by Fitch to the series 2001-C3 certificates or any securities backed by the Chrysler Building Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Fitch has given written notice to the trustee that such action, is solely or in material part a result of the master servicer or special servicer acting in that capacity;

   o the master servicer fails to be rated at least CMS3 by Fitch or the special servicer fails to be rated at least CSS3 by Fitch; or

   o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2001-C3 certificates or any securities backed by the Chrysler Building Companion Loan is qualified, downgraded or withdrawn in connection with that removal.

     When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2001-C3 certificateholders entitled to not less than 25% of the voting rights for the series or, if it has been adversely affected by the event of default, at the direction of the Chrysler Building Companion Loan Noteholder, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2001-C3 certificateholder. Upon any termination, the trustee must either:

   o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

   o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2001-C3 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated in the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment the rating agencies have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects only the Chrysler Building Companion Loan, the master servicer may not be terminated but, at the request of the Chrysler Building Companion Loan Noteholder, must appoint a sub-servicer that will be responsible for servicing the Chrysler Building Loan Pair.

     In general, series 2001-C3 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2001-C3 certificates affected by any event of default, together with the Chrysler Building Companion Loan Noteholder if it was adversely affected by the subject event of default, may waive the event of default. However, the events of default described in the first, second, ninth, tenth and eleventh bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2001-C3 certificates and, if it was adversely affected by any of those events of default, the Chrysler Building Companion Loan Noteholder. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     The foregoing notwithstanding, if series 2001-C3 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2001-C3 certificates desire to waive an event of default described under the fourth bullet under "--Events of Default" above by the master servicer, and the Chrysler Building Companion Loan Noteholder does not want to waive that default, the Chrysler Building Companion Loan Noteholder will be entitled to request that the master servicer appoint a sub-servicer that will be responsible for servicing the Chrysler Building Loan Pair.

     No series 2001-C3 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any pooled mortgage loan unless--

   o that holder previously has given to the trustee written notice of default,

   o except in the case of a default by the trustee, series 2001-C3 certificateholders entitled to not less than 25% of the voting rights for the 2001-C3 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

   o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2001-C3 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-C3 certificates will be issued, on or about July 30, 2001, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

   o the pooled mortgage loans;

   o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

   o the loan documents for the pooled mortgage loans;

   o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

   o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

   o those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

     The series 2001-C3 certificates will include the following classes:

   o the A-1, A-2, B, C and D classes, which are the classes of series 2001-C3 certificates that are offered by this prospectus supplement, and

   o the X, E, F, G, H, J, K, L, M, N, P, Q, R-LR, R-I, R-II and R-III classes, which are the classes of series 2001-C3 certificates that--

     1. will be retained or privately placed by us, and

     2. are not offered by this prospectus supplement.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. Each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

   o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

   o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.


COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2001-C3 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

   o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2. payments and other collections received after the end of the related collection period;

     3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2001-C3 certificateholders, including--

       (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other
            Compensation and Payment of Expenses" in this prospectus supplement,

       (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

       (c)  amounts payable with respect to other expenses of the trust;
            and

     4. amounts deposited in the master servicer's custodial account in error.

   o Any advances of delinquent monthly debt service payments made on the pooled mortgage loans with respect to that payment date.

   o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

   o to pay itself a monthly fee which is described under "--The Trustee" below;

   o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

   o to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

   o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

   o with respect to each payment date during January of 2002 or any year thereafter that is not a leap year or during February of 2002 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis; and

   o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2001-C3 certificates. For any payment date, those funds will consist of three separate components--

   o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, B, C, D, E, F, G and/or X certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class Q certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

   o the remaining portion of those funds, which--

     1. we refer to as the Available P&I Funds, and

     2. will be paid to the holders of all the series 2001-C3 certificates, as described under "--Payments--Priority of Payments" below.


INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2002, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2001-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2001-C3 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2001-C3 certificates will bear interest, except for the R-LR, R-I, R-II and R-III classes.

     With respect to each interest-bearing class of the series 2001-C3 certificates, that interest will accrue during each interest accrual period based upon--

   o the pass-through rate applicable for that class for that interest accrual period,

   o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

   o the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2001-C3 certificates will be entitled to receive--

   o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

   o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

   o If the holders of any interest-bearing class of the series 2001-C3 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2001-C3 certificates, in the order indicated below, in each case up to an amount equal to the lesser of any remaining unallocated portion of that Net Aggregate Prepayment Interest Shortfall and the total amount of accrued interest in respect of the particular class of certificates for the related interest accrual period.

 ORDER OF ALLOCATION         CLASS
 -------------------         -----
  1st ...............          Q
  2nd ...............          P
  3rd ...............          N
  4th ...............          M
  5th ...............          L
  6th ...............          K
  7th ...............          J
  8th ...............          H
  9th ...............          G
  10th ..............          F
  11th ..............          E
  12th ..............          D
  13th ..............          C
  14th ..............          B
  15th ..............   A-1, A-2 and X,
                       pro rata based on
                       accrued interest.


     Calculation of Pass-Through Rates. The respective pass-through rates for the class A-1, A-2, B, C, D, H, J, K, L, M, N, P and Q certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rate for the class E certificates will generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the class E certificates, then the pass-through rate that will be in effect for the class E certificates during that interest accrual period will be the Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class F certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for that interest accrual period minus 0.23%.

     The pass-through rate for the class G certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate applicable to the class X certificates for each interest accrual period, including the initial interest accrual period, will equal the weighted average of the respective class X strip rates of the various classes of series 2001-C3 certificates with principal balances. In the case of each of those classes of series 2001-C3 certificates with principal balances, the class X strip rate for each interest accrual period will equal the excess, if any, of--

   o the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

   o the pass-through rate in effect during that interest accrual period for that particular class of series 2001-C3 certificates with a principal balance.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-LR, R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2001-C3 certificates, other than the class X, R-LR, R-I, R-II and R-III certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

   o in the case of the class A-1 certificates, the lesser of--

     1. the entire Total Principal Payment Amount for that payment date, and

     2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

   o in the case of the class A-2 certificates, the lesser of--

     1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet, and

     2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming the A-1 and A-2 classes are both outstanding at that time, the Total Principal Payment Amount will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE THE CLASS A-1 AND A-2 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2001-C3 CERTIFICATES.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2001-C3 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

   o the portion of that Total Principal Payment Amount that remains unallocated, and

   o the total principal balance of the particular class immediately prior to that payment date.

 ORDER OF ALLOCATION   CLASS
 -------------------   -----
  1st ...............    B
  2nd ...............    C
  3rd ...............    D
  4th ...............    E
  5th ...............    F
  6th ...............    G
  7th ...............    H
  8th ...............    J
  9th ...............    K
  10th ..............    L
  11th ..............    M
  12th ..............    N
  13th ..............    P
  14th ..............    Q


     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C3 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2001-C3 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2001-C3 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-C3 certificates, other than the class X, R-LR, R-I, R-II and R-III certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2001-C3 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Payments --Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2001-C3 certificates, other than the class X, R-LR, R-I, R-II and R-III certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

 ORDER OF   RECIPIENT CLASS
  PAYMENT     OR CLASSES                                 TYPE AND AMOUNT OF PAYMENT
 --------   ---------------                              --------------------------
     1      A-1, A-2 and X  Interest up to the total interest payable on those classes, pro rata based on the respective amounts of that interest payable on each of those classes

     2        A-1 and A-2   Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

     3        A-1 and A-2   Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
---------------------------------------------------------------------------------------------------------------

     4             B        Interest up to the total interest payable on that class

     5             B        Principal up to the total principal payable on that class

     6             B        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

     7             C        Interest up to the total interest payable on that class

     8             C        Principal up to the total principal payable on that class

     9             C        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------
    10             D        Interest up to the total interest payable on that class

    11             D        Principal up to the total principal payable on that class

    12             D        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    13             E        Interest up to the total interest payable on that class

    14             E        Principal up to the total principal payable on that class

    15             E        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    16             F        Interest up to the total interest payable on that class

    17             F        Principal up to the total principal payable on that class

    18             F        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    19             G        Interest up to the total interest payable on that class

    20             G        Principal up to the total principal payable on that class

    21             G        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    22             H        Interest up to the total interest payable on that class

    23             H        Principal up to the total principal payable on that class

    24             H        Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

 ORDER OF       RECIPIENT CLASS
 PAYMENT           OR CLASSES                             TYPE AND AMOUNT OF PAYMENT
 --------       ---------------                           --------------------------
    25                 J              Interest up to the total interest payable on that class

    26                 J              Principal up to the total principal payable on that class

    27                 J              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    28                 K              Interest up to the total interest payable on that class

    29                 K              Principal up to the total principal payable on that class

    30                 K              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    31                 L              Interest up to the total interest payable on that class

    32                 L              Principal up to the total principal payable on that class

    33                 L              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    34                 M              Interest up to the total interest payable on that class

    35                 M              Principal up to the total principal payable on that class

    36                 M              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    37                 N              Interest up to the total interest payable on that class

    38                 N              Principal up to the total principal payable on that class

    39                 N              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    40                 P              Interest up to the total interest payable on that class

    41                 P              Principal up to the total principal payable on that class

    42                 P              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    43                 Q              Interest up to the total interest payable on that class

    44                 Q              Principal up to the total principal payable on that class

    45                 Q              Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------

    46     R-LR, R-I, R-II and R-III  Any remaining Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming the A-1 and A-2 classes are both outstanding at that time, payments of principal on the A-1 and A-2 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, B, C, D, E, F and/or G certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

   o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

   o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

   o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan in the trust will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

   o with the same coupon, the issue with the lower yield will be utilized, or

   o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

   Neither we nor the underwriters make any representation as to--

   o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

   o the collectability of any prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The holders of the class Q certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

   o payments on the series 2001-C3 certificates,

   o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-C3 certificates, and

   o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

   o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

   o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
  AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-C3 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2001-C3 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

 ORDER OF ALLOCATION           CLASS
 -------------------           -----
  1st ...............            Q
  2nd ...............            P
  3rd ...............            N
  4th ...............            M
  5th ...............            L
  6th ...............            K
  7th ...............            J
  8th ...............            H
  9th ...............            G
  10th ..............            F
  11th ..............            E
  12th ..............            D
  13th ..............            C
  14th ..............            B
  15th ..............  A-1 and A-2, pro rata
                          based on total
                        principal balances

     The reductions in the total principal balances of the respective classes of series 2001-C3 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2001-C3 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

   o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

     1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

     2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

   o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

   o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

   o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

   o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

   o any unanticipated, non-mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

     1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

     2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

     3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

   o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

   o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments, other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

   o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

   o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

   o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

   o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2001-C3 certificates on that payment date.

     The master servicer will be required to make P&I advances on the Chrysler Building Companion Loan. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the master servicer will treat the Chrysler Building Loan Pair as a single mortgage loan.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans-- Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable during the collection period in which that advance is reimbursed--

   o first, out of Default Interest and late payment charges collected on the related mortgage loan or any other pooled mortgage loan during that collection period, and

   o then, if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

   o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

   o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

   o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

   o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

   o A mortgage pool data update report, which is to contain substantially the categories of information regarding the pooled mortgage loans set forth on Annexes A-1 and A-2 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged properties:

   o A CMSA Delinquent Loan Status Report.

   o A CMSA Historical Loan Modification Report.

   o A CMSA Historical Liquidation Report.

   o A CMSA REO Status Report.

   o A CMSA Servicer Watch List.

   o A loan payment notification report.

   o A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2001-C3 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

   o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

   o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cssacmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2001-C3 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each class of certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2001-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2001-C3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2001-C3 certificateholders and beneficial owners of series 2001-C3 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.firstunion.com, which will initially be accessible via password and user name.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee or master servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports forwarded to the series 2001-C3 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

   o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2001-C3 certificates, in the form most recently provided by us or on our behalf to the trustee;

   o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

   o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-C3 certificateholders since the date of initial issuance of the offered certificates;

   o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

   o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

   o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

   o the mortgage files for the pooled loans, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time;

   o upon request, the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

   o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

   o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

   o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.


VOTING RIGHTS

     The voting rights for the series 2001-C3 certificates will be allocated among the respective classes of those certificates as follows:

   o 99% of the voting rights will be allocated among the holders of the various classes of series 2001-C3 certificates that have principal balances, pro rata in accordance with those principal balances;

   o 1% of the voting rights will be allocated among the holders of the class X certificates; and

   o 0% of the voting rights will be allocated among the holders of the class R-LR, R-I, R-II and R-III certificates.

Voting rights allocated to a class of series 2001-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2001-C3 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-C3 certificateholder. The final payment with respect to each series 2001-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-C3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     the sum of--

     1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2. the appraised value of all REO Properties then included in the trust, minus

   o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2001-C3 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2001-C3 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-C3 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2001-C3 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2001-C3.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

   o be authorized under those laws to exercise trust powers,

   o have a combined capital and surplus of at least $50,000,000, and

   o be subject to supervision or examination by federal or state banking authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

   o accrue at the annual rate stated in the pooling and servicing agreement,

   o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

   o be calculated on a 30/360 Basis.

The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

   o the price at which the certificate is purchased by an investor, and

   o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

   o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

   o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

   o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

   o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2001-C3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2001-C3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

   o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

   o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

   o prevailing interest rates;

   o the terms of the mortgage loans, including--

     1. provisions that require the payment of prepayment premiums and yield maintenance charges,

     2. provisions that impose prepayment lock-out periods, and

     3. amortization terms that require balloon payments;

   o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

   o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

   o the quality of management of the mortgaged real properties;

   o the servicing of the mortgage loans;

   o possible changes in tax laws; and

   o other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

   o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

   o the relative importance of those factors;

   o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

   o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 9924/32%.

  We calculated the yields set forth in the tables on Annex C-1 by--

   o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

   o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

   o the pooled mortgage loans will prepay at any particular rate,

   o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lockout/defeasance periods, yield maintenance periods and/or declining premium periods,

   o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

   o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

   o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.


WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

   o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

   o sum the results; and

   o divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1 and/or class A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2001-C3 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and class A-2 certificates may be shorter, and the weighted average lives of the other classes of series 2001-C3 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

   o the weighted average life of that class, and

   o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

   o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

   o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

   o mortgage loans in the trust that are in a lockout/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

   o purchase the mortgage loans that we will include in the trust, and

   o pay expenses incurred in connection with the issuance of the series 2001-C3 certificates.


                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

     Except as otherwise described in the next sentence, the assets of REMIC I will generally include--

   o the pooled mortgage loans,

   o any REO Properties acquired on behalf of the series 2001-C3 certificateholders,

   o the master servicer's custodial account,

   o the special servicer's REO account, and

   o the trustee's collection account and interest reserve account, but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. Two mortgage loans will, in each case, be the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the particular mortgage loan or any related REO Property.

     For federal income tax purposes,

   o the class R-LR certificates will evidence the sole class of "residual interests" in each single loan REMIC,

   o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

   o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

   o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

   o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

   o the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

   o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, the class X certificates will evidence multiple regular interests in REMIC III corresponding to the number of classes on which the class X strip rates are calculated.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that none of the offered certificates will be treated as having been issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax reporting purposes, the prepayment assumption used will be that subsequent to the date of any determination:

   o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

   o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

   o there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

   o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
     Section 7701(a)(19)(C) of the Internal Revenue Code;

   o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

   o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
     Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

  (1) the borrower pledges substitute collateral that consist solely of Government Securities;

  (2)   the mortgage loan documents allow that substitution;

  (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

  (4)   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     Each of the two mortgage loans that may be defeased before the second anniversary of the initial issuance of the offered certificates is subject to repurchase by the UBS Mortgage Loan Seller upon the related borrower's giving notice of its election to defease the subject mortgage loan before the second anniversary of the initial issuance of the offered certificates.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

     If you are--

   o a fiduciary of a Plan, or

   o any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2001-C3 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2001-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2001-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

   o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

   o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

   o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Moody's, Fitch or S and P;

   o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

   o fourth, the following must be true--

     1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

     2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

     3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

   o the trust assets must consist solely of assets of the type that have been included in other investment pools;

   o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

   o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

   o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

   o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

   o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

   o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

   o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

   o the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

   o providing services to the Plan, or

   o having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

   o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

   o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.


EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.


FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

   o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

   o the investment is appropriate for Plans generally or for any particular
     Plan.


                                LEGAL INVESTMENT

     Upon issuance, the class A-1, A-2 and B certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities under SMMEA, the certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     THE CLASS C AND D CERTIFICATES WILL NOT BE MORTGAGE RELATED SECURITIES FOR PURPOSES OF SMMEA. As a result, the appropriate characterization of those classes of offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those classes of offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

   o are legal investments for them, or

   o are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.5% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from July 11, 2001. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about July 30, 2001, against payment for them in immediately available funds.

                       ALLOTMENT OF OFFERED CERTIFICATES

            UNDERWRITER                  CLASS A-1         CLASS A-2         CLASS B          CLASS C          CLASS D
            -----------                  ---------         ---------         -------          -------          -------
Lehman Brothers Inc. ..............    $351,391,000      $757,129,000      $55,294,000      $44,764,000      $16,000,000
UBS Warburg LLC ...................    $          0      $          0      $         0      $         0      $         0
Bear, Stearns & Co. Inc. ..........    $          0      $ 25,000,000      $         0      $         0      $         0
                                       ------------      ------------      -----------      -----------      -----------
Total .............................    $351,391,000      $782,129,000      $55,294,000      $44,764,000      $16,000,000
                                       ============      ============      ===========      ===========      ===========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

   o the receipt of various legal opinions; and

   o the satisfaction of various conditions, including that--

     1. no stop order suspending the effectiveness of our registration statement is in effect, and

     2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

   With respect to this offering--

   o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner,

   o UBS Warburg LLC is acting as co-lead manager, and

   o Bear, Stearns & Co. Inc. is acting as co-manager.


                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood, New York, New York.


                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

         CLASS            S&P     FITCH
         -----            ---     -----
  Class A-1 ..........    AAA      AAA
  Class A-2 ..........    AAA      AAA
  Class B ............     AA      AA
  Class C ............     A        A
  Class D ............     A-       A-

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

   o the tax attributes of the offered certificates or of the trust,

   o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

   o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

   o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

   o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

   o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

   o the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating"in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2 and A-3 to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

   o arises out of a default on a mortgage loan or an otherwise unanticipated event,

   o is not required to be paid by any party to the pooling and servicing agreement,

   o is not included in the calculation of a Realized Loss,

   o is not covered by a servicing advance or a corresponding collection from the related borrower, and

   o causes a shortfall in the payments of interest or principal on any class of series 2001-C3 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate for that mortgage loan and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

   o "x" is equal to the sum of:

     1. the Stated Principal Balance of the mortgage loan;

     2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

     3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

     4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances;


     5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

     6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

   o "y" is equal to the sum of:

     1. the excess, if any, of--

        (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

        (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

     2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

        (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

        (b) may be used to reduce the principal balance of the mortgage loan, and

        (c) are not scheduled to be applied within the next 12 months; and

     3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

   o the appraisal or other valuation estimate referred to in the second bullet of this definition is not obtained or performed within 60 days after the occurrence of the Appraisal Trigger Event referred to in the first sentence of this definition, and

   o either--

     1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

     2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount. The Chrysler Building Loan Pair will be treated as a single pooled mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to that pair of loans.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

   o the mortgage loan has been modified by the special servicer in a manner that--

     1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

     2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

     3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

   o the mortgage loan is 20 days, or, in certain circumstances involving the delivery of a refinancing commitment, 30 days, or more delinquent in respect of any balloon payment or 60 days or more delinquent in respect of any other monthly debt service payment;

   o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

   o the related borrower becomes the subject of voluntary bankruptcy, insolvency or similar proceedings or involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

   o the mortgaged real property securing the mortgage loan becomes an REO Property; or

   o the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2001-C3 certificates on each payment date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CAPE COD MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Cape Cod Mall Mortgaged Property.

     "CAPE COD MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Cape Cod Mall, excluding the stores and pads for Macy's and Filene's.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CHRYSLER BUILDING COMPANION LOAN" means the mortgage loan not included in the trust that is secured by the Chrysler Building Mortgaged Property and, as of the cut-off date, has an unpaid principal balance of $40,000,000.

     "CHRYSLER BUILDING COMPANION LOAN NOTEHOLDER" means the holder of the subordinate note evidencing the Chrysler Building Companion Loan, which is the junior loan in the A/B note structure that includes the Chrysler Building Mortgage Loan.

     "CHRYSLER BUILDING LOAN PAIR" means, collectively, the Chrysler Building Mortgage Loan and the Chrysler Building Companion Loan.

     "CHRYSLER BUILDING MORTGAGE LOAN" means the pooled mortgage loan secured by the Chrysler Building Mortgaged Property.

     "CHRYSLER BUILDING MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Chrysler Building.


     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

   o both the class A-1 certificates and the class A-2 certificates remain outstanding, and

   o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

   o the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

   o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means the related mortgage loan, for a period of x months, prohibits voluntary prepayments, but permits the related borrower to defease that mortgage loan in order to obtain a release of one or more mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

   o accrues on a defaulted mortgage loan solely by reason of the subject default, and

   o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EXEMPTION-FAVORED PARTY" means any of--

   o Lehman Brothers Inc.,

   o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

   o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended, that are acceptable to S&P and Fitch as defeasance collateral.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related pooled mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986.

     "IRS" means the Internal Revenue Service.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means our particular affiliate that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

   o the liquidation of defaulted mortgage loans by foreclosure or otherwise,

   o the repurchase of any mortgage loan by us or the UBS Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement,

   o the purchase of any defaulted mortgage loan by any party as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement;

   o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2001-C3 controlling class or the master servicer, as described under "Description of the Offered
     Certificates--Termination" in this prospectus supplement;

   o the purchase of the Chrysler Building Mortgage Loan by the Chrysler Building Companion Loan Noteholder, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Chrysler Building Mortgage Loan--The Co-Lender Agreement" in this prospectus supplement;

   o the purchase by the UBS Mortgage Loan Seller of either of the mortgage loans that may be defeased before the second anniversary of the initial issuance of the offered certificates,as described under "Description of the Mortgage Pool--Repurchase of Early Defeasance Mortgage Loans" in this prospectus supplement; and

   o the sale of an REO Property.

     "LOAN PER SQ. FT." means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of units, pads or guest rooms, respectively, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance may not occur.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV" means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

   o the expected balance of that mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

   o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2001-C3 certificates and the mortgage loans in the trust:

   o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,382,342,368;

   o the initial total principal balance or notional amount, as the case may be, of each class of series 2001-C3 certificates is as described in this prospectus supplement;

   o the pass-through rate for each class of series 2001-C3 certificates is as described in this prospectus supplement;

   o there are no delinquencies or losses with respect to the mortgage loans;

   o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

   o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

   o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

   o each of the mortgage loans provides for monthly debt service payments to be due on the first, tenth or eleventh day, as applicable, of each month, which monthly debt service payments are timely received, and each of the mortgage loans accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 Basis or an Actual/360 Basis;

   o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

   o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

   o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lockout period, defeasance period, yield maintenance period or declining premium period, in each case if any;

   o each ARD Loan is paid in full on its anticipated repayment date;

   o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

   o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

   o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

   o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

   o there are no Additional Trust Fund Expenses;

   o payments on the offered certificates are made on the 15th day of each month, commencing in August 2001; and

   o the offered certificates are settled on July 30, 2001.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

   o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

   o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

   o the revenue derived from the use and operation of that property; less

   o the total of the following items--

        (a)  allowances for vacancies and credit losses,

        (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

        (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

        (d) replacement reserves, tenant improvement costs and leasing commissions.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

   o rolling 12-month operating statements;

   o applicable year-to-date financial statements and budgets, if available;
     and

   o except in the case of hospitality properties and single tenant properties, rent rolls that were in almost all cases current as of the date not earlier than seven months prior to the respective date of origination.

     In general, except in the case of the Chrysler Building Mortgage Loan, the Cape Cod Mall Mortgage Loan, the Vista Ridge Mall Mortgage Loan, the Westlake Center Mortgage Loan and the hospitality mortgage loans, as to which some of the above-described items were audited or were reviewed by an auditor under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property, other than a hospitality property, the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator generally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties, space occupied by those anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental, self storage and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one-to twelve-month periods.

     For the other mortgaged real properties, other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that--

   o If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.


   o Property management fees were generally assumed to be 1.5% to 6.0% of effective gross revenue, except with respect to hospitality properties, where 4.0% of gross receipts was assumed.

   o In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

   o Expenses were generally assumed to include annual replacement reserves equal to:

        (a) in the case of retail, office, self-storage and industrial/ warehouse properties, generally not less than $0.06 per square foot and not more than $0.36 per square foot of net rentable commercial area;

        (b) in the case of multifamily rental apartments, generally not less than $199.00 or more than $361.00 per residential unit per year, depending on the condition of the property;

        (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis; and

        (d) in the case of mobile home parks, generally not less than $13.00 or more than $71.00 per pad per year.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow", where the originator determined appropriate.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

   o in the case of multifamily rental properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination,

   o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination,

   o in the case of hospitality properties, the percentage of available rooms occupied for the trailing twelve-month period ending on the date of determination, and

   o in the case of self storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, other than the one loan that provides for interest-only payments for the first 24 months of the loan term, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

   o liens for real estate taxes and special assessments not yet due and delinquent,

   o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record as of the date of recording of the related mortgage instrument, the exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of that property made in connection with the origination of that mortgage loan, and

   o other matters to which like properties are commonly subject, none of which materially and adversely affect the value or marketability of that property.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1. the trustee,

     2. the Exemption-Favored Parties,

     3. us,

     4. the master servicer,

     5. the special servicer,

     6. any sub-servicers,

     7. the mortgage loan sellers,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     9. any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement for which that party is responsible:

   o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either--

     1. are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans, or

     2. are held as part of its own portfolio,

     whichever is a higher standard;

   o with a view to--

     1. the timely collection of all scheduled payments of principal and interest, including balloon payments, under those mortgage loans, and

     2. in the case of the special servicer, if a pooled mortgage loan or the Chrysler Building Companion Loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2001-C3 certificateholders and, in the case of the Chrysler Building Loan Pair, to the Chrysler Building Loan Noteholder, as a collective whole, on a present value basis; and

   o without regard to--

     1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

     2. the ownership of any series 2001-C3 certificate or any security backed by the Chrysler Building Companion Loan by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

     3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

     4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or any compensation payable to it under the pooling and servicing agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management of other loans or properties not covered by the pooling and servicing agreement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust or the Chrysler Building Companion Loan, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied--

        (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

        (b) solely in the case of a defaulted balloon mortgage loan that is delinquent in respect of its balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, 30 days, beyond the date on which that balloon payment was due;

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied for at least the applicable period contemplated in clause 1. of this definition;

     3. a default, other than as described in clause 1. of this definition, occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2001-C3 certificateholders or, in the case of the Chrysler Building Companion Loan, the interests of the Chrysler Building Companion Loan Noteholder, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

   o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

   o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

   o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

   o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

  "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

   o will initially equal its cut-off date principal balance; and

   o will be permanently reduced on each payment date, to not less than zero, by--

     1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

     2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a pooled mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

   o all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

   o all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

   o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

   o all advances of principal made with respect to the pooled mortgage loans for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Chrysler Building Companion Loan.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO", "DSCR @NET CASH FLOW" or "U/W NCF DSCR" means, with respect to any mortgage loan in the trust, the ratio of--

   o Net Cash Flow for the related mortgaged real property, to

   o the annualized amount of debt service that will be payable under that mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization.

  "UNITED STATES PERSON" means--

   o a citizen or resident of the United States,

   o a domestic partnership,

   o a domestic corporation,

   o any estate, other than a foreign estate within the meaning of paragraph
     (31) of Section 7701(a) of the Internal Revenue Code, and

   o any trust if--

     1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States Persons have the authority to control all substantial decisions of the trust.

     "VISTA RIDGE MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Vista Ridge Mall Mortgaged Property.

     "VISTA RIDGE MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Vista Ridge Mall, excluding the anchors' stores and pads.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

   o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

     1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

     2. the related Administrative Cost Rate; and

   o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

     1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

     2. the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an Actual/360 Basis, the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "WESTLAKE CENTER MORTGAGE LOAN" means the pooled mortgage loan secured by the Westlake Center Mortgaged Property.

     "WESTLAKE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westlake Center.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                   ANNEX A-1
            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                              AMORTIZATION TYPES
                             (ALL MORTGAGE LOANS)


                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES         OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
Balloon .................     111     $  742,344,820        54.06%     $ 6,732,836
ARD .....................      24        634,997,548        45.94       26,458,231
                              ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     135     $1,382,342,368       100.00%     $10,239,573



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES            BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------
Balloon .................  $ 99,694,017        71.1%        1.40x       96.69%     7.419%
ARD .....................   180,000,000        58.8         1.65        97.67      7.406
                           ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG .......  $180,000,000        65.5%       1.51X        97.16%     7.413%

-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                             (ALL MORTGAGE LOANS)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------
35.01 - 40.00 ...............       1     $    5,095,786         0.37%     $  5,095,786
40.01 - 45.00 ...............       2        250,718,479        18.14       125,359,240
45.01 - 50.00 ...............       1          3,289,289         0.24         3,289,289
50.01 - 55.00 ...............       4         22,949,030         1.66         5,737,257
55.01 - 60.00 ...............       4         67,793,918         4.90        16,948,479
60.01 - 65.00 ...............       8        228,574,756        16.54        28,571,844
65.01 - 70.00 ...............      17         65,683,280         4.75         3,863,722
70.01 - 75.00 ...............      52        387,162,611        28.01         7,445,435
75.01 - 80.00 ...............      44        341,015,681        24.67         7,750,356
80.01 (greater than) = ......       2         10,059,538         0.73         5,029,769
                                   --     --------------       ------      ------------
TOTAL/AVG/WTD AVG ...........     135     $1,382,342,368       100.00%     $ 10,239,573



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE (1)     RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
35.01 - 40.00 ...............  $  5,095,786        35.4%        1.70x      100.00%     6.960%
40.01 - 45.00 ...............   180,000,000        42.7         2.03        98.16      7.186
45.01 - 50.00 ...............     3,289,289        47.0         1.61        NAP        7.476
50.01 - 55.00 ...............    13,506,078        51.1         1.53        94.33      8.085
55.01 - 60.00 ...............    43,451,161        56.9         1.58        93.27      7.983
60.01 - 65.00 ...............    99,694,017        62.5         1.60        98.30      6.987
65.01 - 70.00 ...............     8,537,550        67.8         1.38        95.47      7.480
70.01 - 75.00 ...............    40,951,842        72.6         1.33        97.34      7.664
75.01 - 80.00 ...............    39,468,568        78.0         1.29        96.66      7.434
80.01 (greater than) = ......     5,452,834       101.2         1.00       100.00      6.739
                               ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Cut-off Date LTV for all Mortgage Loans: 65.5%


-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-2

                         ORIGINAL TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)


                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------
 49 -  60 ..................      15     $  126,264,000         9.13%     $ 8,417,600
 73 -  84 ..................       5         27,837,598         2.01        5,567,520
109 - 120 ..................     109        937,482,557        67.82        8,600,757
121 - 132 ..................       4        280,698,675        20.31       70,174,669
253 - 264 ..................       2         10,059,538         0.73        5,029,769
                                 ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG ..........     135     $1,382,342,368       100.00%     $10,239,573



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE (2)     RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
 49 -  60 ..................  $ 39,468,568        73.6%        1.33x       95.33%     7.171%
 73 -  84 ..................     9,080,554        70.4         1.32        96.61      7.363
109 - 120 ..................    99,694,017        70.3         1.41        97.26      7.494
121 - 132 ..................   180,000,000        44.0         1.98        97.59      7.282
253 - 264 ..................     5,452,834       101.2         1.00       100.00      6.739
                              ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG ..........  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Original Term to Maturity: 115 months


-------
(1) ARD Loans are assumed to mature on anticipated repayment dates

(2) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-3

                        REMAINING TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)

                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)           OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------
 49 -  60 ...................      15     $  126,264,000        9.13%     $ 8,417,600
 73 -  84 ...................       5         27,837,598        2.01        5,567,520
 97 - 108 ...................       2         16,535,536        1.20        8,267,768
109 - 120 ...................     111      1,201,645,696       86.93       10,825,637
217 - 228 ...................       2         10,059,538        0.73        5,029,769
                                  ---     --------------      ------      -----------
TOTAL/AVG/WTD AVG ...........     135     $1,382,342,368      100.00%     $10,239,573



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE (2)     RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
 49 -  60 ...................  $ 39,468,568        73.6%        1.33x       95.33%     7.171%
 73 -  84 ...................     9,080,554        70.4         1.32        96.61      7.363
 97 - 108 ...................    11,888,024        71.7         1.54        93.61      8.658
109 - 120 ...................   180,000,000        64.1         1.54        97.40      7.428
217 - 228 ...................     5,452,834       101.2         1.00       100.00      6.739
                               ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Remaining Term to Maturity: 112 months


-------
(1) ARD Loans are assumed to mature on anticipated repayment dates

(2) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-4

                        MORTGAGE LOANS BY PROPERTY TYPE
                             (ALL MORTGAGE LOANS)


                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
Retail ..................      56     $  586,140,119        42.40%     $10,466,788
Office ..................      25        481,338,744        34.82       19,253,550
Multifamily .............      23        139,151,337        10.07        6,050,058
Hotel ...................       6         49,637,111         3.59        8,272,852
Industrial/W'hse ........       9         48,623,992         3.52        5,402,666
Self Storage ............       2         29,980,195         2.17       14,990,098
Mobile Home Park ........       9         20,480,971         1.48        2,275,663
Office/Industrial .......       2         13,185,062         0.95        6,592,531
Other ...................       2         10,059,538         0.73        5,029,769
Mixed Use ...............       1          3,745,300         0.27        3,745,300
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     135     $1,382,342,368       100.00%     $10,239,573



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------
Retail ..................  $ 99,694,017        69.3%        1.44x       97.58%     7.302%
Office ..................   180,000,000        56.6         1.70        97.40      7.464
Multifamily .............    39,468,568        75.8         1.32        95.71      7.440
Hotel ...................    18,689,144        66.7         1.51        NAP        7.696
Industrial/W'hse ........    15,465,245        72.9         1.30        98.67      7.404
Self Storage ............    16,474,117        54.7         1.50        92.79      8.080
Mobile Home Park ........     5,036,018        74.3         1.31        95.90      7.518
Office/Industrial .......     8,537,550        61.6         1.52        88.15      7.967
Other ...................     5,452,834       101.2         1.00       100.00      6.739
Mixed Use ...............     3,745,300        72.9         1.31       100.00      7.580
                           ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG .......  $180,000,000        65.5%       1.51X        97.16%     7.413%

-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                             (ALL MORTGAGE LOANS)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)         OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------------- ---------- ----------------- -------------- --------------
          1 -   2,000,000 ........      23     $   32,851,578         2.38%     $  1,428,329
  2,000,001 -   4,000,000 ........      35        105,350,651         7.62         3,010,019
  4,000,001 -   6,000,000 ........      28        138,940,224        10.05         4,962,151
  6,000,001 -   8,000,000 ........      10         71,328,996         5.16         7,132,900
  8,000,001 -  10,000,000 ........       8         69,780,384         5.05         8,722,548
 10,000,001 -  15,000,000 ........      13        159,268,235        11.52        12,251,403
 15,000,001 -  20,000,000 ........       6        103,406,222         7.48        17,234,370
 20,000,001 -  25,000,000 ........       3         67,593,245         4.89        22,531,082
 25,000,001 -  50,000,000 ........       5        193,638,695        14.01        38,727,739
 50,000,001 - 100,000,000 ........       3        260,184,139        18.82        86,728,046
150,000,001 (greater than) = .....       1        180,000,000        13.02       180,000,000
                                        --     --------------       ------      ------------
TOTAL/AVG/WTD AVG ................     135     $1,382,342,368       100.00%     $ 10,239,573



                                       MAXIMUM
                                    CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                      PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)            BALANCE          LTV          DSCR      RATE (1)     RATE
---------------------------------- -------------- -------------- ----------- ----------- ----------
          1 -   2,000,000 ........  $  1,998,565        70.9%        1.35x       97.28%     7.657%
  2,000,001 -   4,000,000 ........     3,994,986        71.7         1.37        97.57      7.527
  4,000,001 -   6,000,000 ........     5,995,705        72.8         1.34        98.17      7.450
  6,000,001 -   8,000,000 ........     7,949,093        73.9         1.33        99.43      7.506
  8,000,001 -  10,000,000 ........     9,543,260        72.4         1.37        93.53      7.431
 10,000,001 -  15,000,000 ........    13,988,926        73.8         1.34        95.92      7.634
 15,000,001 -  20,000,000 ........    18,689,144        71.3         1.37        97.08      7.540
 20,000,001 -  25,000,000 ........    23,167,988        71.6         1.35        99.77      7.842
 25,000,001 -  50,000,000 ........    43,451,161        70.9         1.35        94.05      7.706
 50,000,001 - 100,000,000 ........    99,694,017        56.5         1.66        98.17      7.119
150,000,001 (greater than) = .....   180,000,000        43.4         2.14        98.70      6.910
                                    ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG ................  $180,000,000        65.5%       1.51X        97.16%     7.413%

Average Cut-off Date Principal Balance: $10,239,573


-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-6

                                 U/W NCF DSCR
                             (ALL MORTGAGE LOANS)

                                            TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF             NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                    OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------- ---------- ----------------- -------------- --------------
(less than) 1.20  ........       2     $   10,059,538         0.73%     $  5,029,769
1.20 - 1.24 ..............      12        121,708,269         8.80        10,142,356
1.25 - 1.29 ..............      33        279,551,272        20.22         8,471,251
1.30 - 1.34 ..............      31        219,161,682        15.85         7,069,732
1.35 - 1.39 ..............      16         54,816,622         3.97         3,426,039
1.40 - 1.44 ..............      14         47,276,861         3.42         3,376,919
1.45 - 1.49 ..............       9         77,451,493         5.60         8,605,721
1.50 - 1.54 ..............       5         42,667,544         3.09         8,533,509
1.55 - 1.59 ..............       4        110,219,905         7.97        27,554,976
1.60 - 1.64 ..............       4         59,273,387         4.29        14,818,347
1.65 - 1.69 ..............       3        109,437,315         7.92        36,479,105
1.75 - 1.84 ..............       1         70,718,479         5.12        70,718,479
2.05 - 2.20 ..............       1        180,000,000        13.02       180,000,000
                                --     --------------       ------      ------------
TOTAL/AVG/WTD AVG ........     135     $1,382,342,368       100.00%     $ 10,239,573



                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                       BALANCE          LTV          DSCR      RATE (1)     RATE
-------------------------- -------------- -------------- ----------- ----------- ----------
(less than) 1.20  ........  $  5,452,834       101.2%        1.00x      100.00%     6.739%
1.20 - 1.24 ..............    40,951,842        73.6         1.23        96.35      7.661
1.25 - 1.29 ..............    39,468,568        76.0         1.28        97.66      7.468
1.30 - 1.34 ..............    32,368,404        73.9         1.32        96.37      7.514
1.35 - 1.39 ..............    12,732,674        73.2         1.37        97.08      7.562
1.40 - 1.44 ..............     8,537,550        69.7         1.42        94.81      7.534
1.45 - 1.49 ..............    23,167,988        73.1         1.47        96.64      7.809
1.50 - 1.54 ..............    16,474,117        59.2         1.51        93.13      7.956
1.55 - 1.59 ..............    89,771,643        62.5         1.57        97.98      7.013
1.60 - 1.64 ..............    43,451,161        57.0         1.65        93.57      7.928
1.65 - 1.69 ..............    99,694,017        60.6         1.68        99.36      6.879
1.75 - 1.84 ..............    70,718,479        41.0         1.75        96.80      7.890
2.05 - 2.20 ..............   180,000,000        43.4         2.14        98.70      6.910
                            ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG ........  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average U/W NCF DSCR for all Mortgage Loans: 1.51x


-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-7

                                OCCUPANCY RATES
    (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)


                                             TOTAL        % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY            NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                    OF LOANS       BALANCE         BALANCE        BALANCE
--------------------------- ---------- ---------------- -------------- --------------
80.1 - 85.0 ...............       1     $    8,537,550        0.64%     $ 8,537,550
85.1 - 90.0 ...............       4         25,166,532        1.89        6,291,633
90.1 - 95.0 ...............      25        280,926,967       21.08       11,237,079
95.1 (greater than) = .....      99      1,018,074,208       76.39       10,283,578
                                 --     --------------      ------      -----------
TOTAL/AVG/WTD AVG .........     129     $1,332,705,258      100.00%     $10,331,049



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                       BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------
80.1 - 85.0 ...............  $  8,537,550        66.7%        1.42x       81.70%     7.650%
85.1 - 90.0 ...............     9,080,554        71.9         1.36        88.94      7.415
90.1 - 95.0 ...............    43,451,161        69.8         1.37        92.86      7.786
95.1 (greater than) = .....   180,000,000        64.1         1.56        98.67      7.294
                             ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG .........  $180,000,000        65.4%       1.51X        97.16%     7.402%

Weighted Average Occupancy Rate for all Mortgage Loans other than those secured by hospitality properties: 97.16%

                                                                     ANNEX A-1-8

                         REMAINING AMORTIZATION TERMS
                             (ALL MORTGAGE LOANS)

                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MOS)       OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------
133 - 144 ...................       1     $    4,878,962        0.35%     $ 4,878,962
253 - 264 ...................       2         10,059,538        0.73        5,029,769
289 - 300 ...................      18        100,186,927        7.25        5,565,940
313 - 324 ...................       3         23,561,283        1.70        7,853,761
337 - 348 ...................       3         25,073,086        1.81        8,357,695
349 - 360 ...................     108      1,218,582,572       88.15       11,283,172
                                  ---     --------------      ------      -----------
TOTAL/AVG/WTD AVG ...........     135     $1,382,342,368      100.00%     $10,239,573



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MOS)          BALANCE          LTV          DSCR      RATE (1)     RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
133 - 144 ...................  $  4,878,962        55.8%        1.21x       97.84%     7.530%
253 - 264 ...................     5,452,834       101.2         1.00       100.00      6.739
289 - 300 ...................    18,689,144        68.5         1.42        96.79      7.606
313 - 324 ...................    12,538,464        76.6         1.28        99.72      7.465
337 - 348 ...................    11,888,024        70.0         1.50        89.55      8.315
349 - 360 ...................   180,000,000        64.7         1.53        97.25      7.383
                               ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Remaining Amortization Term for all Mortgage Loans: 351 months



-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                     ANNEX A-1-9

                                MORTGAGE RATES
                             (ALL MORTGAGE LOANS)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
6.501 - 6.750 ...........       2     $   10,059,538         0.73%     $ 5,029,769
6.751 - 7.000 ...........       5        381,955,380        27.63       76,391,076
7.001 - 7.250 ...........      24        147,626,106        10.68        6,151,088
7.251 - 7.500 ...........      38        293,482,449        21.23        7,723,222
7.501 - 7.750 ...........      31        190,693,442        13.79        6,151,401
7.751 - 8.000 ...........      24        248,492,540        17.98       10,353,856
8.001 - 8.250 ...........       4         52,888,578         3.83       13,222,144
8.251 - 8.500 ...........       5         40,608,800         2.94        8,121,760
8.501 - 8.750 ...........       2         16,535,536         1.20        8,267,768
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     135     $1,382,342,368       100.00%     $10,239,573



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------
6.501 - 6.750 ...........  $  5,452,834       101.2%        1.00x      100.00%     6.739%
6.751 - 7.000 ...........   180,000,000        53.1         1.86        98.73      6.874
7.001 - 7.250 ...........    39,468,568        76.2         1.32        95.32      7.157
7.251 - 7.500 ...........    37,398,718        74.5         1.32        97.35      7.381
7.501 - 7.750 ...........    23,167,988        72.7         1.33        98.09      7.658
7.751 - 8.000 ...........    70,718,479        60.1         1.52        95.65      7.896
8.001 - 8.250 ...........    22,211,330        61.6         1.41        95.62      8.110
8.251 - 8.500 ...........    32,368,404        70.9         1.33        94.20      8.297
8.501 - 8.750 ...........    11,888,024        71.7         1.54        93.61      8.658
                           ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG .......  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Mortgage Rate: 7.413%


-------
(1) Occupancy rates are calculated without reference to hospitality properties


                                                                    ANNEX A-1-10

                         MATURITY DATE LTV RATIOS (1)

                                           TOTAL         % OF TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE LTV RATIOS (%)        OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
10.01 - 15.00 ...........       1     $    4,878,962         0.35%     $ 4,878,962
20.01 - 25.00 ...........       2         10,059,538         0.73        5,029,769
30.01 - 35.00 ...........       1          5,095,786         0.37        5,095,786
35.01 - 40.00 ...........       3        254,007,769        18.38       84,669,256
40.01 - 45.00 ...........       2          4,795,440         0.35        2,397,720
45.01 - 50.00 ...........       2         18,153,590         1.31        9,076,795
50.01 - 55.00 ...........      11        279,585,128        20.23       25,416,830
55.01 - 60.00 ...........      10         70,808,643         5.12        7,080,864
60.01 - 65.00 ...........      34        251,576,039        18.20        7,399,295
65.01 - 70.00 ...........      49        309,165,116        22.37        6,309,492
70.01 - 75.00 ...........      20        174,216,357        12.60        8,710,818
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     135     $1,382,342,368       100.00%     $10,239,573



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE LTV RATIOS (%)           BALANCE          LTV          DSCR      RATE (2)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------
10.01 - 15.00 ...........  $  4,878,962        55.8%        1.21x       97.84%     7.530%
20.01 - 25.00 ...........     5,452,834       101.2         1.00       100.00      6.739
30.01 - 35.00 ...........     5,095,786        35.4         1.70       100.00      6.960
35.01 - 40.00 ...........   180,000,000        42.8         2.03        98.16      7.190
40.01 - 45.00 ...........     2,796,874        51.3         1.46       100.00      7.647
45.01 - 50.00 ...........    13,506,078        51.1         1.55        92.84      8.200
50.01 - 55.00 ...........    99,694,017        61.3         1.61        97.13      7.194
55.01 - 60.00 ...........    18,689,144        67.8         1.43        93.51      7.582
60.01 - 65.00 ...........    40,951,842        71.5         1.32        97.06      7.744
65.01 - 70.00 ...........    37,398,718        76.1         1.30        98.11      7.439
70.01 - 75.00 ...........    39,468,568        78.0         1.31        95.22      7.458
                           ------------       -----         ----       ------      -----
TOTAL/AVG/WTD AVG .......  $180,000,000        65.5%       1.51X        97.16%     7.413%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 57.4%


-------
(1) ARD Loans are assumed to mature on anticipated maturity date.

(2) Occupancy rates are calculated without reference to hospitality properties


                                                                    ANNEX A-1-11

                       ALL MORTGAGED PROPERTIES BY STATE

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------
NY .............          12         $  273,824,970           19.81%
CA .............          31            237,265,257           17.16
TX .............          19            182,474,421           13.20
MA .............           8            130,374,643            9.43
WA .............           6            106,807,060            7.73
VA .............           5             93,761,069            6.78
PA .............           3             53,206,364            3.85
AZ .............           6             44,689,542            3.23
FL .............          10             32,557,795            2.36
GA .............           5             28,268,606            2.04
OH .............           5             22,787,436            1.65
KS .............           8             20,806,610            1.51
NC .............           4             19,707,599            1.43
IL .............           3             14,298,980            1.03
MD .............           1             13,035,572            0.94
TN .............           3             12,115,974            0.88
MI .............           5             10,614,379            0.77
CT .............           2             10,156,399            0.73
OR .............           1              9,080,554            0.66
LA .............           4              8,902,846            0.64
NJ .............           2              8,726,948            0.63
HI .............           1              8,127,803            0.59
MN .............           1              7,949,093            0.58
NV .............           3              7,740,216            0.56
CO .............           2              5,743,865            0.42
OK .............           1              4,147,089            0.30
AL .............           1              3,479,778            0.25
MS .............           1              2,843,710            0.21
MO .............           1              2,794,533            0.20
SC .............           1              2,598,191            0.19
NH .............           1              2,322,175            0.17
ME .............           3              1,132,891            0.08
                          --         --------------          ------
TOTAL: .........         159         $1,382,342,368          100.00%


                                                                   ANNEX A-1-12

ANNEX A

LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3

ITALICS indicate mortgage loans secured by multiple properties.


 CONTROL
   NO.                           PROPERTY NAME                                                       ADDRESS
====================================================================================================================================
1          Chrysler Building                                          405 Lexington Avenue
2          Cape Cod                                                   769 Iyannough Road
3          Vista Ridge Mall                                           2401 South Stemmons Freeway
4          Westlake Center                                            400 Pine Street
5          Shoppingtown Mall                                          3649 Erie Boulevard East
6          International Place                                        1735 North Lynn Street
7          Fairfax Apartments                                         2251 Pimmit Drive
8          Northampton Crossings                                      State Routes 248 and 33
9          Park Central                                               3110 North Central Avenue, 3115-3121 North 3rd Avenue, 241
                                                                        West Osborn Road
10         Nexus - Canyon Park Laboratory                             21720 23rd Drive Southeast
11         740 South Olive Street                                     740 South Olive Street
12         Sacramento Corporate Center                                501 J Street
13         Houston Galleria Portfolio                                 3131 West Loop South
13a        Courtyard Galleria - Houston                               3131 West Loop South
13b        Fairfield Galleria - Houston                               3131 West Loop South
14         One Hoyt Street                                            One Hoyt Street
15         Brentwood Place                                            11937-12015 Wilshire Boulevard
16         Polo Towne Crossing                                        2100-2208 Dallas Parkway
17         U-Haul B Portfolio                                         Various
17a        U-Haul-Medford                                             600 Mystic Valley Parkway
17b        U-Haul-Beaumont                                            3885 Milam Street
17c        U-Haul-Kings Highway                                       1641 South Kings Highway
17d        U-Haul-Round Rock                                          1535 Round Rock Avenue
17e        U-Haul-Rockville                                           230-240 Maple Avenue
17f        U-Haul-Downtown Norfolk                                    1301 Monticello Avenue
18         Golden West & Gene Autrey Business Park                    1200-1558 East Katella Avenue
19         Loyal Plaza                                                1915 East 3rd Street
20         Food 4 Less Center-Santa Ana                               1900 North Grand Avenue
21         U-Haul A Portfolio                                         Various
21a        U-Haul-Albany                                              139 Broadway
21b        U-Haul-North Rancho                                        3969 North Rancho Drive
21c        U-Haul-College Station                                     2813 Texas Avenue South
21d        U-Haul-Five Towns                                          20 Sheridan Boulevard
21e        U-Haul-New Town                                            1200 West Fullerton
21f        U-Haul-Olathe                                              12541 South Rogers Road
22         Fedex Distribution Facility                                7331 Calhoun Place
23         Valley Corporate Park                                      16300-16380 Roscoe Boulevard
24         Comstock Office Tower                                      5300 Town & Country Blvd
25         Martin Square                                              4420-4484 Weston Road
26         Wichita Apartments Portfolio                               Various
26a        Battin Apartments                                          1739 South Battin Street
26b        The Chalet Apartments                                      5001 East Harry
26c        Linwood Apartments                                         2008 South Hydraulic Street
26d        Parkwood Village Apartments                                1761 South Edgemoor
26e        Southeast Village Apartments                               5001 East Harry
26f        Westport Apartments                                        2526 West 31st Steet
27         Homewood Suites - Billerica                                35 Middlesex Turnpike
28         Food 4 Less Center-Buena Park                              105, 117, 121, 135 North Beach Boulevard and 3021 Lincoln
                                                                        Avenue
29         Century Center North                                       3101-3111 Clairmont Road
30         Home Depot                                                 12960 Foothill Boulevard
31         Plaza Bank Shopping Center                                 9090 Skillman Street
32         38 East 61st Street                                        38 East 61st Street
33         Great Bridge Shopping Center                               237 Battlefield Boulevard
34         Pony Village                                               1611 Virginia Avenue
35         River Valley Plaza                                         1520 River Valley Boulevard
36         Moreno Valley Corporate Center                             Cactus Avenue & Elsworth Street
37         Steele Creek Shopping Center                               N/E corner of York Road (NC Hwy 49) and Steele Creek Road
                                                                        (SC Hwy 160)
38         Coconut Grove Marketplace                                  75-5815 Block Alii Drive at Oneo Bay
39         Catersville Crossing                                       SE/c of East Main Street and US Highway 41
40         Homewood Suites - Bloomington                              2261 Killebrew Drive
41         Food 4 Less Center-Norwalk                                 10901 Imperial Highway
42         Merrill Lynch Office Building                              3401 College Boulevard
43         Meadowview Square                                          2576-2600 State Route 59
44         Park Place Apartments                                      101 Bridewell Street
45         Food 4 Less Center-Inglewood                               3200 Century Boulevard
46         Park Orangewood                                            2019-2211 West Orangewood Avenue
47         Enclave                                                    22619 Pacific Coast Highway
48         Summittree Apartments                                      308 Plus Park Boulevard
49         EST                                                        90 Fieldston Court
50         Food 4 Less-West Covina                                    615 North Azusa Avenue
51         East Point Plaza                                           15715 US Highway 36
52         TLM Portfolio                                              Various
52a        Kentwood Plaza                                             3800 28th Street SE
52b        Center South Shopping Center                               1900 South Roan Street
53         Piney Green Shopping Center                                175 Freedom Way
54         Ritchey Business Center                                    Ritchey Street, St. Andrews Pl., & Glenwood Pl.
55         Long's Drugs - San Pablo                                   800 San Pablo Town Center
56         Good Neighbor Apartments                                   114-122 & 126-130 East 104th Street
57         The Timbers Apartments                                     900 Peques Street
58         Country Hills Apartments                                   66900 Ironwood Drive
59         5040 Airport Office Center                                 5040 NW 7th Street
60         Food 4 Less Center-Long Beach                              2185 East South Street
61         Rush Walton                                                NEC of Rush and Walton Streets
62         Green Knolls Shopping                                      NWC of 63rd & Main Street
63         Village Green Mobile Home Park                             2902 South 84th Street
64         Sprout Brook Center                                        556 Route 17 North
65         Food 4 Less Center-Anaheim                                 88 East Orangethorpe Avenue and 1600 North Lemon Street
66         River Bay Plaza                                            S/E/C of U.S. Highway 301 & Gibsonton/Boyette Road
67         Comfort Inn - JFK                                          144-44 153rd Lane
68         Sentry Station                                             2535 Battlefield Parkway
69         10 Atlantic Portfolio                                      Various
69a        10 Atlantic Avenue                                         10 Atlantic Avenue
69b        85 Terrace Hall Avenue                                     85 Terrace Hall Avenue
69c        217 Middlesex Turnpike                                     217 Middlesex Turnpike
70         Pacific Corporate Center                                   9210-9314 Norwalk Boulevard
71         Rite Aid - Ramona                                          1670 Main Street
72         Cottonwood Creek Apartments                                3149 E. Desert Inn Road
73         University Hills Apartments                                140, 160, 180 and 200 Big Springs Road
74         Park Plaza Shopping Center                                 1120 East 10th Street
75         Mid America Business Park Building 1                       8001 Mid America Boulevard
76         400 Chisolm                                                400 Chisolm Place
77         Palomar Business Park                                      2380-2382 Camino Vida Roble & 6353 El Camino Real
78         Overlook Apartments                                        3158 Steele Street
79         1260 Silas Deane Highway                                   1260 Silas Deane Highway
80         319 East 8th Street                                        319 East 8th Street
81         The Eagle Vail Industrial Center                           41266 US Highway 6 & 24
82         CVS Plaza                                                  217 Main Street
83         260 Cochituate Road                                        260 Cochituate Road
84         Executive Center                                           900 & 917 Western America Circle
85         Lakeside Village                                           2310 70th Street
86         Lancer Square Shopping Center                              3203-3285 Independence Parkway
87         1 Cupania Circle                                           One Cupania Circle
88         Sunrise Plaza                                              6105-6185 West Sunrise Boulevard
89         Woodman Plaza                                              4730 Woodman Avenue
90         Fairfield Inn - Scottsdale                                 5101 N. Scottsdale Road
91         Fairfield Inn - Dallas                                     1575 Regal Row
92         El Cortijo Shopping Center                                 3001 East Skyline Drive
93         Lakeview Centre                                            11900-11930 Whitmore Lake Road
94         Kariotis Mobile Home Park                                  3060 NE McWilliams Rd.
95         Van Nuys                                                   7203-7219 Van Nuys Boulevard and 14505-14523 Sherman Way
96         Expressway Center                                          3845-3895 North Perris Boulevard & 85-185 Ramona Expressway
97         Quail Ridge                                                2187 Gauthier Road
98         Amber Vista Apartments                                     1901 E 15th Street
99         Wal-Mart Brookhaven                                        958 Brookhaven Boulevard
100        Walgreens - Bellingham                                     4090 Guide Meridian
101        Walgreen's                                                 1011 West MacArthur Drive
102        Wal-Mart Crowley                                           753 Odd Fellows Road
103        LaSombra Apartments                                        1400 E. Crosby Road
104        Trolley Square                                             1525 Old Trolley Road
105        Sherwood Forest & Lamplighter Mobile Home Parks            Various
105a       Sherwood Forest Mobile Home Park                           400 Cousins Lane
105b       Lamplighter Mobile Home Park                               2206 Wesley Drive
106        Honey Hill Plaza                                           19701-19747 Douglas Road
107        Super K Local Shops                                        SWC Military Highway & International Boulevard
108        Plaza Del Rio                                              7607 East McDowell Road
109        Wellington Business Park                                   5 Dartmouth Road
110        Atwater Court                                              4550 and 4560 Atwater Court
111        The Chase Bank Building                                    8799 North Loop East
112        Steele Creek Mobile Home Park                              9200 Old Military Road
113        Montbello Centre                                           4665 Paris Street
114        San Vicente Apartments                                     936 N. San Vicente Boulevard
115        Shoppes at Jones Bridge                                    9950 Jones Bridge Road
116        Desert Cove Industrial Center                              2224-2240 West Desert Cove
117        Creston Apartments                                         901 Rupp Avenue, 33 William Penn Drive and 4412 & 4420
                                                                        Gettysburg Road
118        Ninety East Mobile Home Park                               6675 Highway 90 East
119        Cooper Marketplace                                         825 South Cooper Road
120        Navajo Office Park                                         7183-7189 Navajo Road
121        Darling Apartments                                         100-150 East University Boulevard
122        Newtowne Center                                            2512-2620 E. Grand River Road
123        Kelbourne Apartments                                       250 Jeanell Drive
124        Tarrybrooke Square                                         2835 Military Trail
125        Park South Apartments                                      200, 700 & 800 Park South Boulevard and 102 Park South Court
126        Wal-Mart Lafayette                                         1215 N.W. Evangeline Thruway
127        1864-1870 North Vermont Avenue                             1864-1870 North Vermont Avenue
128        ABC Plaza                                                  1345-1363 Mall Drive
129        Stoneybrook Mobile Home Park                               New York State Route 26
130        6341 Thompson Rd                                           6341 Thompson Road
131        Ames Portfolio                                             Various
131a       Hidden Acres Manufactured Home Community                   60 Jones Street
131b       Meadowridge Manufactured Home Community                    Smithfield Road
131c       Riverside Terrace Manufactured Home Community              Parkman Hill Road
132        614 Massachusetts Avenue                                   614 Massachusetts Avenue
133        Edgewater & Edgewood Portfolio                             Various
133a       Edgewater Park                                             7507 Wahl Road
133b       Edgewood Estates                                           76 North Ford Road
134        Azure Lane Apartments and Ridgewood Avenue Apartments      Various
134a       Azure Lane Apartments                                      304 Azure Lane
134b       Ridgewood Avenue Apartments                                6100 Ridgewood Avenue
135        301 Northwest 32nd Court                                   301 Northwest 32nd Court


                                                                   CROSS            ORIGINAL      CUT-OFF DATE     % OF AGGREGATE
 CONTROL                                                      COLLATERALIZED         BALANCE        BALANCE         CUT-OFF DATE
   NO.               CITY             STATE     ZIP               GROUPS               ($)            ($)              BALANCE
====================================================================================================================================
1          New York                 NY           10174                             180,000,000    180,000,000             13.02
2          Hyannis                  MA           02601                             100,000,000     99,694,017              7.21
3          Lewisville (Dallas MSA)  TX           75067                              90,000,000     89,771,643              6.49
4          Seattle                  WA           98101                              71,000,000     70,718,479              5.12
5          DeWitt                   NY           13214                              43,500,000     43,451,161              3.14
6          Arlington                VA           22209                              41,000,000     40,951,842              2.96
7          Falls Church             VA           22043                              39,500,000     39,468,568              2.86
8          Lower Nazareth Township  PA           18045                              37,500,000     37,398,718              2.71
9          Phoenix                  AZ           85013                              32,500,000     32,368,404              2.34
10         Bothell                  WA           98021                              23,275,000     23,167,988              1.68
11         Los Angeles              CA           90014                              22,230,000     22,213,927              1.61
12         Sacramento               CA           95814                              22,250,000     22,211,330              1.61
13         Houston                  TX           77027     Yes - FelCor/Interstate  18,750,000     18,689,144              1.35
13a        Houston                  TX           77027
13b        Houston                  TX           77027
14         Brooklyn                 NY           11201                              18,000,000     17,987,675              1.30
15         Los Angeles              CA           90025                              17,600,000     17,576,907              1.27
16         Plano                    TX           75093                              17,250,000     17,213,133              1.25
17         Various                  Various    Various     Yes - U-Haul             16,485,000     16,474,117              1.19
17a        Somerville               MA           02143
17b        Beaumont                 TX           77701
17c        St. Louis                MI           63110
17d        Round Rock               TX           78681
17e        Rockville Centre         NY           11570
17f        Norfolk                  VA           23510
18         Anaheim                  CA           92805                              15,500,000     15,465,245              1.12
19         Loyalsock Township       PA           17701                              14,000,000     13,988,926              1.01
20         Santa Ana                CA           92705                              13,700,000     13,690,193              0.99
21         Various                  Various    Various     Yes - U-Haul             13,515,000     13,506,078              0.98
21a        Albany                   NY           12202
21b        Las Vegas                NV           89130
21c        College Station          TX           77840
21d        Inwood                   NY           11696
21e        Chicago                  IL           60614
21f        Olathe                   KS           66062
22         Rockville                MD           20855                              13,050,000     13,035,572              0.94
23         Van Nuys                 CA           91406                              12,750,000     12,732,674              0.92
24         Frisco                   TX           75252                              12,600,000     12,573,686              0.91
25         Davie                    FL           33331                              12,560,000     12,538,464              0.91
26         Wichita                  KS         Various     Yes - Wichita            12,000,000     11,888,024              0.86
26a        Wichita                  KS           67218
26b        Wichita                  KS           67218
26c        Wichita                  KS           67211
26d        Wichita                  KS           67218
26e        Wichita                  KS           67218
26f        Wichita                  KS           67217
27         Billerca                 MA           01821     Yes - Homewood           11,800,000     11,724,912              0.85
28         Anaheim                  CA           92801                              11,300,000     11,291,911              0.82
29         Atlanta                  GA           30329                              11,200,000     11,191,554              0.81
30         San Fernando             CA           91342                              10,700,000     10,678,269              0.77
31         Dallas                   TX           75243                              10,450,000     10,427,973              0.75
32         New York                 NY           10021                               9,550,000      9,543,260              0.69
33         Chesapeake               VA           23322                               9,500,000      9,479,743              0.69
34         North Bend               OR           97459                               9,100,000      9,080,554              0.66
35         Lancaster                OH           43130                               8,575,000      8,563,026              0.62
36         Moreno Valley            CA           90303                               8,537,550      8,537,550              0.62
37         Charlotte                NC           28278                               8,390,000      8,379,185              0.61
38         Kailua-Kona              HI           96745                               8,150,000      8,127,803              0.59
39         Catersville              GA           30121                               8,080,000      8,069,264              0.58
40         Bloomington              MN           55425     Yes - Homewood            8,000,000      7,949,093              0.58
41         Norwalk                  CA           90650                               7,700,000      7,694,488              0.56
42         Leawood                  KS           66206                               7,600,000      7,594,461              0.55
43         Kent                     OH           44266                               7,550,000      7,529,303              0.54
44         Los Angeles              CA           90042                               7,400,000      7,393,934              0.53
45         Inglewood                CA           90303                               6,960,000      6,955,018              0.50
46         Orange                   CA           92868                               6,850,000      6,835,293              0.49
47         Malibu                   CA           90265                               6,800,000      6,781,634              0.49
48         Nashville                TN           37217                               6,300,000      6,300,000              0.46
49         Cheshire                 CT           06410                               6,300,000      6,295,773              0.46
50         West Covina              CA           91790                               6,000,000      5,995,705              0.43
51         Marysville               OH           43040                               5,950,000      5,926,476              0.43
52         Various                  Various    Various     Yes - TLM                 5,900,000      5,900,000              0.43
52a        Kentwood                 MI           49508
52b        Johnson City             TN           37601
53         Midway Park              NC           28544                               5,600,000      5,588,359              0.40
54         Santa Ana                CA           92705                               5,525,000      5,518,612              0.40
55         San Pablo                CA           94806                               5,785,239      5,452,834              0.39
56         New York                 NY           10029                               5,425,000      5,401,494              0.39
57         San Marcus               TX           78666                               5,250,000      5,250,000              0.38
58         Desert Hot Springs       CA           92440                               5,200,000      5,200,000              0.38
59         Miami                    FL           33126                               5,150,000      5,146,170              0.37
60         Long Beach               CA           90805                               5,120,000      5,116,335              0.37
61         Chicago                  IL           60611                               5,100,000      5,095,786              0.37
62         Downers Grove            IL           60415                               5,080,917      5,080,917              0.37
63         Lakewood                 WA           98499                               5,050,000      5,036,018              0.36
64         Paramus                  NJ           07652                               5,000,000      4,989,546              0.36
65         Anaheim                  CA           92801                               4,900,000      4,878,962              0.35
66         Riverview                FL           33569                               4,800,000      4,796,660              0.35
67         Jamaica                  NY           11430                               4,750,000      4,745,221              0.34
68         Fort Oglethorpe          GA           30742                               4,725,000      4,719,047              0.34
69         Various                  MA         Various     Yes - Atlantic            4,695,000      4,647,512              0.34
69a        Woburn                   MA           01801
69b        Burlington               MA           01803
69c        Burlington               MA           01803
70         Santa Fe Springs         CA           90670                               4,625,000      4,612,571              0.33
71         Ramona                   CA           92065                               4,887,529      4,606,704              0.33
72         Las Vegas                NV           89121                               4,400,000      4,387,637              0.32
73         Riverside                CA           92507                               4,300,000      4,296,632              0.31
74         Roanoke Rapids           NC           27870                               4,275,000      4,266,119              0.31
75         Oklahoma City            OK           73135                               4,150,000      4,147,089              0.30
76         Plano                    TX           75075                               4,100,000      4,096,939              0.30
77         Carlsbad                 CA           92009                               4,050,000      4,040,878              0.29
78         Memphis                  TN           38127                               4,000,000      3,994,986              0.29
79         Wethersfield             CT           06109                               3,865,000      3,860,626              0.28
80         New York                 NY           10009                               3,800,000      3,794,938              0.27
81         Avon                     CO           81620                               3,750,000      3,745,300              0.27
82         West Orange              NJ           07052                               3,740,000      3,737,403              0.27
83         Framingham               MA           01701                               3,550,000      3,545,342              0.26
84         Mobile                   AL           36609                               3,500,000      3,479,778              0.25
85         Lubbock                  TX           79412                               3,450,000      3,440,566              0.25
86         Plano                    TX           75075                               3,300,000      3,296,042              0.24
87         Monterey Park            CA           91755                               3,300,000      3,295,874              0.24
88         Sunrise                  FL           33313                               3,300,000      3,295,493              0.24
89         Sherman Oaks             CA           91423                               3,300,000      3,295,414              0.24
90         Scottsdale               AZ           85250     Yes - FelCor/Interstate   3,300,000      3,289,289              0.24
91         Dallas                   TX           75247     Yes - FelCor/Interstate   3,250,000      3,239,452              0.23
92         Tucson                   AZ           85718                               3,100,000      3,087,258              0.22
93         Whitmore Lake            MI           48189                               3,050,000      3,043,660              0.22
94         Bremerton                WA           98311                               3,050,000      3,043,376              0.22
95         Van Nuys                 CA           91405                               3,000,000      2,996,632              0.22
96         Perris                   CA           92571                               3,000,000      2,989,677              0.22
97         Lake Charles             LA           70607                               2,980,000      2,976,303              0.22
98         Plano                    TX           75074                               2,900,000      2,895,017              0.21
99         Brookhaven               MS           39601                               2,850,000      2,843,710              0.21
100        Bellingham               WA           98226                               2,800,000      2,796,874              0.20
101        Webb City                MO           64870                               2,798,000      2,794,533              0.20
102        Crowley                  LA           70526                               2,700,000      2,694,042              0.19
103        Carrollton               TX           75006                               2,625,000      2,625,000              0.19
104        Summerville              SC           29485                               2,600,000      2,598,191              0.19
105        Arlington                TX           76012     Yes  - Sherwood           2,500,000      2,495,168              0.18
105a       Arlington                TX           76012
105b       Arlington                TX           76012
106        Carol City               FL           33056                               2,500,000      2,493,693              0.18
107        Norfolk                  VA           23513                               2,425,000      2,421,866              0.18
108        Scottsdale               AZ           85257                               2,400,000      2,394,811              0.17
109        Auburn                   NH           03032                               2,325,000      2,322,175              0.17
110        Buford                   GA           30518                               2,300,000      2,295,356              0.17
111        Houston                  TX           77029                               2,190,000      2,188,482              0.16
112        Silverdale               WA           98311                               2,050,000      2,044,324              0.15
113        Denver                   CO           80239                               2,000,000      1,998,565              0.14
114        West Hollywood           CA           90069                               2,000,000      1,994,490              0.14
115        Alpharetta               GA           30022                               2,000,000      1,993,385              0.14
116        Phoenix                  AZ           85029                               1,883,000      1,881,684              0.14
117        Camp Hill                PA           17011                               1,825,000      1,818,720              0.13
118        Lake Charles             LA           70615                               1,763,000      1,760,756              0.13
119        Gilbert                  AZ           85233                               1,670,000      1,668,095              0.12
120        San Diego                CA           92119                               1,625,000      1,622,953              0.12
121        Melbourne                FL           32901                               1,600,000      1,593,653              0.12
122        Howell                   MI           48843                               1,525,000      1,519,983              0.11
123        Carson City              NV           89703                               1,500,000      1,498,804              0.11
124        West Palm Beach          FL           33415                               1,500,000      1,496,947              0.11
125        Arden                    NC           28704                               1,481,000      1,473,936              0.11
126        Lafayette                LA           70501                               1,475,000      1,471,745              0.11
127        Los Angeles              CA           90027                               1,295,000      1,292,608              0.09
128        Benton Harbor            MI           49022                               1,275,000      1,272,186              0.09
129        Lee                      NY           13363                               1,225,000      1,223,504              0.09
130        Dewitt                   NY           13214                               1,150,000      1,147,031              0.08
131        Various                  ME         Various     Yes - Ames                1,134,000      1,132,891              0.08
131a       Madison                  ME           04950
131b       Norridgewock             ME           04957
131c       Skowhegan                ME           04976
132        Boston                   MA           02118                               1,025,000      1,024,294              0.07
133        Various                  OH         Various     Yes  - Edgewater            770,000        768,631              0.06
133a       Vickery                  OH           43464
133b       Mansfield                OH           44905
134        Cocoa Beach              FL           32931     Yes - Azure                 700,000        697,052              0.05
134a       Cocoa Beach              FL           32931
134b       Cocoa Beach              FL           32931
135        Pompano Beach            FL           33064                                 500,000        499,665              0.04


            CUMULATIVE %               ADMINISTRATIVE   INTEREST                            ORIGINAL         REMAINING
 CONTROL   OF INITIAL POOL  MORTGAGE        COST        ACCRUAL     AMORTIZATION         INTEREST-ONLY     INTEREST-ONLY
   NO.         BALANCE      RATE (%)      RATE (%)       METHOD         TYPE             PERIOD (MOS.)       PERIOD (MOS.)
===============================================================================================================================
1                13.02       6.910          0.1009     Act/360      Interest-Only, ARD            24               23
2                20.23       6.797          0.1009     Act/360      Balloon                        0                0
3                26.73       6.870          0.1009      30/360      ARD                            0                0
4                31.84       7.890          0.1009     Act/360      ARD                            0                0
5                34.99       8.000          0.1009     Act/360      Balloon                        0                0
6                37.95       7.830          0.1009     Act/360      ARD                            0                0
7                40.80       7.150          0.1009     Act/360      Balloon                        0                0
8                43.51       7.310          0.1009     Act/360      ARD                            0                0
9                45.85       8.290          0.1009     Act/360      ARD                            0                0
10               47.53       7.750          0.1009     Act/360      ARD                            0                0
11               49.13       7.630          0.1009     Act/360      ARD                            0                0
12               50.74       8.150          0.1009     Act/360      Balloon                        0                0
13               52.09       7.476          0.1009     Act/360      Balloon                        0                0
13a
13b
14               53.39       7.900          0.1009     Act/360      ARD                            0                0
15               54.67       7.400          0.1009     Act/360      Balloon                        0                0
16               55.91       7.280          0.1009     Act/360      ARD                            0                0
17               57.10       8.080          0.1009     Act/360      ARD                            0                0
17a
17b
17c
17d
17e
17f
18               58.22       7.070          0.1209     Act/360      Balloon                        0                0
19               59.23       7.180          0.1009     Act/360      Balloon                        0                0
20               60.22       7.680          0.1009     Act/360      Balloon                        0                0
21               61.20       8.080          0.1009     Act/360      ARD                            0                0
21a
21b
21c
21d
21e
21f
22               62.14       7.690          0.1009     Act/360      Balloon                        0                0
23               63.07       7.260          0.1009     Act/360      Balloon                        0                0
24               63.97       7.380          0.1009     Act/360      Balloon                        0                0
25               64.88       7.490          0.1009     Act/360      ARD                            0                0
26               65.74       8.700          0.1009     Act/360      Balloon                        0                0
26a
26b
26c
26d
26e
26f
27               66.59       7.840          0.1009     Act/360      Balloon                        0                0
28               67.41       7.680          0.1009     Act/360      Balloon                        0                0
29               68.22       7.420          0.1209     Act/360      Balloon                        0                0
30               68.99       7.500          0.1009     Act/360      ARD                            0                0
31               69.74       7.340          0.1009     Act/360      Balloon                        0                0
32               70.43       7.750          0.1009     Act/360      ARD                            0                0
33               71.12       7.290          0.1209     Act/360      Balloon                        0                0
34               71.78       7.350          0.1009     Act/360      Balloon                        0                0
35               72.40       7.150          0.1009     Act/360      Balloon                        0                0
36               73.01       7.650          0.1009     Act/360      Balloon                        0                0
37               73.62       7.470          0.1309     Act/360      Balloon                        0                0
38               74.21       7.420          0.1009     Act/360      Balloon                        0                0
39               74.79       7.350          0.1009     Act/360      Balloon                        0                0
40               75.37       7.840          0.1009     Act/360      Balloon                        0                0
41               75.92       7.680          0.1009     Act/360      Balloon                        0                0
42               76.47       7.590          0.1009     Act/360      ARD                            0                0
43               77.02       7.250          0.1009     Act/360      Balloon                        0                0
44               77.55       7.000          0.1009     Act/360      Balloon                        0                0
45               78.05       7.680          0.1009     Act/360      Balloon                        0                0
46               78.55       7.260          0.1209     Act/360      Balloon                        0                0
47               79.04       7.310          0.1009     Act/360      Balloon                        0                0
48               79.50       7.460          0.1009     Act/360      Balloon                        0                0
49               79.95       8.000          0.1009     Act/360      ARD                            0                0
50               80.38       7.680          0.1009     Act/360      Balloon                        0                0
51               80.81       7.250          0.1009     Act/360      Balloon                        0                0
52               81.24       7.860          0.1009     Act/360      ARD                            0                0
52a
52b
53               81.64       7.400          0.1009     Act/360      Balloon                        0                0
54               82.04       7.890          0.1309     Act/360      Balloon                        0                0
55               82.44       6.739          0.1009      30/360      Balloon                        0                0
56               82.83       7.310          0.1009     Act/360      Balloon                        0                0
57               83.21       7.140          0.1009     Act/360      Balloon                        0                0
58               83.59       7.040          0.1309     Act/360      Balloon                        0                0
59               83.96       7.490          0.1009     Act/360      Balloon                        0                0
60               84.33       7.680          0.1009     Act/360      Balloon                        0                0
61               84.70       6.960          0.1009     Act/360      Balloon                        0                0
62               85.06       7.580          0.1209     Act/360      Balloon                        0                0
63               85.43       7.210          0.1009     Act/360      Balloon                        0                0
64               85.79       7.375          0.1009     Act/360      Balloon                        0                0
65               86.14       7.530          0.1009     Act/360      Balloon                        0                0
66               86.49       7.820          0.1209     Act/360      Balloon                        0                0
67               86.83       8.270          0.1009     Act/360      Balloon                        0                0
68               87.17       7.560          0.1209     Act/360      Balloon                        0                0
69               87.51       8.550          0.1009     Act/360      Balloon                        0                0
69a
69b
69c
70               87.84       7.330          0.1209     Act/360      Balloon                        0                0
71               88.18       6.739          0.1009      30/360      Balloon                        0                0
72               88.49       7.150          0.1009     Act/360      Balloon                        0                0
73               88.80       7.230          0.1009     Act/360      Balloon                        0                0
74               89.11       7.500          0.1309     Act/360      Balloon                        0                0
75               89.41       7.780          0.1009     Act/360      Balloon                        0                0
76               89.71       7.470          0.1209     Act/360      Balloon                        0                0
77               90.00       7.050          0.1209     Act/360      Balloon                        0                0
78               90.29       7.580          0.1009     Act/360      Balloon                        0                0
79               90.57       7.970          0.1009     Act/360      ARD                            0                0
80               90.85       7.340          0.1009     Act/360      ARD                            0                0
81               91.12       7.580          0.1009     Act/360      Balloon                        0                0
82               91.39       7.830          0.1009     Act/360      ARD                            0                0
83               91.64       7.400          0.1009     Act/360      Balloon                        0                0
84               91.89       7.500          0.1209     Act/360      Balloon                        0                0
85               92.14       7.260          0.1009     Act/360      Balloon                        0                0
86               92.38       7.750          0.1009     Act/360      ARD                            0                0
87               92.62       7.590          0.1009     Act/360      Balloon                        0                0
88               92.86       7.240          0.1009     Act/360      Balloon                        0                0
89               93.10       7.170          0.1009     Act/360      Balloon                        0                0
90               93.34       7.476          0.1009     Act/360      Balloon                        0                0
91               93.57       7.476          0.1009     Act/360      Balloon                        0                0
92               93.79       7.590          0.1009     Act/360      Balloon                        0                0
93               94.01       7.400          0.1209     Act/360      Balloon                        0                0
94               94.23       7.210          0.1009     Act/360      Balloon                        0                0
95               94.45       8.000          0.1009     Act/360      ARD                            0                0
96               94.67       7.950          0.1009     Act/360      ARD                            0                0
97               94.88       7.620          0.1009     Act/360      Balloon                        0                0
98               95.09       7.480          0.1309     Act/360      Balloon                        0                0
99               95.30       7.140          0.1009     Act/360      Balloon                        0                0
100              95.50       7.630          0.1009     Act/360      Balloon                        0                0
101              95.70       7.625          0.1009     Act/360      Balloon                        0                0
102              95.90       7.140          0.1009     Act/360      Balloon                        0                0
103              96.09       7.140          0.1009     Act/360      Balloon                        0                0
104              96.27       7.820          0.1009     Act/360      Balloon                        0                0
105              96.45       7.875          0.1009     Act/360      Balloon                        0                0
105a
105b
106              96.63       7.580          0.1209     Act/360      Balloon                        0                0
107              96.81       7.460          0.1009     Act/360      Balloon                        0                0
108              96.98       7.230          0.1009     Act/360      Balloon                        0                0
109              97.15       7.700          0.1009     Act/360      Balloon                        0                0
110              97.32       7.525          0.1009     Act/360      Balloon                        0                0
111              97.48       7.840          0.1009     Act/360      Balloon                        0                0
112              97.62       7.210          0.1009     Act/360      Balloon                        0                0
113              97.77       7.670          0.1209     Act/360      Balloon                        0                0
114              97.91       7.230          0.1009     Act/360      Balloon                        0                0
115              98.06       7.370          0.1209     Act/360      Balloon                        0                0
116              98.19       7.800          0.1009     Act/360      Balloon                        0                0
117              98.32       7.950          0.1009     Act/360      Balloon                        0                0
118              98.45       7.520          0.1009     Act/360      Balloon                        0                0
119              98.57       7.940          0.1009     Act/360      Balloon                        0                0
120              98.69       7.560          0.1009     Act/360      Balloon                        0                0
121              98.80       8.375          0.1009     Act/360      Balloon                        0                0
122              98.91       7.400          0.1209     Act/360      Balloon                        0                0
123              99.02       7.140          0.1009     Act/360      Balloon                        0                0
124              99.13       7.490          0.1209     Act/360      Balloon                        0                0
125              99.24       7.590          0.1009     Act/360      Balloon                        0                0
126              99.34       7.140          0.1009     Act/360      Balloon                        0                0
127              99.44       7.900          0.1009     Act/360      Balloon                        0                0
128              99.53       7.140          0.1009     Act/360      Balloon                        0                0
129              99.62       7.680          0.1009     Act/360      Balloon                        0                0
130              99.70       7.490          0.1009     Act/360      Balloon                        0                0
131              99.78       8.500          0.1009     Act/360      Balloon                        0                0
131a
131b
131c
132              99.86       7.870          0.1009     Act/360      Balloon                        0                0
133              99.91       8.300          0.1009     Act/360      Balloon                        0                0
133a
133b
134              99.96       8.125          0.1009     Act/360      Balloon                        0                0
134a
134b
135             100.00       8.000          0.1009     Act/360      Balloon                        0                0


                 ORIGINAL            REMAINING          ORIGINAL        REMAINING                     MATURITY OR
 CONTROL         TERM TO             TERM TO         AMORTIZATION     AMORTIZATION     ORIGINATION    ANTICIPATED         BALLOON
   NO.        MATUIRITY (MOS.)    MATUIRITY (MOS.)     TERM (MOS.)      TERM (MOS.)         DATE     REPAYMENT DATE     BALANCE ($)
====================================================================================================================================
1                   121                 120              360              360              6/20/01      07/11/11        158,522,003
2                   120                 116              360              356              2/28/01      03/11/11         86,748,343
3                   120                 117              360              357               4/5/01      04/11/11         76,993,377
4                   121                 115              360              354              12/7/00      02/11/11         63,216,634
5                   120                 118              360              358               5/1/01      05/11/11         38,908,313
6                   120                 118              360              358              4/19/01      05/11/11         36,522,227
7                    60                  59              360              359               6/5/01      06/11/06         37,480,767
8                   120                 116              360              356               3/9/01      03/11/11         32,974,226
9                   120                 113              360              353             11/13/00      12/11/10         29,256,259
10                  120                 113              360              353              12/1/00      12/11/10         20,685,017
11                  120                 119              360              359               6/8/01      06/11/11         19,701,698
12                  120                 117              360              357              3/12/01      04/11/11         19,969,235
13                  120                 117              300              297              3/27/01      04/11/11         15,218,403
13a
13b
14                  120                 119              360              359              5/22/01      06/11/11         16,058,423
15                  120                 118              360              358              4/30/01      05/11/11         15,511,012
16                  120                 117              360              357              3/30/01      04/11/11         15,154,072
17                  121                 120              360              359               6/8/01      07/11/11         14,747,735
17a
17b
17c
17d
17e
17f
18                   60                  57              360              357              3/15/01      04/11/06         14,694,255
19                  120                 119              360              359              5/31/01      06/11/11         12,266,761
20                  120                 119              360              359              5/31/01      06/11/11         12,156,868
21                  121                 120              360              359               6/8/01      07/11/11         12,090,727
21a
21b
21c
21d
21e
21f
22                  120                 119              300              299              5/21/01      06/11/11         10,659,244
23                   60                  58              360              358               5/1/01      05/11/06         12,114,111
24                  120                 117              360              357               4/3/01      04/11/11         11,097,435
25                  120                 118              324              322               5/2/01      05/11/11         10,610,579
26                  120                 102              360              342             12/22/99      01/01/10         10,906,416
26a
26b
26c
26d
26e
26f
27                  120                 114              300              294             12/20/00      01/01/11          9,676,588
28                  120                 119              360              359              5/31/01      06/11/11         10,027,198
29                   60                  59              360              359               6/1/01      06/11/06         10,659,864
30                  120                 117              360              357              3/26/01      04/11/11          9,452,673
31                  120                 117              360              357              3/30/01      04/11/11          9,194,434
32                  120                 119              360              359              5/23/01      06/11/11          8,488,901
33                  120                 117              360              357              3/13/01      04/11/11          8,347,868
34                   84                  82              300              298              4/24/01      05/11/08          8,023,376
35                  120                 118              360              358              4/17/01      05/11/11          7,508,657
36                  118                 118              344              344               7/3/01      05/11/11          7,460,823
37                  120                 118              360              358              4/17/01      05/11/11          7,407,303
38                  120                 117              324              321              3/27/01      04/11/11          6,870,582
39                  120                 118              360              358              4/12/01      05/11/11          7,111,886
40                  120                 114              300              294             12/20/00      01/01/11          6,560,399
41                  120                 119              360              359              5/31/01      06/11/11          6,832,693
42                  120                 119              360              359               6/6/01      06/11/11          6,728,932
43                  120                 116              360              356              2/14/01      03/11/11          6,628,551
44                   60                  59              360              359              5/17/01      06/11/06          7,009,512
45                  120                 119              360              359              5/31/01      06/11/11          6,176,045
46                   84                  81              360              357              3/19/01      04/11/08          6,332,802
47                  120                 116              360              356               3/2/01      03/11/11          5,979,327
48                  120                 120              360              360              6/15/01      07/11/11          5,560,488
49                  120                 119              360              359               6/1/01      06/11/11          5,633,936
50                  120                 119              360              359              5/31/01      06/11/11          5,324,175
51                  120                 115              360              355               2/8/01      02/11/11          5,220,326
52                  120                 120              360              360              6/12/01      07/11/11          5,257,384
52a
52b
53                  120                 117              360              357               4/6/01      04/11/11          4,934,703
54                  120                 118              360              358              4/30/01      05/11/11          4,928,758
55                  264                 224              300              260              2/13/98      03/10/20          1,302,378
56                  120                 116              300              296              2/27/01      03/11/11          4,381,948
57                   60                  60              360              360              6/25/01      07/11/06          4,981,269
58                   60                  60              360              360              6/25/01      07/11/06          4,928,117
59                  120                 119              360              359              5/18/01      06/11/11          4,548,339
60                  120                 119              360              359              5/31/01      06/11/11          4,543,297
61                   60                  59              360              359               6/1/01      06/11/06          4,828,612
62                   78                  78              353              353              6/29/01      01/11/08          4,736,802
63                  120                 116              360              356              2/14/01      03/11/11          4,429,073
64                  120                 117              360              357              3/15/01      04/11/11          4,403,183
65                  120                 119              144              143              5/31/01      06/11/11          1,208,005
66                  120                 119              360              359              5/18/01      06/11/11          4,273,963
67                  120                 119              300              299               6/1/01      06/11/11          3,945,262
68                  120                 118              360              358               5/9/01      05/11/11          4,181,023
69                  120                 101              360              341             11/12/99      12/01/09          4,253,780
69a
69b
69c
70                   60                  56              360              356              2/21/01      03/01/06          4,397,863
71                  264                 224              300              260              2/13/98      03/10/20          1,100,285
72                  120                 116              360              356               3/8/01      03/11/11          3,852,967
73                   60                  59              360              359               6/1/01      06/11/06          4,083,914
74                  120                 118              300              298              4/27/01      05/11/11          3,472,809
75                  120                 119              360              359              6/27/01      06/11/11          3,691,600
76                   60                  59              360              359              5/25/01      06/11/06          3,904,425
77                   60                  57              360              357               3/5/01      04/01/06          3,838,574
78                  120                 118              360              358              4/17/01      05/11/11          3,541,259
79                  120                 118              360              358              4/30/01      05/11/11          3,454,545
80                  120                 118              360              358               5/8/01      05/11/11          3,343,843
81                  120                 118              360              358              4/16/01      05/11/11          3,319,930
82                  120                 119              360              359               6/4/01      06/11/11          3,330,939
83                   84                  82              360              358               5/3/01      05/11/08          3,289,821
84                  120                 115              300              295              1/17/01      02/11/11          2,841,016
85                  120                 116              360              356               3/2/01      03/11/11          3,029,723
86                  120                 118              360              358              4/24/01      05/11/11          2,933,857
87                  120                 118              360              358              4/17/01      05/11/11          2,922,269
88                   84                  82              360              358              5/11/01      05/11/08          3,050,038
89                   60                  58              360              358              4/23/01      05/11/06          3,132,203
90                  120                 117              300              297              3/27/01      04/11/11          2,678,438
91                  120                 117              300              297              3/27/01      04/11/11          2,637,857
92                  120                 116              300              296              2/26/01      03/11/11          2,525,190
93                  120                 117              360              357              3/15/01      04/11/11          2,687,652
94                  120                 117              360              357              3/23/01      04/11/11          2,674,575
95                  120                 118              360              358              3/29/01      05/11/11          2,683,331
96                  120                 115              360              355               2/7/01      02/11/11          2,678,076
97                  120                 118              360              358              5/10/01      05/11/11          2,640,868
98                  120                 118              324              322              4/23/01      05/11/11          2,449,208
99                  120                 117              360              357              3/27/01      04/11/11          2,494,645
100                 120                 119              300              299               6/4/01      06/11/11          2,282,985
101                 120                 118              360              358              5/10/01      05/11/11          2,479,889
102                 120                 117              360              357              3/27/01      04/11/11          2,363,349
103                  60                  60              300              300              6/12/01      07/11/06          2,413,099
104                 120                 119              360              359              5/23/01      06/11/11          2,315,064
105                 120                 118              300              298               5/9/01      05/11/11          2,053,527
105a
105b
106                 120                 116              360              356              2/15/01      03/11/11          2,213,370
107                 120                 118              360              358              4/19/01      05/11/11          2,140,426
108                 120                 117              360              357              3/22/01      04/11/11          2,105,674
109                 120                 118              360              358              4/17/01      05/11/11          2,064,496
110                 120                 117              360              357               4/6/01      04/11/11          2,033,158
111                 120                 119              360              359               6/1/01      06/11/11          1,950,943
112                 120                 116              360              356              2/16/01      03/11/11          1,797,940
113                 120                 119              360              359               6/4/01      06/11/11          1,774,287
114                 120                 116              360              356              2/16/01      03/11/11          1,754,998
115                 120                 117              300              297               4/9/01      04/11/11          1,618,116
116                 120                 119              360              359              5/18/01      06/11/11          1,675,825
117                 120                 115              360              355               2/8/01      02/11/11          1,629,162
118                 120                 118              360              358              5/10/01      05/11/11          1,558,466
119                 120                 118              360              358              4/27/01      05/11/11          1,491,575
120                 120                 118              360              358              4/12/01      05/11/11          1,437,919
121                 120                 113              360              353             11/28/00      12/11/10          1,443,123
122                 120                 117              300              297              3/15/01      04/11/11          1,234,933
123                  60                  59              360              359               6/5/01      06/11/06          1,423,157
124                 120                 117              360              357              3/30/01      04/11/11          1,324,807
125                 120                 113              360              353              12/7/00      12/11/10          1,311,019
126                 120                 117              360              357              3/27/01      04/11/11          1,291,087
127                 120                 117              360              357              3/19/01      04/11/11          1,155,361
128                 120                 117              360              357              3/27/01      04/11/11          1,116,026
129                 120                 118              360              358              5/10/01      05/11/11          1,087,208
130                 120                 116              360              356              2/26/01      03/11/11          1,015,854
131                 120                 118              360              358              4/30/01      05/11/11          1,026,175
131a
131b
131c
132                 120                 119              360              359               6/8/01      06/11/11            913,777
133                 120                 118              300              298              4/26/01      05/11/11            640,235
133a
133b
134                 120                 113              360              353              12/7/00      12/11/10            627,719
134a
134b
135                 120                 119              360              359               6/1/01      06/11/11            447,138


                                                     ANNUAL          UW NET        UW NET        DSCR @
 CONTROL       PROPERTY         PREPAYMENT            DEBT         OPERATING        CASH        NET CASH      APPRAISED
   NO.           TYPE         PROVISIONS (1)         SERVICE       INCOME ($)     FLOW ($)      FLOW (X)      VALUE ($)
========================================================================================================================
1          Office            L(26),D(92),O(3)       14,602,316     32,893,269    31,285,898         2.14    415,000,000
2          Retail            L(29),D(88),O(3)        7,820,704     13,731,145    13,105,519         1.68    160,000,000
3          Retail            L(28),D(89),O(3)        7,091,220     11,663,141    11,148,223         1.57    144,000,000
4          Office            L(31),D(90)             6,186,468     11,636,694    10,829,128         1.75    172,500,000
5          Retail            L(27),D(89),O(4)        3,830,251      7,216,306     6,315,661         1.65     76,700,000
6          Office            L(27),D(90),O(3)        3,551,986      4,819,210     4,341,615         1.22     57,500,000
7          Multifamily       L(48),D(11),O(1)        3,201,428      4,102,739     4,018,786         1.26     50,500,000
8          Retail            L(29),D(88),O(3)        3,088,128      4,159,855     3,993,065         1.29     47,500,000
9          Office            L(32),D(86),O(2)        2,940,914      4,177,285     3,854,509         1.31     45,250,000
10         Office            L(32),D(85),O(3)        2,000,939      3,155,943     2,930,696         1.46     33,000,000
11         Multifamily       L(26),D(91),O(3)        1,889,028      2,525,320     2,436,328         1.29     30,000,000
12         Office            L(28),D(90),O(2)        1,987,143      2,804,673     2,553,693         1.29     31,500,000
13         Hotel             L(28),D(92)             1,659,219      2,427,549     2,427,549         1.46     26,100,000
13a        Hotel                                                                                             20,900,000
13b        Hotel                                                                                              5,200,000
14         Retail            L(26),D(91),O(3)        1,569,900      2,190,949     2,047,283         1.30     24,200,000
15         Retail            L(48),D(69),O(3)        1,462,306      1,877,739     1,846,568         1.26     24,000,000
16         Retail            L(28),D(91),O(1)        1,416,319      1,993,276     1,905,334         1.35     22,800,000
17         Self-Storage      L(26),D(92),O(3)        1,462,581      2,266,571     2,205,142         1.51     28,440,000
17a        Self-Storage                                                                                      15,000,000
17b        Self-Storage                                                                                       1,810,000
17c        Self-Storage                                                                                       1,770,000
17d        Self-Storage                                                                                       3,500,000
17e        Self-Storage                                                                                       3,820,000
17f        Self-Storage                                                                                       2,540,000
18         Industrial        L(28),D(29),O(3)        1,246,219      1,820,102     1,629,051         1.31     20,700,000
19         Retail            L(48),D(72)             1,138,091      1,694,245     1,530,844         1.35     17,800,000
20         Retail            L(26),D(92),O(2)        1,169,839      1,530,025     1,436,788         1.23     17,200,000
21         Self-Storage      L(26),D(92),O(3)        1,199,076      1,863,309     1,800,339         1.50     26,660,000
21a        Self-Storage                                                                                       5,130,000
21b        Self-Storage                                                                                       3,950,000
21c        Self-Storage                                                                                       2,820,000
21d        Self-Storage                                                                                       5,390,000
21e        Self-Storage                                                                                       6,680,000
21f        Self-Storage                                                                                       2,690,000
22         Industrial        L(48),D(69),O(3)        1,176,683      1,514,254     1,468,951         1.25     17,700,000
23         Office            L(27),D(30),O(3)        1,044,768      1,682,209     1,443,031         1.38     17,000,000
24         Office            L(48),D(72)             1,044,816      1,491,499     1,326,234         1.27     17,000,000
25         Retail            L(27),D(90),O(3)        1,085,288      1,437,842     1,365,432         1.26     15,900,000
26         Multifamily       L(48),D(72)             1,127,710      2,062,653     1,663,353         1.47     15,000,000
26a        Multifamily                                                                                        2,100,000
26b        Multifamily                                                                                        1,200,000
26c        Multifamily                                                                                        3,400,000
26d        Multifamily                                                                                        3,800,000
26e        Multifamily                                                                                        1,900,000
26f        Multifamily                                                                                        2,600,000
27         Hotel             L(31),D(89)             1,077,926      1,697,147     1,697,147         1.57     18,600,000
28         Retail            L(26),D(92),O(2)          964,904      1,297,949     1,191,950         1.24     14,200,000
29         Office            L(26),D(32),O(2)          932,393      1,290,535     1,186,040         1.27     14,450,000
30         Retail            L(28),D(91),O(1)          897,791      1,114,077     1,096,914         1.22     14,000,000
31         Retail            L(48),D(72)               863,117      1,223,968     1,153,332         1.34     13,700,000
32         Office            L(26),D(93),O(1)          821,008      1,485,779     1,353,868         1.65     15,400,000
33         Retail            L(28),D(91),O(1)          780,776      1,084,179     1,018,720         1.30     12,250,000
34         Retail            L(48),D(36)               796,354      1,238,875     1,056,275         1.33     14,150,000
35         Retail            L(48),D(72)               694,994      1,006,556       920,223         1.32     10,800,000
36         Office/Industrial L(25),D(91),O(2)          735,978      1,247,303     1,047,946         1.42     12,800,000
37         Retail            L(48),D(71),O(1)          701,902        933,075       913,340         1.30     10,525,000
38         Retail            L(48),D(71),O(1)          699,684        951,056       904,042         1.29     11,250,000
39         Retail            L(48),D(72)               668,027        935,442       865,215         1.30     10,100,000
40         Hotel             L(31),D(89)               730,797      1,118,894     1,118,894         1.53     11,200,000
41         Retail            L(26),D(92),O(2)          657,501        895,837       813,517         1.24     11,500,000
42         Office            L(26),D(93),O(1)          643,314        860,985       809,397         1.26      9,950,000
43         Retail            L(48),D(72)               618,052        875,169       799,549         1.29      9,500,000
44         Multifamily       L(48),D(9),O(3)           590,789        806,632       774,632         1.31     10,900,000
45         Retail            L(26),D(92),O(2)          594,312        845,153       765,147         1.29      8,700,000
46         Office            L(28),D(53),O(3)          561,307        817,596       735,651         1.31      9,400,000
47         Office            L(48),D(72)               559,980        766,989       731,341         1.31      8,800,000
48         Multifamily       L(25),D(95)               526,537        740,758       660,238         1.25      8,200,000
49         Office            L(26),D(88),O(6)          554,726        922,157       824,264         1.49      8,700,000
50         Retail            L(26),D(92),O(2)          512,338        677,234       626,499         1.22      7,700,000
51         Retail            L(48),D(72)               487,074        836,930       765,825         1.57      8,525,000
52         Retail            L(25),D(92),O(3)          512,735        846,210       744,845         1.45      8,100,000
52a        Retail                                                                                             5,600,000
52b        Retail                                                                                             2,500,000
53         Retail            L(28),D(90),O(2)          465,279        675,195       598,368         1.29      7,600,000
54         Office            L(27),YM1%(93)            481,411        729,803       681,419         1.42      8,000,000
55         Other             L(60),D(204)              479,086        479,086       479,086         1.00      5,450,000
56         Multifamily       L(29),D(91)               473,067        654,178       624,928         1.32      7,000,000
57         Multifamily       L(36),D(24)               425,081        658,536       619,786         1.46      7,000,000
58         Multifamily       L(48),D(11),O(1)          416,826        575,884       535,884         1.29      6,800,000
59         Office            L(48),D(72)               431,691        651,544       563,349         1.30      7,320,000
60         Retail            L(26),D(92),O(2)          437,195        643,279       557,093         1.27      6,400,000
61         Retail            L(48),D(12)               405,522        773,089       687,589         1.70     14,400,000
62         Retail            L(25),D(52),O(1)          431,872        603,788       554,838         1.28      6,800,000
63         Mobile Home Park  L(48),D(69),O(3)          411,756        516,222       509,542         1.24      6,600,000
64         Retail            L(28),D(90),O(2)          414,405        627,805       590,193         1.42      7,250,000
65         Retail            L(26),D(92),O(2)          621,427        853,423       753,696         1.21      8,750,000
66         Retail            L(48),D(71),O(1)          415,443        596,354       565,207         1.36      6,000,000
67         Hotel             L(48),D(72)               450,179        629,835       629,835         1.40      7,500,000
68         Retail            L(48),D(72)               398,787        579,494       550,655         1.38      6,400,000
69         Office/Industrial L(48),D(72)               435,204        834,747       735,692         1.69      8,880,000
69a        Industrial                                                                                         4,060,000
69b        Industrial                                                                                         1,950,000
69c        Office                                                                                             2,870,000
70         Industrial        L(29),D(29),O(2)          381,624        543,590       494,524         1.30      6,350,000
71         Other             L(60),D(204)              404,745        404,705       404,705         1.00      4,490,000
72         Multifamily       L(48),D(72)               356,615        465,331       433,843         1.22      5,760,000
73         Multifamily       L(48),D(11),O(1)          351,303        511,479       476,679         1.36      6,000,000
74         Retail            L(48),D(71),O(1)          379,102        505,558       478,330         1.26      5,550,000
75         Industrial        L(48),D(72)               357,806        518,733       463,522         1.30      5,450,000
76         Office            L(48),D(9),O(3)           343,003        518,455       457,765         1.33      6,050,000
77         Industrial        L(28),D(30),O(2)          324,971        489,627       461,337         1.42      5,700,000
78         Multifamily       L(27),D(92),O(1)          338,256        567,241       497,941         1.47      5,000,000
79         Office            L(27),D(90),O(3)          339,351        491,725       441,212         1.30      5,300,000
80         Multifamily       L(27),D(91),O(2)          313,861        417,943       413,193         1.32      5,150,000
81         Mixed-Use         L(27),D(91),O(2)          317,115        441,024       413,850         1.31      5,140,000
82         Retail            L(26),D(90),O(4)          324,010        466,631       451,569         1.39      4,800,000
83         Office            L(48),D(36)               294,954        455,266       420,695         1.43      5,000,000
84         Office            L(48),D(71),O(1)          310,376        504,517       408,317         1.32      5,200,000
85         Multifamily       L(48),D(72)               282,702        452,766       406,766         1.44      5,000,000
86         Retail            L(27),D(92),O(1)          283,699        427,076       380,834         1.34      4,600,000
87         Office            L(48),D(71),O(1)          279,333        379,486       351,452         1.26      4,400,000
88         Retail            L(48),D(33),O(3)          269,873        350,116       342,918         1.27      4,350,000
89         Office            L(30),D(30)               267,996        402,842       355,429         1.33      4,500,000
90         Hotel             L(28),D(92)               292,023        469,199       469,199         1.61      7,000,000
91         Hotel             L(28),D(92)               287,598        437,913       437,913         1.52      4,900,000
92         Retail            L(48),D(72)               277,086        403,797       384,959         1.39      4,250,000
93         Retail            L(28),D(91),O(1)          253,411        386,003       359,830         1.42      4,250,000
94         Mobile Home Park  L(48),D(69),O(3)          248,684        315,252       309,772         1.25      4,000,000
95         Retail            L(27),D(92),O(1)          264,155        407,936       374,210         1.42      4,100,000
96         Retail            L(30),D(89),O(1)          262,902        491,994       431,347         1.64      5,300,000
97         Mobile Home Park  L(27),D(90),O(3)          252,984        349,688       331,038         1.31      3,725,000
98         Multifamily       L(37),YM1%(83)            250,353        354,709       332,187         1.33      3,650,000
99         Retail            L(28),D(92)               230,758        338,287       313,273         1.36      3,700,000
100        Retail            L(48),D(71),O(1)          251,149        402,742       390,474         1.55      5,400,000
101        Retail            L(27),D(90),O(3)          237,649        304,260       301,992         1.27      3,750,000
102        Retail            L(28),D(92)               218,613        321,821       294,568         1.35      3,500,000
103        Multifamily       L(36),D(24)               225,457        336,355       306,355         1.36      3,400,000
104        Retail            L(48),D(72)               225,032        314,200       287,248         1.28      3,500,000
105        Mobile Home Park  L(27),D(90),O(3)          229,066        341,909       329,723         1.44      3,850,000
105a       Mobile Home Park                                                                                   1,900,000
105b       Mobile Home Park                                                                                   1,950,000
106        Retail            L(48),D(71),O(1)          211,410        315,760       296,256         1.40      3,350,000
107        Retail            L(27),D(90),O(3)          202,675        273,364       256,142         1.26      3,070,000
108        Retail            L(36),D(81),O(3)          196,076        307,742       281,709         1.44      3,200,000
109        Office            L(27),D(90),O(3)          198,916        284,373       249,223         1.25      3,200,000
110        Industrial        L(48),D(71),O(1)          193,456        275,958       253,495         1.31      3,100,000
111        Office            L(26),D(91),O(3)          189,910        322,967       259,271         1.37      3,300,000
112        Mobile Home Park  L(48),D(69),O(3)          167,148        216,697       212,657         1.27      3,000,000
113        Industrial        L(48),D(71),O(1)          170,614        275,602       225,868         1.32      3,950,000
114        Multifamily       L(48),D(71),O(1)          163,397        228,174       222,563         1.36      3,000,000
115        Retail            L(48),D(72)               175,333        247,883       234,924         1.34      2,680,000
116        Industrial        L(26),D(91),O(3)          162,662        232,482       205,407         1.26      2,600,000
117        Multifamily       L(30),D(87),O(3)          159,932        218,994       206,994         1.29      2,400,000
118        Mobile Home Park  L(27),D(90),O(3)          148,216        220,860       208,360         1.41      2,350,000
119        Retail            L(27),D(90),O(3)          146,209        214,064       197,474         1.35      2,450,000
120        Office            L(48),D(71),O(1)          137,149        206,850       182,557         1.33      2,250,000
121        Multifamily       L(32),D(85),O(3)          145,934        220,756       197,031         1.35      2,100,000
122        Retail            L(28),D(91),O(1)          134,047        206,387       192,089         1.43      2,360,000
123        Multifamily       L(36),D(24)               121,452        200,284       186,784         1.54      2,075,000
124        Retail            L(28),D(91),O(1)          125,735        199,794       187,409         1.49      2,200,000
125        Multifamily       L(48),D(72)               125,361        168,267       159,267         1.27      2,142,000
126        Retail            L(28),D(92)               119,427        172,977       158,054         1.32      1,900,000
127        Retail            L(28),D(89),O(3)          112,946        169,054       156,216         1.38      1,830,000
128        Retail            L(28),D(92)               103,234        150,652       140,733         1.36      1,800,000
129        Mobile Home Park  L(27),D(90),O(3)          104,602        146,068       141,318         1.35      1,650,000
130        Industrial        L(29),D(90),O(1)           96,397        160,420       120,902         1.25      1,550,000
131        Mobile Home Park  L(27),D(90),O(3)          104,634        148,900       139,400         1.33      1,465,000
131a       Mobile Home Park                                                                                     310,000
131b       Mobile Home Park                                                                                     285,000
131c       Mobile Home Park                                                                                     870,000
132        Multifamily       L(26),D(91),O(3)           89,141        110,510       107,102         1.20      1,380,000
133        Mobile Home Park  L(27),D(90),O(3)           73,162        113,900       109,450         1.50      1,040,000
133a       Mobile Home Park                                                                                     660,000
133b       Mobile Home Park                                                                                     380,000
134        Multifamily       L(32),D(85),O(3)           62,370         83,645        78,645         1.26        889,000
134a       Multifamily                                                                                          564,000
134b       Multifamily                                                                                          325,000
135        Multifamily       L(26),D(91),O(3)           44,026         69,646        61,704         1.40        725,000


                        CUT-OFF     SCHEDULED     UW HOSPITALITY
 CONTROL   APPRAISAL     DATE       MATURITY/        AVERAGE                    YEAR                   YEAR
   NO.        DATE      LTV (%)    ARD LTV (%)      DAILY RATE                 BUILT                 RENOVATED
=================================================================================================================
1           01/01/01      43.4        38.2                                                 1929        1998-2001
2           11/01/01      62.3        54.2                                                 1971             1999
3           03/17/01      62.3        53.5                                                 1989             1991
4           01/01/01      41.0        36.6                                            1987-1989
5           04/02/01      56.7        50.7                                                 1954             2000
6           02/12/01      71.2        63.5                                                 1967             2000
7           04/06/01      78.2        74.2                                                 1978             1998
8           01/29/01      78.7        69.4                                                 1995             2000
9           08/18/00      71.5        64.7                                                 1957             1996
10          12/01/00      70.2        62.7                                                 1998             2000
11          03/06/01      74.0        65.7                                                 1922             1979
12          01/11/01      70.5        63.4                                                 1983             1990
13          12/01/00      71.6        58.3            91.58                                1968             1995
13a         12/01/00                                                                       1968             1995
13b         12/01/00                                                                       1968             1995
14          01/01/01      74.3        66.4                                                 1924             1990
15          01/18/01      73.2        64.6                                                 1999
16          02/22/01      75.5        66.5                                                 2000
17          04/30/01      57.9        51.9                                              Various          Various
17a         05/01/01                                                                       1930             1996
17b         05/07/01                                                                       1979
17c         04/30/01                                                                       1978             1999
17d         05/04/01                                                                       1996
17e         05/01/01                                                                       1969             1975
17f         05/03/01                                                                       1924             1990
18          02/12/01      74.7        71.0                                        1976 and 1978
19          04/01/01      78.6        68.9                          1965, 1991, 1993, 1999, 2001
20          02/28/01      79.6        70.7                                                 1968             2000
21          04/30/01      50.7        45.4                                              Various          Various
21a         05/03/01                                                                       1920             1990
21b         05/01/01                                                                       1997
21c         05/01/01                                                                       1997
21d         05/02/01                                                                       1969             1996
21e         05/02/01                                                                       1922
21f         04/30/01                                                                       1995
22          04/10/01      73.6        60.2                                                 2000
23          03/08/01      74.9        71.3                                                 1986             1999
24          02/21/01      74.0        65.3                                                 1999
25          03/20/01      78.9        66.7                                                 1999
26          09/16/99      79.3        72.7                                              Various
26a         09/16/99                                                                       1952
26b         09/16/99                                                                       1966
26c         09/16/99                                                                       1948
26d         09/16/99                                                                       1953
26e         09/16/99                                                                       1950
26f         09/16/99                                                                       1979
27          10/24/00      63.0        52.0           117.41                                1999
28          02/23/01      79.5        70.6                                                 1967             1994
29          05/25/01      77.5        73.8                                            1998-2000
30          03/11/01      76.3        67.5                                                 1987             2001
31          12/07/00      76.1        67.1                                                 1987
32          05/07/01      62.0        55.1                                                 1928             2001
33          02/01/01      77.4        68.1                                                 1965             1996
34          11/14/00      64.2        56.7                                  1965, 1976 and 1980
35          01/16/01      79.3        69.5                                           1990, 1995
36          04/01/02      66.7        58.3                                                 1989
37          03/01/01      79.6        70.4                                                 2000
38          09/29/00      72.2        61.1                                           1989, 1998
39          02/15/01      79.9        70.4                                                 1988
40          10/30/00      71.0        58.6            98.42                                1998
41          02/19/01      66.9        59.4                                                 1968
42          03/05/01      76.3        67.6                                                 1999
43          01/15/01      79.3        69.8                                                 1997
44          03/16/01      67.8        64.3                                                 1988
45          02/22/01      79.9        71.0                                                 1969
46          02/01/01      72.7        67.4                                                 1980
47          02/20/01      77.1        67.9                                                 2001
48          04/11/01      76.8        67.8                                                 1972             2001
49          06/01/01      72.4        64.8                                                 1995
50          02/21/01      77.9        69.1                                                 1962
51          01/15/01      69.5        61.2                                                 1993
52          03/30/01      72.8        64.9                                                 1976
52a         03/30/01                                                                       1976
52b         04/02/01                                                                       1976
53          02/07/01      73.5        64.9                                                 1985             1989
54          03/07/01      69.0        61.6                                                 1967             1994
55          10/20/00     100.1        23.9                                                 1991
56          01/04/01      77.2        62.6                                                 1930             1982
57          03/07/01      75.0        71.2                                                 1982       1994, 2000
58          04/11/01      76.5        72.5                                                 1989
59          02/20/01      70.3        62.1                                                 1986
60          02/22/01      79.9        71.0                                                 1968             1990
61          04/04/01      35.4        33.5                              late 1800's, mid 1950's    1993 and 1996
62          06/15/01      74.7        69.7                                                 1963             1987
63          01/09/01      76.3        67.1                                                 1967
64          02/12/01      68.8        60.7                                                 1985
65          03/01/01      55.8        13.8                                                 1967             1978
66          03/27/01      79.9        71.2                                                 1984
67          03/26/01      63.3        52.6           119.23                                1999
68          03/15/01      73.7        65.3                                                 2000
69          05/24/01      52.3        47.9                                              Various          Various
69a         05/24/01                                                                       1979
69b         05/24/01                                                                       1960
69c         05/24/01                                                                       1960             2000
70          03/01/01      72.6        69.3                                                 1986
71          10/18/00     102.6        24.5                                                 1995
72          01/01/01      76.2        66.9                                                 1984
73          04/05/01      71.6        68.1                                                 1963
74          01/31/01      76.9        62.6                                                 1974             1997
75          01/19/01      76.1        67.7                                                 1999
76          11/16/00      67.7        64.5                                                 1981
77          02/05/01      70.9        67.3                                                 1980
78          12/21/00      79.9        70.8                                                 1974             1981
79          03/08/01      72.8        65.2                                                 1960             1999
80          03/27/01      73.7        64.9                                                 2001
81          03/07/01      72.9        64.6                                                 1976             1995
82          05/01/01      77.9        69.4                                                 1950             2001
83          05/01/01      70.9        65.8                                                 1964             1994
84          01/01/01      66.9        54.6                                        1979 and 1980
85          01/28/01      68.8        60.6                                                 1977
86          03/29/01      71.7        63.8                                                 1977             1998
87          03/16/01      74.9        66.4                                                 1972
88          01/24/01      75.8        70.1                                                 2000
89          01/25/01      73.2        69.6                                                 1982
90          12/01/00      47.0        38.3            57.61                                1968             2000
91          12/01/00      66.1        53.8            57.00                                1968             1996
92          11/20/00      72.6        59.4                                                 2000
93          11/29/00      71.6        63.2                                                 1990
94          01/19/01      76.1        66.9                                                 1972
95          01/24/01      73.1        65.4                                                 1983             2000
96          10/17/00      56.4        50.5                                                 1990
97          03/29/01      79.9        70.9                                                 1980             2000
98          03/13/01      79.3        67.1                                                 1964             1999
99          01/09/01      76.9        67.4                                                 2000
100         05/05/01      51.8        42.3                                                 2000
101         03/15/01      74.5        66.1                                                 2000
102         01/02/01      77.0        67.5                                                 1999
103         03/15/01      77.2        71.0                                                 1972
104         02/13/01      74.2        66.1                                                 1996
105         02/01/01      64.8        53.3                                              Various
105a        02/01/01                                                                       1967
105b        02/01/01                                                                       1970
106         11/15/00      74.4        66.1                                                 1999
107         02/13/01      78.9        69.7                                                 1998
108         03/03/01      74.8        65.8                                                 1985
109         01/09/01      72.6        64.5                                                 2000
110         03/01/01      74.0        65.6                                          1998 & 1999
111         04/10/01      66.3        59.1                                                 1982             1999
112         01/19/01      68.1        59.9                                          1985 & 1987
113         04/04/01      50.6        44.9                                                 1984
114         12/15/00      66.5        58.5                                                 1961        2000-2001
115         02/04/01      74.4        60.4                                                 1999
116         03/24/01      72.4        64.5                                                 1977
117         10/30/00      75.8        67.9                                                 1977             2000
118         03/29/01      74.9        66.3                                                 1984             1998
119         02/01/01      68.1        60.9                                                 2000
120         02/08/01      72.1        63.9                                                 1973             2000
121         10/04/00      75.9        68.7                                                 1977             1985
122         11/29/00      64.4        52.3                                                 1989
123         03/19/01      72.2        68.6                                                 1976
124         02/15/01      68.0        60.2                                                 1998
125         08/11/00      68.8        61.2                                                 1998
126         01/02/01      77.5        68.0                                                 1999
127         09/08/00      70.6        63.1                                                 1950             1998
128         01/06/01      70.7        62.0                                                 1998
129         03/15/01      74.2        65.9                                                 1971
130         12/12/00      74.0        65.5                                                 1950             1999
131         12/18/00      77.3        70.0                                              Various
131a        12/18/00                                                                       1990
131b        12/18/00                                                                       1990
131c        12/18/00                                                                       1975
132         02/01/01      74.2        66.2                                                 1865             1998
133         12/10/00      73.9        61.6                                              Various          Various
133a        12/10/00                                                                       1956
133b        12/10/00                                                                       1957             1999
134         09/20/00      78.4        70.6                                                 1965          Various
134a        09/20/00                                                                       1965             2000
134b        09/20/00                                                                       1965             1997
135         09/11/00      68.9        61.7                                                 1977


             SQ. FT.,                      LOAN                       RENT
 CONTROL     BED, PAD,                     PER        OCCUPANCY       ROLL          OWNERSHIP
   NO.        OR ROOM      UNIT            UNIT      PERCENTAGE       DATE          INTEREST
==============================================================================================
1              1,196,972 Sq Feet                150          98.7        3/1/01    Leasehold
2             727,606 (2)Sq Feet                137        99.3(4)      2/28/01    Fee Simple (9)
3           1,052,839 (3)Sq Feet                 85        98.0(4)      6/28/01    Fee Simple
4                453,635 Sq Feet                156        96.8(5)      3/31/01    Fee Simple (9)
5                773,634 Sq Feet                 56          91.7       4/23/01    Fee Simple
6                288,974 Sq Feet                142          93.4       2/20/01    Fee Simple
7                    415 Units               95,105          92.0       6/20/01    Fee Simple
8                546,793 Sq Feet                 68          99.7       1/23/01    Fee Simple
9                343,419 Sq Feet                 94          94.0       10/1/00    Fee Simple
10               152,050 Sq Feet                152         100.0        8/1/00    Fee Simple
11                   309 Units               71,890         100.0       3/31/01    Fee Simple
12               178,735 Sq Feet                124          99.3       11/1/00    Fee Simple
13                   316 Rooms               59,143          70.8      10/31/00    Fee Simple
13a                  209 Rooms                               71.0      10/31/00    Fee Simple
13b                  107 Rooms                               70.0      10/31/00    Fee Simple
14                83,800 Sq Feet                215         100.0       2/16/01    Fee Simple
15                65,500 Sq Feet                268          97.0       6/11/01    Fee Simple
16                84,060 Sq Feet                205          96.7       4/19/01    Fee Simple
17               284,961 Sq Feet                 58          94.8        5/9/01    Fee Simple
17a              123,459 Sq Feet                             97.0        5/9/01    Fee Simple
17b               38,400 Sq Feet                             95.2        5/9/01    Fee Simple
17c               23,030 Sq Feet                             85.3        5/9/01    Fee Simple
17d               41,475 Sq Feet                             94.8        5/9/01    Fee Simple
17e               27,482 Sq Feet                             88.2        5/9/01    Fee Simple
17f               31,115 Sq Feet                             98.2        5/9/01    Fee Simple
18               239,012 Sq Feet                 65          96.7       3/15/01    Fee Simple
19               293,270 Sq Feet                 48          96.6      12/31/00    Fee Simple (9)
20               191,098 Sq Feet                 72          92.4       5/17/01    Fee Simple
21               322,719 Sq Feet                 42          90.4        5/9/01    Fee Simple
21a               70,464 Sq Feet                             91.7        5/9/01    Fee Simple
21b               48,200 Sq Feet                             98.3        5/9/01    Fee Simple
21c               44,950 Sq Feet                             87.0        5/9/01    Fee Simple
21d               48,540 Sq Feet                             97.3        5/9/01    Fee Simple
21e               72,665 Sq Feet                             87.1        5/9/01    Fee Simple
21f               37,900 Sq Feet                             79.2        5/9/01    Fee Simple
22               150,348 Sq Feet                 87         100.0       4/19/01    Fee Simple
23               153,130 Sq Feet                 83          93.8        4/1/01    Fee Simple
24               108,340 Sq Feet                116          96.7       3/26/01    Fee Simple
25               106,229 Sq Feet                118         100.0        4/2/01    Fee Simple
26                 1,328 Units                8,952          91.1       7/11/00    Fee Simple
26a                  204 Units                               91.7       7/11/00    Fee Simple
26b                   70 Units                               90.0       7/11/00    Fee Simple
26c                  360 Units                               91.9       7/13/00    Fee Simple
26d                  348 Units                               92.2       6/30/00    Fee Simple
26e                  202 Units                               89.6       7/11/00    Fee Simple
26f                  144 Units                               88.2       7/11/00    Fee Simple
27                   147 Rooms               79,761          75.4        2/5/01    Fee Simple
28               117,679 Sq Feet                 96         100.0       5/17/01    Fee Simple
29               102,539 Sq Feet                109          93.9       5/29/01    Fee Simple
30               114,423 Sq Feet                 93         100.0       2/26/01    Fee Simple
31                98,783 Sq Feet                106          97.5       2/12/01    Fee Simple
32                28,880 Sq Feet                330         100.0       3/14/01    Fee Simple
33               154,750 Sq Feet                 61          94.4       3/12/01    Fee Simple
34               292,588 Sq Feet                 31          89.6       4/18/01    Fee Simple
35               223,865 Sq Feet                 38          88.4      12/31/00    Fee Simple
36               199,604 Sq Feet                 43          81.7        5/1/01    Fee Simple
37                69,248 Sq Feet                121          96.5       4/16/01    Fee Simple
38                29,220 Sq Feet                278         100.0        1/1/01    Leasehold
39               163,489 Sq Feet                 49          97.7        1/2/01    Fee Simple
40                   144 Rooms               55,202          76.1       1/18/01    Fee Simple
41               109,105 Sq Feet                 71         100.0       5/17/01    Fee Simple
42                44,526 Sq Feet                171         100.0       2/28/01    Fee Simple
43               151,242 Sq Feet                 50         100.0      12/31/00    Fee Simple
44                   128 Units               57,765         100.0       3/14/01    Fee Simple
45               106,356 Sq Feet                 65         100.0       5/17/01    Fee Simple
46                68,507 Sq Feet                100         100.0       2/22/01    Fee Simple
47                23,380 Sq Feet                290         100.0        2/8/01    Fee Simple
48                   244 Units               25,820          94.3       4/25/01    Fee Simple
49                69,456 Sq Feet                 91         100.0        4/1/01    Fee Simple
50                72,687 Sq Feet                 82         100.0       5/17/01    Fee Simple
51               145,111 Sq Feet                 41          96.7      12/31/00    Fee Simple
52               194,764 Sq Feet                 30          89.7        2/6/01    Fee Simple
52a              137,496 Sq Feet                             97.4        4/1/01    Fee Simple
52b               57,268 Sq Feet                             71.2        2/6/01    Fee Simple
53               150,129 Sq Feet                 37          97.9       3/27/01    Fee Simple (9)
54               102,557 Sq Feet                 54         100.0        6/1/01    Fee Simple
55                31,290 Sq Feet                174         100.0       2/13/98    Fee Simple
56                   118 Units               45,775          98.3      12/19/00    Fee Simple
57                   155 Units               33,871          99.4        6/1/01    Fee Simple
58                   200 Units               26,000          96.5       6/19/01    Fee Simple
59                82,109 Sq Feet                 63          97.2        1/1/01    Fee Simple
60               118,445 Sq Feet                 43         100.0       5/17/01    Fee Simple
61                44,173 Sq Feet                115         100.0        4/1/01    Fee Simple
62                65,321 Sq Feet                 78         100.0       6/26/01    Fee Simple
63                   167 Pads                30,156          96.4        1/1/01    Fee Simple
64                21,908 Sq Feet                228         100.0        1/1/01    Fee Simple
65               134,933 Sq Feet                 36          97.8       5/17/01    Leasehold
66                79,298 Sq Feet                 60         100.0       5/17/01    Fee Simple
67                    59 Rooms               80,427          74.0       6/11/01    Fee Simple
68                60,090 Sq Feet                 79          98.0       4/23/01    Fee Simple
69               104,765 Sq Feet                 44         100.0       3/31/01    Fee Simple
69a               54,365 Sq Feet                            100.0       3/31/01    Fee Simple
69b               30,000 Sq Feet                            100.0       3/31/01    Fee Simple
69c               20,400 Sq Feet                            100.0       3/31/01    Fee Simple
70               101,559 Sq Feet                 45         100.0       1/19/01    Fee Simple
71                20,122 Sq Feet                229         100.0      10/18/00    Fee Simple
72                   128 Units               34,278          95.3       2/21/01    Fee Simple
73                   116 Units               37,040          95.7       3/27/01    Fee Simple
74                71,331 Sq Feet                 60         100.0       3/22/01    Fee Simple
75               130,000 Sq Feet                 32         100.0       3/20/01    Fee Simple
76                64,999 Sq Feet                 63          94.4        4/1/01    Fee Simple
77                53,875 Sq Feet                 75          97.9        4/3/01    Fee Simple
78                   252 Units               15,853          94.4       4/25/01    Fee Simple
79                44,195 Sq Feet                 87         100.0        1/1/01    Fee Simple
80                    19 Units              199,734         100.0       5/10/01    Fee Simple
81                36,750 Sq Feet                102         100.0       5/15/00    Fee Simple
82                24,131 Sq Feet                155         100.0       4/19/01    Fee Simple
83                26,047 Sq Feet                136         100.0        4/6/01    Fee Simple
84                96,200 Sq Feet                 36          90.6       1/26/01    Fee Simple
85                   184 Units               18,699          96.7       1/31/01    Fee Simple
86                50,078 Sq Feet                 66          97.8       3/31/01    Fee Simple
87                54,100 Sq Feet                 61          97.3       4/17/01    Fee Simple
88                21,488 Sq Feet                153         100.0       1/10/01    Fee Simple
89                30,979 Sq Feet                106         100.0       3/22/01    Fee Simple
90                   218 Rooms               15,088          62.0      10/31/00    Leasehold
91                   204 Rooms               15,880          52.0      10/31/00    Fee Simple
92                21,918 Sq Feet                141         100.0       1/30/01    Fee Simple
93                45,200 Sq Feet                 67          95.4        1/1/01    Fee Simple
94                   137 Pads                22,214          95.6        2/1/01    Fee Simple
95                32,500 Sq Feet                 92          93.1       3/27/01    Fee Simple
96                87,558 Sq Feet                 34         100.0       12/1/00    Fee Simple
97                   373 Pads                 7,979          97.3       4/30/01    Fee Simple
98                    88 Units               32,898          97.7       2/27/01    Fee Simple
99                34,050 Sq Feet                 84          95.3        1/2/01    Fee Simple
100               15,120 Sq Feet                185         100.0        6/7/01    Fee Simple
101               15,120 Sq Feet                185         100.0       9/14/99    Fee Simple
102               27,227 Sq Feet                 99          95.3        1/2/01    Fee Simple
103                  120 Units               21,875          98.3       3/15/01    Fee Simple
104               33,468 Sq Feet                 78          94.0        5/1/01    Fee Simple
105                  173 Pads                14,423          98.3        4/1/01    Fee Simple
105a                  83 Pads                                97.6        4/1/01    Fee Simple
105b                  90 Pads                                98.9        4/1/01    Fee Simple
106               25,843 Sq Feet                 96         100.0       12/5/00    Fee Simple
107               21,800 Sq Feet                111         100.0       2/28/01    Fee Simple
108               34,046 Sq Feet                 70          96.5       3/19/01    Fee Simple
109               30,000 Sq Feet                 77         100.0       3/28/01    Fee Simple
110               38,680 Sq Feet                 59         100.0       3/26/01    Fee Simple
111               52,951 Sq Feet                 41          91.8       5/11/01    Fee Simple
112                  101 Pads                20,241          91.1        1/1/01    Fee Simple
113               62,526 Sq Feet                 32         100.0       5/31/01    Fee Simple
114                   20 Units               99,725         100.0       1/15/01    Fee Simple
115               18,200 Sq Feet                110         100.0        2/1/01    Fee Simple
116               44,852 Sq Feet                 42         100.0       5/31/01    Fee Simple
117                   48 Units               37,890          93.8       11/1/00    Fee Simple
118                  250 Pads                 7,043          94.8       4/30/01    Fee Simple
119               14,101 Sq Feet                118         100.0        2/1/01    Fee Simple
120               20,970 Sq Feet                 77          85.2       4/12/01    Fee Simple
121                   73 Units               21,831          98.6       7/30/00    Fee Simple
122               25,462 Sq Feet                 60          91.6        1/1/01    Fee Simple
123                   54 Units               27,756         100.0       4/26/01    Fee Simple
124               17,943 Sq Feet                 83         100.0       2/15/01    Fee Simple
125                   36 Units               40,943          97.2       8/10/00    Fee Simple
126               14,000 Sq Feet                105         100.0        1/2/01    Fee Simple
127               11,100 Sq Feet                116         100.0       1/31/01    Fee Simple
128               15,200 Sq Feet                 84         100.0        1/2/01    Fee Simple
129                   95 Pads                12,879          99.0       2/28/01    Fee Simple
130               87,968 Sq Feet                 13          95.5      11/21/00    Fee Simple
131                  190 Pads                 5,963          94.2       3/27/01    Fee Simple
131a                  35 Pads                               100.0       3/27/01    Fee Simple
131b                  33 Pads                               100.0       3/27/01    Fee Simple
131c                 122 Pads                                91.0       3/27/01    Fee Simple
132                   13 Units               78,792          92.3        4/1/01    Fee Simple
133                   91 Pads                 8,446          93.4      12/31/00    Fee Simple
133a                  51 Pads                                98.0      12/31/00    Fee Simple
133b                  40 Pads                                87.5       3/21/01    Fee Simple
134                   20 Units               34,853         100.0      11/10/00    Fee Simple
134a                  12 Units                              100.0      11/10/00    Fee Simple
134b                   8 Units                              100.0      11/10/00    Fee Simple
135                   22 Units               22,712         100.0        5/1/01    Fee Simple


                               LARGEST                           LARGEST           LARGEST
 CONTROL                        TENANT                         TENANT AREA       TENANT LEASE
   NO.                           NAME                        LEASED (SQ. FT.)     EXP. DATE
================================================================================================
1          Swidler Berlin Shereff Friedman LLP                         122,322          1/31/16
2          Sears                                                       135,187         11/30/19
3          Dillard's (Self-Owned)                                      200,000
4          SAFECO Insurance Company of  America                     107,937 (6)    5/31/2002 (7)
5          JC Penney                                                   150,000          7/31/06
6          US Postal Service                                           257,540         12/31/08
7
8          Wal-Mart Stores, Inc.                                       129,768         10/27/15
9          Tenet                                                        40,800          7/31/04
10         Colo.com                                                     66,568         10/30/15
11
12         Dept. of Corrections                                        130,667          4/30/06
13
13a
13b
14         Youngworld Stores                                            26,000          12/1/14
15         Ross Dress for Less                                          34,000         12/31/14
16         Famous Footwear                                               8,106          7/31/10
17
17a
17b
17c
17d
17e
17f
18         West Bond, Inc.                                              18,725          2/28/04
19         K-Mart                                                      102,558          8/31/06
20         Ralph's Grocery                                              89,776          4/30/11
21
21a
21b
21c
21d
21e
21f
22         FedEx                                                       150,348          3/31/15
23         US Healthworks                                               30,389          4/30/06
24         Comstock Resources                                           20,046          5/31/06
25         Winn-Dixie                                                   52,474          12/8/19
26
26a
26b
26c
26d
26e
26f
27
28         Ralph's Grocery                                             100,800          4/30/11
29         GSA (Social Security Administration)                         17,550         10/31/08
30         Home Depot                                                  114,423          1/31/16
31         Compass Bank                                                 18,097         11/30/02
32         Sotheby's                                                    28,880          6/30/20
33         Farm Fresh                                                   52,000          7/31/20
34         Bon Marche                                                   41,140          1/31/06
35         Target                                                       97,000          10/4/14
36         The Keith Companies                                          32,014          9/30/06
37         Bi-Lo                                                        47,000          6/30/20
38         LuLu's Restaurant                                             6,353          9/30/07
39         K-Mart                                                       86,479          3/31/13
40
41         Ralph's Grocery                                             102,598          4/30/11
42         Merrill Lynch                                                28,871          9/30/09
43         Wal-Mart                                                    126,242          1/28/17
44
45         Ralph's Grocery                                              79,101          4/30/11
46         Pediatrix Medical Grp                                        13,556         12/14/04
47         JAKKS Pacific, Inc.                                          17,621         12/31/07
48
49         Edwards System Technologies                                  69,456          5/31/06
50         Ralph's Grocery                                              72,687          4/30/11
51         Wal-Mart                                                     71,159          11/9/10
52         Big Kmart                                                    84,180         10/31/06
52a        Big Kmart                                                    84,180         10/31/06
52b        Kroger                                                       30,624         10/31/04
53         K-Mart                                                       86,479         11/30/14
54         Mastersort                                                   24,082          3/31/02
55         Long's Drugs                                                 31,290          2/29/20
56
57
58
59         Advocate Program, Inc.                                       22,176          8/31/10
60         Ralph's Grocery                                             103,360          4/30/11
61         Urban Outfitters, Inc.                                       15,410          8/31/04
62         Ace Hardware                                                 19,370          9/30/11
63
64         Harvey Electronics                                            8,446          6/30/03
65         Ralph's Grocery                                             100,320          4/30/11
66         Winn Dixie                                                   49,047           3/3/13
67
68         Goody's                                                      22,560         11/30/15
69         Graphique De France                                          32,845          1/31/06
69a        Graphique De France                                          32,845          1/31/06
69b        CIPI                                                         15,000          4/14/03
69c        Magellan Behavioral Health                                   20,400         12/31/05
70         Par- Pak of California, Inc.                                 19,343         12/31/03
71         Rite Aid                                                     20,122          2/29/20
72
73
74         Winn Dixie                                                   48,501          2/17/17
75         Boeing E-6                                                   55,545          4/30/04
76         Eaglemark dba Harley Davidson                                15,788          2/28/07
77         Crafty Productions                                            5,031         12/31/02
78
79         Connecticut Health MSO                                       14,140          7/31/09
80
81         Napa                                                          6,000          4/30/05
82         CVS                                                          11,755          1/31/24
83         Lahey Clinic, Inc.                                           13,047          5/31/07
84         U.S. Customs                                                 13,114          2/17/04
85
86         Firestone                                                     5,824          6/30/03
87         Community Development Commission of the County of LA         24,116          3/26/05
88         Walgreens                                                    13,905          5/31/60
89         Hearst Communications, Inc.                                  10,210          2/29/04
90
91
92         El Presidio Gallery                                           5,075          2/28/07
93         Showerman IGA                                                21,300          8/31/09
94
95         Coin-Op Laundromat                                            4,416          7/31/05
96         West Coast Motor Sport                                       10,133          7/31/03
97
98
99         Fashion Bug                                                   8,050           8/4/05
100        Walgreens                                                    15,120         12/31/60
101        Walgreen Co.                                                 15,120          6/30/60
102        Dollar Tree                                                   4,800          6/30/04
103
104        Indigo Creek Pet Food                                         3,200          3/31/05
105
105a
105b
106        Goodwill Industries of South Florida, Inc.                    9,960          4/30/08
107        Blockbuster Video                                             5,600         11/30/08
108        Duke's Bar & Grill                                            5,882          9/30/08
109        Sunrise Labs                                                 10,071          2/28/06
110        Dooley & Mack                                                 7,875          8/30/05
111        Ser-Jobs                                                      9,285          5/30/03
112
113        Commercial Testing & Engineering                             21,629          5/31/08
114
115        Payne & Payne, P.C.                                           3,500          7/31/04
116        Kitchen Options                                               7,490          1/31/02
117
118
119        Uncle Bear's                                                  4,000          4/30/10
120        Children's Therapeutic Communas                               2,600          6/30/01
121
122        Rent-A-Center, Inc.                                           4,747          8/31/04
123
124        Video Avenue                                                  7,432          3/31/09
125
126        Rent A Center                                                 5,000          8/31/05
127        Video Hut                                                     4,000          1/31/04
128        Pet Supplies Plus                                             6,500          5/31/04
129
130        Telergy Network Services                                     54,980          6/30/05
131
131a
131b
131c
132
133
133a
133b
134
134a
134b
135


                       2ND LARGEST                           2ND LARGEST       2ND LARGEST
 CONTROL                 TENANT                              TENANT AREA      TENANT LEASE
   NO.                    NAME                             LEASED (SQ. FT.)    EXP. DATE
================================================================================================
1          Jenkens & Gilchrist Parker Chapin LLP               103,731             6/30/15
2          Macy's (Self-Owned)                                 118,789
3          Foley's (Self-Owned)                                178,322
4          Primus Knowledge Solutions, Inc.                     51,035            10/31/05
5          Bon-Ton Stores, Inc.                                 70,141             1/31/06
6          Chipotle Mexican Grill                                3,468            11/30/10
7
8          Sam's Club                                          111,813             3/29/16
9          Colo.com                                             32,854             3/31/10
10         Northwest Biotherapeutic                             38,776             8/31/10
11
12         Sacramento Commercial Bank                           26,233            12/31/04
13
13a
13b
14         NYC HRA                                              25,500              7/1/05
15         Sav-on Drugs                                         15,000            10/31/19
16         Stephen Rae Salon                                     6,842             9/30/05
17
17a
17b
17c
17d
17e
17f
18         A.C.I. Atterholt                                     11,085             7/31/02
19         Giant Food Stores                                    66,935            10/31/19
20          Sav-On/Osco Drug                                    21,250            12/31/07
21
21a
21b
21c
21d
21e
21f
22
23         Alfred Publishing Company                            20,738             3/31/08
24         Wiredinn.com                                         10,285             6/11/04
25         Esslinger-Wooten Maxwell                              5,600             4/17/05
26
26a
26b
26c
26d
26e
26f
27
28         The Good Guys, Inc.                                  14,950            10/31/05
29         TREAT Entertainment                                  14,042            12/31/01
30
31         The Waugh Company                                     8,165             1/31/04
32
33         Hancock Fabrics                                      13,230            10/31/05
34         Emporium Inc.                                        36,500             8/31/10
35         Goody's                                              30,038             5/31/10
36         County of Riverside                                  27,131             1/31/03
37         Eckerd Drug                                          10,908             9/11/20
38         Hard Rock Cafe                                        6,000             6/30/08
39         Bi-Lo                                                35,898             2/23/08
40
41         McDonald's Corporation                                3,879            12/12/08
42         Computer Associates                                  15,655             5/31/07
43         Goodwill                                             12,000             4/30/10
44
45         99 Cent Only Store                                   17,655             1/31/07
46         Larson Training                                      10,837             3/14/05
47         Dr. William Rader                                     1,512            12/31/10
48
49
50
51         Big Bear                                             36,052             9/30/13
52         Kroger                                               30,624            10/31/04
52a        ABC Warehouse                                        28,832            10/31/06
52b        Advanced Auto                                         5,200            12/31/05
53         Food Lion                                            29,450             12/5/05
54         Riviera Bakery (Simon's Wholesale Bakery)            23,544             9/19/06
55
56
57
58
59         Church World Service, Inc.                            8,278             10/6/03
60         Video Max                                             5,760             7/31/06
61         Rush Entertainment, LLC                               7,685             2/28/07
62         Downers Grove Hobbies                                 4,967             6/30/02
63
64         Vitamin Shoppe                                        4,250             6/30/06
65         United Merchandising Corp.                            8,000             1/31/09
66         Walgreens                                            13,500             4/30/07
67
68         ColorTyme Rentals                                     5,200            11/30/05
69         Magellan Behavioral Health                           20,400            12/31/05
69a        Champion Distribution                                19,220            10/31/05
69b        Peripheral Plus                                      15,000             2/28/03
69c
70         Synergies America                                    13,810             7/31/02
71
72
73
74         CVS                                                  10,500             5/15/12
75         AAR                                                  30,880             9/30/07
76         Diversified Insurance Mgmt.                           7,203             2/28/04
77         MC Consultants                                        4,296             1/31/03
78
79         Immediate Medical Care                                9,715             8/31/09
80
81         Treasures                                             4,750             4/30/05
82         Discount Palace, Inc.                                 7,730             8/21/11
83         Barr & Barr, Inc.                                    13,000             4/30/11
84         URS/Greiner                                          10,044             2/25/05
85
86         Mt. Olive Church                                      4,700             1/31/02
87         Sanwa Bank                                            8,700            12/14/03
88         Burger King                                           3,743             5/31/15
89         L.B. Property Management, Inc.                        6,440             6/30/10
90
91
92         Soleil                                                4,500             4/30/10
93         Cardio Club, Inc.                                     6,000             1/31/06
94
95         Goodtime Billiards                                    3,497             2/28/03
96         First Bethal-Harvest Time                             6,060             2/28/03
97
98
99         Dollar Tree                                           5,000             6/30/05
100
101
102        Hibbetts                                              4,000             3/31/06
103
104        National Home Video                                   3,000            12/31/01
105
105a
105b
106        Laudra Mart Corporation                               3,809             3/31/09
107        Dollar Tree                                           5,000             2/28/09
108        Peter Piper Pizza                                     4,200             3/31/02
109        Spacedisk, Inc.                                      10,071             2/28/06
110        3-D Systems                                           6,390             1/31/04
111        Chase Bank                                            7,477             4/30/03
112
113        United Aerodynamics Corp                             10,695             8/31/03
114
115        Nail Fervour                                          2,800            10/31/04
116        John D. Kime/Tamara D. Innes                          6,240             5/31/03
117
118
119        F&R International                                     2,753             6/30/05
120        Gary Hirsh, D.D.S.                                    2,560            12/31/08
121
122        R.G.S. Enterprises, Inc.                              4,675             1/31/03
123
124        Oxtail's Corp.                                        4,950            12/31/03
125
126        Radio Shack                                           2,500             8/31/05
127        Electic Lotus                                         2,000            11/30/03
128        Radio Shack                                           2,000             1/31/09
129
130        Cintas                                               17,738              1/5/04
131
131a
131b
131c
132
133
133a
133b
134
134a
134b
135


                          3RD LARGEST                                3RD LARGEST        3RD LARGEST
 CONTROL                     TENANT                                  TENANT AREA        TENANT LEASE
   NO.                        NAME                                LEASED (SQ. FT.)       EXP. DATE
===========================================================================================================
1          United Nations Office for Project Services                  79,615              12/31/14
2          Filene's (Self-Owned)                                       80,931
3          Sears (Self-Owned)                                         150,000
4          Bullivant Houser Bailey PC                                  36,763             2/28/2002(8)
5          Dick's Sporting Goods                                       51,000              10/31/15
6          Randstad North America                                       2,317               9/30/07
7

8          Kohl's Pennsylvania, Inc.                                   86,584               1/30/21
9          Office Depot                                                27,173               6/20/09
10         Epoch Pharmaceuticals                                       25,580              10/30/12
11

12         Dept. of Health Services                                     6,868               1/31/06
13
13a
13b
14         Goodwill Industries                                         17,000               10/3/05
15         Gateway                                                      5,400              12/31/04
16         Men's Warehouse                                              6,500               9/30/05
17
17a
17b
17c
17d
17e
17f

18         Modern Technology School                                    10,706              12/31/05
19         Family Toy Warehouse                                        20,000               1/31/03
20         Factory U-2 Stores, Inc.                                    19,500               4/30/02
21
21a
21b
21c
21d
21e
21f
22
23         NEC Business Network                                        20,398               7/31/06
24         Adidas Promotional Retail Opr.                              10,001               9/30/06
25         Kids Under Construction, Inc.                                4,980               1/26/05
26
26a
26b
26c
26d
26e
26f
27
28         Checkers Drive In Restaurant                                 1,928                1/2/09
29         Retail Marketing Services                                   10,936               6/30/06
30
31         El Fenix                                                     7,620               6/30/11
32
33         Triple Crown Baseball                                       12,865                5/6/04
34         JC Penney                                                   35,670               7/31/14
35         Family Toy Warehouse                                        20,000              10/31/04
36         Chapman University                                          10,600               1/31/05
37         Bellacinos Pizza                                             2,800               7/31/05
38         Jack's Diving Locker                                         1,838               8/31/02
39         Eckerd Store #2894                                           9,750                2/2/08
40
41         Kentucky Fried Chicken                                       2,628                7/4/03
42
43         Rent-Way                                                     3,500              10/31/04
44
45         Dollar Cleaners                                              2,750               7/31/03
46         AAC Corporation                                              6,773               1/31/04
47         Winco Asset Management                                       1,471              12/31/10
48
49
50
51         Fashion Bug                                                  9,500               1/31/04
52         ABC Warehouse                                               28,832              10/31/06
52a        Ya Ya's Chicken                                              5,000               9/30/05
52b        Planet Sun                                                   1,950               7/31/01
53         Family Dollar                                                6,000              12/31/04
54         CCROP                                                       23,222               8/31/02
55
56
57
58
59         Image Photo Services, Inc.                                   6,500               3/31/04
60         McDonald's Corp                                              3,653               5/10/08
61         Men's Wearhouse, Inc.                                        6,000               5/21/05
62         United Liquors                                               4,818              12/31/01
63
64         Better Back Store                                            2,400              12/31/03
65         Sonic Drive-In                                               7,000               7/31/07
66         Movie Masters                                                6,589               3/31/05
67
68         Oriental Buffet                                              4,800              11/30/05
69         Champion Distribution                                       19,220              10/31/05
69a        Radio Communications                                         2,300              12/31/02
69b
69c
70         G.P.O.A.                                                    11,774               8/30/05
71
72
73
74         Rent-A-Center                                                2,800              12/28/02
75         Batesville Logistics                                        16,940              10/31/03
76         Big Pictures Technologies                                    5,695               4/30/06
77         Quantum Leap                                                 4,256              10/31/01
78
79         Jefferson X-Ray Group                                        5,060               7/31/09
80
81         Eagle Vail Cafe                                              3,600              11/30/03
82         Hometown Quick Mart, Inc.                                    3,236               5/15/11
83
84         Faulkner University                                          7,359               5/31/05
85
86         Gymboree                                                     3,600               2/28/06
87         Velling Pasarow Corbett                                      7,500               3/31/04
88         Sunrise Coin Laundry                                         1,440               9/30/04
89         Personal Assistance Services Council of LA County            6,099               9/14/05
90
91
92         Wilde Meyer Gallery                                          2,200               2/28/05
93         Proos Pharmacy of Whitmore Lk                                5,000               1/31/05
94
95         Mey Fung Bakery                                              2,552               7/31/05
96         Shop & Save                                                  5,904               1/30/10
97
98
99         On-Cue                                                       5,000               1/31/06
100
101
102        Blockbuster-C&C                                              3,880               6/30/04
103
104        Krankee Yankee Sports Bar                                    2,800               3/31/02
105
105a
105b
106        Love Thy Kids Academy                                        3,585               6/30/09
107        Norfolk Pediatrics                                           2,000               8/31/06
108        El Rancho Market                                             2,905               1/31/05
109        Woodard & Curran, Inc.                                       7,814               3/31/06
110        TMI Logistics Group                                          2,840               1/31/02
111        Occucenters                                                  6,556               4/30/02
112
113        Xyan, Inc.                                                   9,060              10/31/04
114
115        First Class Cleaners                                         2,100               7/31/04
116        Burns Pest Elimination                                       6,240               1/31/03
117
118
119        Lexon Developer Service                                      1,618               1/31/06
120        SDI Investments                                              2,250               9/30/01
121
122        Howell Appliance and Service                                 1,796               1/31/04
123
124        Caribbean Delites, Inc.                                      2,812               2/28/04
125
126        Affordable Care                                              2,000              11/30/03
127        Psychobabble                                                 1,250              10/31/09
128        El Rodeo Mexican Restaurant                                  4,000               4/30/04
129
130        GB Stringer                                                 11,250               5/31/04
131
131a
131b
131c
132
133
133a
133b
134
134a
134b
135





(1) The prepayment provision commences from the first interest accrual period for each mortgage loan.
(2) Reflects total gross leaseable area of the property, including anchor stores. Collateral square feet for the Cape Cod Mortgage Loan is comprised of three of the anchor stores with 195,380 square feet, two major tenants with 77,498 square feet and in-
(3) Reflects total gross leaseable area of the property, including anchor stores. Collateral square feet for the Vista Ridge Mortgage Loan is comprised of the in-line mall space of 340,395 square feet and the 39,382 square foot movie theater for a total
(4) Reflects overall mall occupancy of the Cape Cod Mall property and the Vista Ridge Mall property, respectively.
(5) Reflects weighted average occupancy of office and retail components of the Westlake Center Mortgaged Property.
(6) SAFECO Insurance Company's square feet includes 32,850 square feet leased by its subsidiary, F. B. Beattie & Company.
(7) SAFECO Insurance Company's lease expiration, including the F.B. Beattie & Company lease, is comprised of 78,994 square feet expiring 5/31/2002, 16,642 square feet expiring 12/31/2003, and 12,301 square feet expiring 1/31/2004.
(8) Bullivant Houser Bailey PC's lease expiration is comprised of 30,961 square feet expiring 2/28/2002, and 5,802 sqare feet expiring 4/30/2002.
(9) It should be noted that mortgage loans secured by overlapping fee and leasehold interests are presented as secured by fee simple interests in this prospectus supplement.

                                   ANNEX A-2
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3



                                                          ORIGINAL   REMAINING
                                                         INTEREST-   INTEREST-
                                                            ONLY        ONLY
CONTROL                     PROPERTY                       PERIOD      PERIOD       AMORTIZATION                  MATURITY
  NO.                         NAME                        (MONTHS)    (MONTHS)          TYPE             ARD        DATE
----------------------------------------------------------------------------------------------------------------------------
1        Chrysler Building                                       24           23 Interest-Only, ARD      7/11/11    7/11/31
2        Cape Cod                                                                Balloon                            3/11/11
3        Vista Ridge Mall                                                        ARD                     4/11/11    4/11/31
4        Westlake Center                                                         ARD                     2/11/11    2/11/31
5        Shoppingtown Mall                                                       Balloon                            5/11/11
6        International Place                                                     ARD                     5/11/11    5/11/31
7        Fairfax Apartments                                                      Balloon                            6/11/06
8        Northampton Crossings                                                   ARD                     3/11/11    3/11/31
9        Park Central                                                            ARD                    12/11/10   12/11/30
10       Nexus - Canyon Park Laboratory                                          ARD                    12/11/10   12/11/30
11       740 South Olive Street                                                  ARD                     6/11/11    6/11/31
12       Sacramento Corporate Center                                             Balloon                            4/11/11
13       Houston Galleria Portfolio                                              Balloon                            4/11/11
14       One Hoyt Street                                                         ARD                     6/11/11    6/11/31
15       Brentwood Place                                                         Balloon                            5/11/11
16       Polo Towne Crossing                                                     ARD                     4/11/11    4/11/31
17       U-Haul B Portfolio                                                      ARD                     7/11/11    7/11/31
18       Golden West & Gene Autrey Business Park                                 Balloon                            4/11/06
19       Loyal Plaza                                                             Balloon                            6/11/11
20       Food 4 Less Center-Santa Ana                                            Balloon                            6/11/11
21       U-Haul A Portfolio                                                      ARD                     7/11/11    7/11/31
22       Fedex Distribution Facility                                             Balloon                            6/11/11
23       Valley Corporate Park                                                   Balloon                            5/11/06
24       Comstock Office Tower                                                   Balloon                            4/11/11
25       Martin Square                                                           ARD                     5/11/11    5/11/28
26       Wichita Apartments Portfolio                                            Balloon                             1/1/10
27       Homewood Suites - Billerica                                             Balloon                             1/1/11
28       Food 4 Less Center-Buena Park                                           Balloon                            6/11/11
29       Century Center North                                                    Balloon                            6/11/06
30       Home Depot                                                              ARD                     4/11/11    4/11/31
31       Plaza Bank Shopping Center                                              Balloon                            4/11/11
32       38 East 61st Street                                                     ARD                     6/11/11    6/11/31
33       Great Bridge Shopping Center                                            Balloon                            4/11/11
34       Pony Village                                                            Balloon                            5/11/08
35       River Valley Plaza                                                      Balloon                            5/11/11
36       Moreno Valley Corporate Center                                          Balloon                            5/11/11
37       Steele Creek Shopping Center                                            Balloon                            5/11/11
38       Coconut Grove Marketplace                                               Balloon                            4/11/11
39       Catersville Crossing                                                    Balloon                            5/11/11
40       Homewood Suites - Bloomington                                           Balloon                             1/1/11
41       Food 4 Less Center-Norwalk                                              Balloon                            6/11/11
42       Merrill Lynch Office Building                                           ARD                     6/11/11    6/11/31
43       Meadowview Square                                                       Balloon                            3/11/11
44       Park Place Apartments                                                   Balloon                            6/11/06
45       Food 4 Less Center-Inglewood                                            Balloon                            6/11/11
46       Park Orangewood                                                         Balloon                            4/11/08
47       Enclave                                                                 Balloon                            3/11/11
48       Summittree Apartments                                                   Balloon                            7/11/11
49       EST                                                                     ARD                     6/11/11    6/11/31
50       Food 4 Less-West Covina                                                 Balloon                            6/11/11
51       East Point Plaza                                                        Balloon                            2/11/11
52       TLM Portfolio                                                           ARD                     7/11/11    7/11/31
53       Piney Green Shopping Center                                             Balloon                            4/11/11
54       Ritchey Business Center                                                 Balloon                            5/11/11
55       Long's Drugs - San Pablo                                                Balloon                            3/10/20
56       Good Neighbor Apartments                                                Balloon                            3/11/11
57       The Timbers Apartments                                                  Balloon                            7/11/06
58       Country Hills Apartments                                                Balloon                            7/11/06
59       5040 Airport Office Center                                              Balloon                            6/11/11
60       Food 4 Less Center-Long Beach                                           Balloon                            6/11/11
61       Rush Walton                                                             Balloon                            6/11/06
62       Green Knolls Shopping                                                   Balloon                            1/11/08
63       Village Green Mobile Home Park                                          Balloon                            3/11/11
64       Sprout Brook Center                                                     Balloon                            4/11/11
65       Food 4 Less Center-Anaheim                                              Balloon                            6/11/11
66       River Bay Plaza                                                         Balloon                            6/11/11
67       Comfort Inn - JFK                                                       Balloon                            6/11/11
68       Sentry Station                                                          Balloon                            5/11/11
69       10 Atlantic Portfolio                                                   Balloon                            12/1/09
70       Pacific Corporate Center                                                Balloon                             3/1/06
71       Rite Aid - Ramona                                                       Balloon                            3/10/20
72       Cottonwood Creek Apartments                                             Balloon                            3/11/11
73       University Hills Apartments                                             Balloon                            6/11/06
74       Park Plaza Shopping Center                                              Balloon                            5/11/11
75       Mid America Business Park Building 1                                    Balloon                            6/11/11
76       400 Chisolm                                                             Balloon                            6/11/06
77       Palomar Business Park                                                   Balloon                             4/1/06
78       Overlook Apartments                                                     Balloon                            5/11/11
79       1260 Silas Deane Highway                                                ARD                     5/11/11    5/11/31
80       319 East 8th Street                                                     ARD                     5/11/11    5/11/31
81       The Eagle Vail Industrial Center                                        Balloon                            5/11/11
82       CVS Plaza                                                               ARD                     6/11/11    6/11/31
83       260 Cochituate Road                                                     Balloon                            5/11/08
84       Executive Center                                                        Balloon                            2/11/11
85       Lakeside Village                                                        Balloon                            3/11/11
86       Lancer Square Shopping Center                                           ARD                     5/11/11    5/11/31
87       1 Cupania Circle                                                        Balloon                            5/11/11
88       Sunrise Plaza                                                           Balloon                            5/11/08
89       Woodman Plaza                                                           Balloon                            5/11/06
90       Fairfield Inn - Scottsdale                                              Balloon                            4/11/11
91       Fairfield Inn - Dallas                                                  Balloon                            4/11/11
92       El Cortijo Shopping Center                                              Balloon                            3/11/11
93       Lakeview Centre                                                         Balloon                            4/11/11
94       Kariotis Mobile Home Park                                               Balloon                            4/11/11
95       Van Nuys                                                                ARD                     5/11/11    5/11/31
96       Expressway Center                                                       ARD                     2/11/11    2/11/31
97       Quail Ridge                                                             Balloon                            5/11/11
98       Amber Vista Apartments                                                  Balloon                            5/11/11
99       Wal-Mart Brookhaven                                                     Balloon                            4/11/11
100      Walgreens - Bellingham                                                  Balloon                            6/11/11
101      Walgreen's                                                              Balloon                            5/11/11
102      Wal-Mart Crowley                                                        Balloon                            4/11/11
103      LaSombra Apartments                                                     Balloon                            7/11/06
104      Trolley Square                                                          Balloon                            6/11/11
105      Sherwood Forest & Lamplighter Mobile Home Parks                         Balloon                            5/11/11
106      Honey Hill Plaza                                                        Balloon                            3/11/11
107      Super K Local Shops                                                     Balloon                            5/11/11
108      Plaza Del Rio                                                           Balloon                            4/11/11
109      Wellington Business Park                                                Balloon                            5/11/11
110      Atwater Court                                                           Balloon                            4/11/11
111      The Chase Bank Building                                                 Balloon                            6/11/11
112      Steele Creek Mobile Home Park                                           Balloon                            3/11/11
113      Montbello Centre                                                        Balloon                            6/11/11
114      San Vicente Apartments                                                  Balloon                            3/11/11
115      Shoppes at Jones Bridge                                                 Balloon                            4/11/11
116      Desert Cove Industrial Center                                           Balloon                            6/11/11
117      Creston Apartments                                                      Balloon                            2/11/11
118      Ninety East Mobile Home Park                                            Balloon                            5/11/11
119      Cooper Marketplace                                                      Balloon                            5/11/11
120      Navajo Office Park                                                      Balloon                            5/11/11
121      Darling Apartments                                                      Balloon                           12/11/10
122      Newtowne Center                                                         Balloon                            4/11/11
123      Kelbourne Apartments                                                    Balloon                            6/11/06
124      Tarrybrooke Square                                                      Balloon                            4/11/11
125      Park South Apartments                                                   Balloon                           12/11/10
126      Wal-Mart Lafayette                                                      Balloon                            4/11/11
127      1864-1870 North Vermont Avenue                                          Balloon                            4/11/11
128      ABC Plaza                                                               Balloon                            4/11/11
129      Stoneybrook Mobile Home Park                                            Balloon                            5/11/11
130      6341 Thompson Rd                                                        Balloon                            3/11/11
131      Ames Portfolio                                                          Balloon                            5/11/11
132      614 Massachusetts Avenue                                                Balloon                            6/11/11
133      Edgewater & Edgewood Portfolio                                          Balloon                            5/11/11
134      Azure Lane Apartments and Ridgewood Avenue Apartments                   Balloon                           12/11/10
135      301 Northwest 32nd Court                                                Balloon                            6/11/11


                                                                             CUT-OFF
                        ORIGINAL                  REMAINING    REMAINING    DATE DEBT              SCHEDULED
                      AMORTIZATION                 TERM TO      LOCKOUT      SERVICE    CUT-OFF     MATURITY
CONTROL   MORTGAGE        TERM       SEASONING      ARD OR       PERIOD     COVERAGE     DATE     OR ARD DATE
  NO.     RATE (%)      (MONTHS)      (MONTHS)     MATURITY     (MONTHS)    RATIO (X)   LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------
1            6.910          360            1          120           25        2.14      43.4           38.2
2            6.797          360            4          116           25        1.68      62.3           54.2
3            6.870          360            3          117           25        1.57      62.3           53.5
4            7.890          360            6          115           25        1.75      41.0           36.6
5            8.000          360            2          118           25        1.65      56.7           50.7
6            7.830          360            2          118           25        1.22      71.2           63.5
7            7.150          360            1           59           47        1.26      78.2           74.2
8            7.310          360            4          116           25        1.29      78.7           69.4
9            8.290          360            7          113           25        1.31      71.5           64.7
10           7.750          360            7          113           25        1.46      70.2           62.7
11           7.630          360            1          119           25        1.29      74.0           65.7
12           8.150          360            3          117           25        1.29      70.5           63.4
13           7.476          300            3          117           25        1.46      71.6           58.3
14           7.900          360            1          119           25        1.30      74.3           66.4
15           7.400          360            2          118           46        1.26      73.2           64.6
16           7.280          360            3          117           25        1.35      75.5           66.5
17           8.080          360            1          120           25        1.51      57.9           51.9
18           7.070          360            3           57           25        1.31      74.7           71.0
19           7.180          360            1          119           47        1.35      78.6           68.9
20           7.680          360            1          119           25        1.23      79.6           70.7
21           8.080          360            1          120           25        1.50      50.7           45.4
22           7.690          300            1          119           47        1.25      73.6           60.2
23           7.260          360            2           58           25        1.38      74.9           71.3
24           7.380          360            3          117           45        1.27      74.0           65.3
25           7.490          324            2          118           25        1.26      78.9           66.7
26           8.700          360           18          102           30        1.47      79.3           72.7
27           7.840          300            6          114           25        1.57      63.0           52.0
28           7.680          360            1          119           25        1.24      79.5           70.6
29           7.420          360            1           59           25        1.27      77.5           73.8
30           7.500          360            3          117           25        1.22      76.3           67.5
31           7.340          360            3          117           45        1.34      76.1           67.1
32           7.750          360            1          119           25        1.65      62.0           55.1
33           7.290          360            3          117           25        1.30      77.4           68.1
34           7.350          300            2           82           46        1.33      64.2           56.7
35           7.150          360            2          118           46        1.32      79.3           69.5
36           7.650          344            0          118           25        1.42      66.7           58.3
37           7.470          360            2          118           46        1.30      79.6           70.4
38           7.420          324            3          117           45        1.29      72.2           61.1
39           7.350          360            2          118           46        1.30      79.9           70.4
40           7.840          300            6          114           25        1.53      71.0           58.6
41           7.680          360            1          119           25        1.24      66.9           59.4
42           7.590          360            1          119           25        1.26      76.3           67.6
43           7.250          360            4          116           44        1.29      79.3           69.8
44           7.000          360            1           59           47        1.31      67.8           64.3
45           7.680          360            1          119           25        1.29      79.9           71.0
46           7.260          360            3           81           25        1.31      72.7           67.4
47           7.310          360            4          116           44        1.31      77.1           67.9
48           7.460          360            0          120           25        1.25      76.8           67.8
49           8.000          360            1          119           25        1.49      72.4           64.8
50           7.680          360            1          119           25        1.22      77.9           69.1
51           7.250          360            5          115           43        1.57      69.5           61.2
52           7.860          360            0          120           25        1.45      72.8           64.9
53           7.400          360            3          117           25        1.29      73.5           64.9
54           7.890          360            2          118           25        1.42      69.0           61.6
55           6.739          300           40          224           20        1.00     100.1           23.9
56           7.310          300            4          116           25        1.32      77.2           62.6
57           7.140          360            0           60           36        1.46      75.0           71.2
58           7.040          360            0           60           48        1.29      76.5           72.5
59           7.490          360            1          119           47        1.30      70.3           62.1
60           7.680          360            1          119           25        1.27      79.9           71.0
61           6.960          360            1           59           47        1.70      35.4           33.5
62           7.580          353            0           78           25        1.28      74.7           69.7
63           7.210          360            4          116           44        1.24      76.3           67.1
64           7.375          360            3          117           25        1.42      68.8           60.7
65           7.530          144            1          119           25        1.21      55.8           13.8
66           7.820          360            1          119           47        1.36      79.9           71.2
67           8.270          300            1          119           47        1.40      63.3           52.6
68           7.560          360            2          118           46        1.38      73.7           65.3
69           8.550          360           19          101           29        1.69      52.3           47.9
70           7.330          360            4           56           25        1.30      72.6           69.3
71           6.739          300           40          224           20        1.00     102.6           24.5
72           7.150          360            4          116           44        1.22      76.2           66.9
73           7.230          360            1           59           47        1.36      71.6           68.1
74           7.500          300            2          118           46        1.26      76.9           62.6
75           7.780          360            1          119           47        1.30      76.1           67.7
76           7.470          360            1           59           47        1.33      67.7           64.5
77           7.050          360            3           57           25        1.42      70.9           67.3
78           7.580          360            2          118           25        1.47      79.9           70.8
79           7.970          360            2          118           25        1.30      72.8           65.2
80           7.340          360            2          118           25        1.32      73.7           64.9
81           7.580          360            2          118           25        1.31      72.9           64.6
82           7.830          360            1          119           25        1.39      77.9           69.4
83           7.400          360            2           82           46        1.43      70.9           65.8
84           7.500          300            5          115           43        1.32      66.9           54.6
85           7.260          360            4          116           44        1.44      68.8           60.6
86           7.750          360            2          118           25        1.34      71.7           63.8
87           7.590          360            2          118           46        1.26      74.9           66.4
88           7.240          360            2           82           46        1.27      75.8           70.1
89           7.170          360            2           58           28        1.33      73.2           69.6
90           7.476          300            3          117           25        1.61      47.0           38.3
91           7.476          300            3          117           25        1.52      66.1           53.8
92           7.590          300            4          116           44        1.39      72.6           59.4
93           7.400          360            3          117           25        1.42      71.6           63.2
94           7.210          360            3          117           45        1.25      76.1           66.9
95           8.000          360            2          118           25        1.42      73.1           65.4
96           7.950          360            5          115           25        1.64      56.4           50.5
97           7.620          360            2          118           25        1.31      79.9           70.9
98           7.480          324            2          118           35        1.33      79.3           67.1
99           7.140          360            3          117           25        1.36      76.9           67.4
100          7.630          300            1          119           47        1.55      51.8           42.3
101          7.625          360            2          118           25        1.27      74.5           66.1
102          7.140          360            3          117           25        1.35      77.0           67.5
103          7.140          300            0           60           36        1.36      77.2           71.0
104          7.820          360            1          119           47        1.28      74.2           66.1
105          7.875          300            2          118           25        1.44      64.8           53.3
106          7.580          360            4          116           44        1.40      74.4           66.1
107          7.460          360            2          118           25        1.26      78.9           69.7
108          7.230          360            3          117           33        1.44      74.8           65.8
109          7.700          360            2          118           25        1.25      72.6           64.5
110          7.525          360            3          117           45        1.31      74.0           65.6
111          7.840          360            1          119           25        1.37      66.3           59.1
112          7.210          360            4          116           44        1.27      68.1           59.9
113          7.670          360            1          119           47        1.32      50.6           44.9
114          7.230          360            4          116           44        1.36      66.5           58.5
115          7.370          300            3          117           45        1.34      74.4           60.4
116          7.800          360            1          119           25        1.26      72.4           64.5
117          7.950          360            5          115           25        1.29      75.8           67.9
118          7.520          360            2          118           25        1.41      74.9           66.3
119          7.940          360            2          118           25        1.35      68.1           60.9
120          7.560          360            2          118           46        1.33      72.1           63.9
121          8.375          360            7          113           25        1.35      75.9           68.7
122          7.400          300            3          117           25        1.43      64.4           52.3
123          7.140          360            1           59           35        1.54      72.2           68.6
124          7.490          360            3          117           25        1.49      68.0           60.2
125          7.590          360            7          113           41        1.27      68.8           61.2
126          7.140          360            3          117           25        1.32      77.5           68.0
127          7.900          360            3          117           25        1.38      70.6           63.1
128          7.140          360            3          117           25        1.36      70.7           62.0
129          7.680          360            2          118           25        1.35      74.2           65.9
130          7.490          360            4          116           25        1.25      74.0           65.5
131          8.500          360            2          118           25        1.33      77.3           70.0
132          7.870          360            1          119           25        1.20      74.2           66.2
133          8.300          300            2          118           25        1.50      73.9           61.6
134          8.125          360            7          113           25        1.26      78.4           70.6
135          8.000          360            1          119           25        1.40      68.9           61.7


                                    ANNEX A-3

                     CERTAIN INFORMATION REGARDING RESERVES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3



                                                                                                           INITIAL DEPOSIT
                                                                                                           TO THE CAPITAL
CONTROL                        PROPERTY                              PROPERTY                               IMPROVEMENT
  NO.                            NAME                                  TYPE            SPECIFIC              ACCOUNT ($)
--------------------------------------------------------------------------------------------------------------------------------
1        Chrysler Building                                     Office                                              0.00
2        Cape Cod                                              Retail               Regional Mall                  0.00
3        Vista Ridge Mall                                      Retail               Regional Mall                  0.00
4        Westlake Center                                       Office                                              0.00
5        Shoppingtown Mall                                     Retail               Regional Mall             10,625.00
6        International Place                                   Office                                              0.00
7        Fairfax Apartments                                    Multifamily                                         0.00
8        Northampton Crossings                                 Retail               Anchored                       0.00
9        Park Central                                          Office                                              0.00
10       Nexus - Canyon Park Laboratory                        Office                                              0.00
11       740 South Olive Street                                Multifamily                                   226,875.00
12       Sacramento Corporate Center                           Office                                         71,000.00
13       Houston Galleria Portfolio                            Hotel                Full Service                   0.00
14       One Hoyt Street                                       Retail               Unanchored                     0.00
15       Brentwood Place                                       Retail               Anchored                       0.00
16       Polo Towne Crossing                                   Retail               Anchored                       0.00
17       U-Haul B Portfolio                                    Self Storage                                  231,481.25
18       Golden West & Gene Autrey Business Park               Industrial/W'hse                                5,125.00
19       Loyal Plaza                                           Retail               Anchored                       0.00
20       Food 4 Less Center-Santa Ana                          Retail               Anchored                  27,925.00
21       U-Haul A Portfolio                                    Self Storage                                  136,500.00
22       Fedex Distribution Facility                           Industrial/W'hse                                    0.00
23       Valley Corporate Park                                 Office                                              0.00
24       Comstock Office Tower                                 Office                                              0.00
25       Martin Square                                         Retail               Anchored                       0.00
26       Wichita Apartments Portfolio                          Multifamily                                    28,827.56
27       Homewood Suites - Billerica                           Hotel                Limited Service                0.00
28       Food 4 Less Center-Buena Park                         Retail               Anchored                  27,062.00
29       Century Center North                                  Office                                              0.00
30       Home Depot                                            Retail               Anchored                       0.00
31       Plaza Bank Shopping Center                            Retail               Anchored                   2,750.00
32       38 East 61st Street                                   Office                                              0.00
33       Great Bridge Shopping Center                          Retail               Anchored                   4,687.50
34       Pony Village                                          Retail               Anchored                  31,412.50
35       River Valley Plaza                                    Retail               Anchored                       0.00
36       Moreno Valley Corporate Center                        Office/Industrial                                   0.00
37       Steele Creek Shopping Center                          Retail               Anchored                       0.00
38       Coconut Grove Marketplace                             Retail               Unanchored                     0.00
39       Catersville Crossing                                  Retail               Anchored                       0.00
40       Homewood Suites - Bloomington                         Hotel                Limited Service           31,900.00
41       Food 4 Less Center-Norwalk                            Retail               Anchored                   9,375.00
42       Merrill Lynch Office Building                         Office                                              0.00
43       Meadowview Square                                     Retail               Anchored                       0.00
44       Park Place Apartments                                 Multifamily                                     3,062.50
45       Food 4 Less Center-Inglewood                          Retail               Anchored                   4,250.00
46       Park Orangewood                                       Office                                         83,000.00
47       Enclave                                               Office                                              0.00
48       Summittree Apartments                                 Multifamily                                   337,875.00
49       EST                                                   Office                                              0.00
50       Food 4 Less-West Covina                               Retail               Anchored                     500.00
51       East Point Plaza                                      Retail               Anchored                   4,500.00
52       TLM Portfolio                                         Retail               Anchored                 217,208.00
53       Piney Green Shopping Center                           Retail               Anchored                  52,833.00
54       Ritchey Business Center                               Office                                              0.00
55       Long's Drugs - San Pablo                              Other                                               0.00
56       Good Neighbor Apartments                              Multifamily                                         0.00
57       The Timbers Apartments                                Multifamily                                    20,262.50
58       Country Hills Apartments                              Multifamily                                    75,375.00
59       5040 Airport Office Center                            Office                                          3,125.00
60       Food 4 Less Center-Long Beach                         Retail               Anchored                  28,281.00
61       Rush Walton                                           Retail               Unanchored                14,062.50
62       Green Knolls Shopping                                 Retail               Anchored                       0.00
63       Village Green Mobile Home Park                        Mobile Home Park                                4,812.50
64       Sprout Brook Center                                   Retail               Unanchored                     0.00
65       Food 4 Less Center-Anaheim                            Retail               Anchored                  16,500.00
66       River Bay Plaza                                       Retail               Anchored                   2,750.00
67       Comfort Inn - JFK                                     Hotel                Limited Service                0.00
68       Sentry Station                                        Retail               Unanchored                     0.00
69       10 Atlantic Portfolio                                 Office/Industrial                                   0.00
70       Pacific Corporate Center                              Industrial/W'hse                                2,375.00
71       Rite Aid - Ramona                                     Other                                               0.00
72       Cottonwood Creek Apartments                           Multifamily                                     1,250.00
73       University Hills Apartments                           Multifamily                                     4,000.00
74       Park Plaza Shopping Center                            Retail               Anchored                       0.00
75       Mid America Business Park Building 1                  Industrial/W'hse                                    0.00
76       400 Chisolm                                           Office                                         10,625.00
77       Palomar Business Park                                 Industrial/W'hse                                1,200.00
78       Overlook Apartments                                   Multifamily                                         0.00
79       1260 Silas Deane Highway                              Office                                          7,000.00
80       319 East 8th Street                                   Multifamily                                         0.00
81       The Eagle Vail Industrial Center                      Mixed Use            Industrial/Reta        il  6,000.00
82       CVS Plaza                                             Retail               Anchored                       0.00
83       260 Cochituate Road                                   Office                                              0.00
84       Executive Center                                      Office                                          6,250.00
85       Lakeside Village                                      Multifamily                                    13,357.62
86       Lancer Square Shopping Center                         Retail               Unanchored                     0.00
87       1 Cupania Circle                                      Office                                        235,558.75
88       Sunrise Plaza                                         Retail               Anchored                       0.00
89       Woodman Plaza                                         Office                                              0.00
90       Fairfield Inn - Scottsdale                            Hotel                Limited Service                0.00
91       Fairfield Inn - Dallas                                Hotel                Limited Service                0.00
92       El Cortijo Shopping Center                            Retail               Unanchored                     0.00
93       Lakeview Centre                                       Retail               Anchored                       0.00
94       Kariotis Mobile Home Park                             Mobile Home Park                                8,000.00
95       Van Nuys                                              Retail               Unanchored                     0.00
96       Expressway Center                                     Retail               Unanchored                 5,949.00
97       Quail Ridge                                           Mobile Home Park                                    0.00
98       Amber Vista Apartments                                Multifamily                                    11,812.50
99       Wal-Mart Brookhaven                                   Retail               Anchored                       0.00
100      Walgreens - Bellingham                                Retail               Anchored                       0.00
101      Walgreen's                                            Retail               Anchored                       0.00
102      Wal-Mart Crowley                                      Retail               Anchored                       0.00
103      LaSombra Apartments                                   Multifamily                                   100,555.00
104      Trolley Square                                        Retail               Unanchored                     0.00
105      Sherwood Forest & Lamplighter Mobile Home Parks       Mobile Home Park                               19,625.00
106      Honey Hill Plaza                                      Retail               Unanchored                     0.00
107      Super K Local Shops                                   Retail               Anchored                       0.00
108      Plaza Del Rio                                         Retail               Unanchored                 9,375.00
109      Wellington Business Park                              Office                                         18,750.00
110      Atwater Court                                         Industrial/W'hse                                    0.00
111      The Chase Bank Building                               Office                                          3,625.00
112      Steele Creek Mobile Home Park                         Mobile Home Park                                1,500.00
113      Montbello Centre                                      Industrial/W'hse                                    0.00
114      San Vicente Apartments                                Multifamily                                         0.00
115      Shoppes at Jones Bridge                               Retail               Unanchored                     0.00
116      Desert Cove Industrial Center                         Industrial/W'hse                                1,063.00
117      Creston Apartments                                    Multifamily                                         0.00
118      Ninety East Mobile Home Park                          Mobile Home Park                                    0.00
119      Cooper Marketplace                                    Retail               Unanchored                     0.00
120      Navajo Office Park                                    Office                                          5,750.00
121      Darling Apartments                                    Multifamily                                         0.00
122      Newtowne Center                                       Retail               Unanchored                     0.00
123      Kelbourne Apartments                                  Multifamily                                         0.00
124      Tarrybrooke Square                                    Retail               Unanchored                     0.00
125      Park South Apartments                                 Multifamily                                         0.00
126      Wal-Mart Lafayette                                    Retail               Anchored                       0.00
127      1864-1870 North Vermont Avenue                        Retail               Unanchored                     0.00
128      ABC Plaza                                             Retail               Anchored                       0.00
129      Stoneybrook Mobile Home Park                          Mobile Home Park                                4,688.00
130      6341 Thompson Rd                                      Industrial/W'hse                                    0.00
131      Ames Portfolio                                        Mobile Home Park                               10,012.00
132      614 Massachusetts Avenue                              Multifamily                                         0.00
133      Edgewater & Edgewood Portfolio                        Mobile Home Park                                4,083.00
134      Azure Lane Apartments and Ridgewood Avenue Apartments Multifamily                                         0.00
135      301 Northwest 32nd Court                              Multifamily                                         0.00


              ANNUAL
          DEPOSIT TO THE          ANNUAL            CURRENT              AS OF
            REPLACEMENT       DEPOSIT TO THE     BALANCE OF THE         DATE OF
CONTROL       RESERVE              TILC               TILC              THE TILC
  NO.       ACCOUNT ($)        ACCOUNT ($)        ACCOUNT ($)           ACCOUNT
-----------------------------------------------------------------------------------
1               179,544.00               0.00               0.00
2                     0.00               0.00               0.00
3                     0.00               0.00               0.00
4                     0.00               0.00               0.00
5               151,055.04         740,000.04         123,332.00         July-01
6                43,314.72          69,999.96          11,666.00         July-01
7                82,584.96               0.00               0.00
8                33,579.96          50,000.04          16,666.00         July-01
9                51,457.80         257,289.00         150,794.85         July-01
10               30,410.04         190,062.48         111,275.20         July-01(1)
11               88,902.00               0.00               0.00
12               38,555.76         312,500.04         833,731.00         July-01
13              351,462.24               0.00               0.00
14               19,274.04         114,425.04          61,694.00         July-01
15                7,081.80          14,004.00           3,501.00         July-01
16               12,609.00          24,999.96         281,249.00         July-01
17               61,429.20               0.00               0.00
18               42,275.04         148,776.00          37,194.00         July-01
19               58,653.96          64,999.92           5,416.66         July-01
20               19,060.56          51,708.96               0.00
21               62,969.88               0.00               0.00
22               15,000.00          24,999.96           4,166.66         July-01
23               20,000.04          75,000.00         212,500.00         July-01
24               16,248.00         135,420.00          45,170.88         July-01
25               16,721.88          55,739.52           9,288.00         July-01
26              398,400.00               0.00               0.00
27              215,996.04               0.00               0.00
28               17,362.56          78,491.04           6,540.00         July-01
29               15,384.00          75,000.00               0.00
30                    0.00               0.00               0.00
31               15,240.00          24,999.96          56,249.99         July-01
32                    0.00               0.00               0.00
33               23,213.04          50,000.04               0.00
34               64,463.28          86,676.96          21,669.00         July-01
35               36,790.80          59,626.56           9,937.76         July-01
36               52,004.63         147,330.24         777,329.00         July-01
37                6,924.96          12,810.00           3,202.50         July-01
38                4,380.00          35,004.00           8,751.00         July-01
39               24,497.88          45,729.00          11,432.25         July-01
40              166,227.96               0.00               0.00
41               15,389.76          40,359.96           3,363.00         July-01
42                8,905.20          42,683.04           3,556.00         July-01
43               13,608.00          52,932.00          17,644.92         July-01
44               32,004.00               0.00               0.00
45               15,803.52          47,445.96           3,953.00         July-01
46               17,126.76          68,244.96          17,061.24         July-01
47                3,507.00           1,793.75           8,968.57         July-01
48               72,468.00               0.00               0.00
49               13,891.20          90,000.00         107,500.00         July-01
50               10,903.08          30,383.04           6,283.00         July-01
51               20,316.00          50,784.00          21,162.00         July-01
52               38,952.84          66,417.24         203,553.00         July-01
53               31,904.04          50,000.04          12,500.00         July-01
54               15,384.00          33,000.00         125,792.85         July-01
55                    0.00               0.00               0.00
56               29,250.00               0.00               0.00
57               38,750.04               0.00               0.00
58               39,999.96               0.00               0.00
59               12,312.00          75,000.00           6,249.86         July-01
60               17,188.80          47,324.04           3,943.00         July-01
61                6,625.92          64,050.84           5,337.57         July-01
62                9,798.12          36,579.72          20,430.74         July-01
63                5,066.28               0.00               0.00
64                7,895.16          29,717.16         108,089.80         July-01
65               19,189.92          54,950.04           4,579.00         July-01
66               11,904.00          23,796.00          49,750.00         July-01
67               85,289.76               0.00               0.00
68                6,012.00          20,004.00           3,334.00         July-01
69               23,750.04          29,000.04          76,853.66         July-01
70               10,155.96          37,296.96          12,432.32         July-01
71                    0.00               0.00               0.00
72               31,560.00               0.00               0.00
73               33,960.00               0.00               0.00
74               13,257.96          15,000.00           2,500.00         July-01
75               42,211.08          13,000.08           2,084.10         July-01
76                9,614.04          51,077.04           8,512.84         July-01
77                5,343.96          22,946.04           5,736.51         July-01
78               69,300.00               0.00               0.00
79                8,838.96          17,499.96           2,916.00         July-01(2)
80                4,749.96               0.00               0.00
81                5,509.56          21,783.96           3,630.00         July-01
82                4,826.16          10,236.00             853.00         July-01
83                3,906.96          30,600.00               0.00
84               14,430.00          75,000.00          21,682.94         July-01
85               45,999.96               0.00               0.00
86                7,507.20          38,739.96           6,456.00         July-01
87                3,246.00          22,722.00           3,787.00         July-01
88                3,223.20           4,082.76           1,020.69         July-01
89                7,857.60          39,555.00           9,888.75         July-01
90              125,608.08               0.00               0.00
91               99,284.40               0.00               0.00
92                3,288.00          15,549.96           6,478.95         July-01
93                8,443.32          22,599.96           3,768.31         July-01
94                1,800.00               0.00               0.00
95                4,878.00               0.00         100,251.00         July-01
96               17,526.24          41,703.96          20,886.00         July-01
97               18,650.04               0.00               0.00
98               26,400.00               0.00               0.00
99                3,405.00           8,513.04          25,538.00         July-01
100                   0.00           9,996.00               0.00
101               2,268.00               0.00               0.00
102               2,722.68           6,807.00          20,462.56         July-01
103              30,000.00               0.00               0.00
104               6,933.60          20,256.00           3,376.25         July-01
105              12,186.00               0.00               0.00
106               3,900.00          11,376.00           2,848.46         July-01
107               2,180.04          15,042.00           5,014.37         July-01
108               9,549.96          15,999.96           6,666.65         July-01
109               4,500.00          42,000.00          57,000.00         July-01
110               4,320.00          18,000.00           6,000.00         July-01
111              14,296.80          49,338.96          64,111.00         July-01
112               1,415.40               0.00               0.00
113               9,360.00          18,780.00           3,130.00         July-01
114               5,616.00               0.00               0.00
115               2,730.00           5,000.04           1,250.01         July-01
116               9,418.92          23,700.00          14,982.00         July-01
117              12,000.00               0.00               0.00
118              12,500.04               0.00               0.00
119               2,115.12          14,475.60           6,032.00         July-01
120               6,819.00          21,000.00           3,000.00         July-01
121              23,724.96               0.00               0.00
122               4,294.32          12,731.04           2,122.77         July-01
123              13,500.00               0.00               0.00
124               2,430.00           7,200.00           1,200.76         July-01
125               9,000.00               0.00               0.00
126               1,400.04           3,500.04          10,521.89         July-01
127               2,220.00          10,604.04           5,302.01         July-01
128               1,520.04           3,800.04          11,423.76         July-01
129               4,749.96               0.00               0.00
130              17,593.56          21,992.04           9,163.35         July-01
131               9,500.04               0.00               0.00
132               3,405.96               0.00               0.00
133               4,449.96               0.00               0.00
134               5,000.04               0.00               0.00
135               7,941.96               0.00               0.00



(1) In lieu of annual deposits to the TILC account the Nexus - Canyon Park Laboratory borrower has elected to provide the lender with a letter of credit in the amount of $1,583,000.
(2) In lieu of annual deposits to the TILC account the 1260 Silas Deane Highway borrower has elected to provide the lender with a letter of credit in the amount of $100,000.

                                    ANNEX B

              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                                                                     ANNEX B-1-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3



 CONTROL                           PROPERTY                                           CUT-OFF DATE    UTILITIES PAID
    #                                NAME                                 COUNTY       BALANCE ($)     BY TENANT
====================================================================================================================
7         Fairfax Apartments                                         Fairfax             39,468,569     Yes
11        740 South Olive Street                                     Los Angeles         22,213,927     Yes
26        Wichita Apartments Portfolio                               Sedgwick            11,888,024     Yes
26a       Battin Apartments                                          Sedgwick             1,664,323     Yes
26b       The Chalet Apartments                                      Sedgwick               951,042     Yes
26c       Linwood Apartments                                         Sedgwick             2,694,619     Yes
26d       Parkwood Village Apartments                                Sedgwick             3,011,633     Yes
26e       Southeast Village Apartments                               Sedgwick             1,505,816     Yes
26f       Westport Apartments                                        Sedgwick             2,060,591     Yes
44        Park Place Apartments                                      Los Angeles          7,393,934     Yes
48        Summittree Apartments                                      Davidson             6,300,000     Yes
56        Good Neighbor Apartments                                   New York             5,401,494     No
57        The Timbers Apartments                                     Hays                 5,250,000     Yes
58        Country Hills Apartments                                   Riverside            5,200,000     No
72        Cottonwood Creek Apartments                                Clark                4,387,637     Yes
73        University Hills Apartments                                Riverside            4,296,632     Yes
78        Overlook Apartments                                        Shelby               3,994,986     Yes
80        319 East 8th Street                                        New York             3,794,938     Yes
85        Lakeside Village                                           Lubbock              3,440,566     Yes
98        Amber Vista Apartments                                     Collin               2,895,017     Yes
103       LaSombra Apartments                                        Dallas               2,625,000     Yes
114       San Vicente Apartments                                     Los Angeles          1,994,490     Yes
117       Creston Apartments                                         Cumberland           1,818,720     Yes
121       Darling Apartments                                         Brevard              1,593,653     Yes
123       Kelbourne Apartments                                       Washoe               1,498,804     Yes
125       Park South Apartments                                      Buncombe             1,473,936     Yes
132       614 Massachusetts Avenue                                   Suffolk              1,024,294     No
134       Azure Lane Apartments and Ridgewood Avenue Apartments      Brevard                697,052     Yes
134a      Azure Lane Apartments                                      Brevard                442,224     Yes
134b      Ridgewood Avenue Apartments                                Brevard                254,828     Yes
135       301 Northwest 32nd Court                                   Broward                499,665     Yes


 CONTROL       UTILITIES PAID          # OF      AVE RENT    # OF 1    AVE RENT 1    # OF 2
    #             BY TENANT           STUDIOS    STUDIOS     BEDRMS    BEDRMS ($)    BEDRMS
==============================================================================================
7         Electric, Gas, Water               -           -       221         1,187        148
11        Electric                          33         928       275           933          1
26        Electric, Gas                     99         217     1,051           260        174
26a       Electric, Gas                     24         210       179           255          -
26b       Electric, Gas                      3         295        34           335         32
26c       Electric, Gas                     38         205       283           237         39
26d       Electric, Gas                     18         190       254           250         74
26e       Electric, Gas                      4         195       193           245          5
26f       Electric, Gas                     12         300       108           355         24
44        Electric, Gas, HVAC               35         750        45           850         48
48        Electric                          30         425        60           500        130
56                                           1           -        32           900         55
57        Electric                           -           -        66           536         80
58                                           -           -        56           380        144
72        Electric                           -           -        40           550         88
73        Electric, Gas, HVAC                -           -        42           625         74
78        Electric                           -           -        88           335        115
80        Electric                           1       1,300         9         2,203          7
85        Electric                           -           -        75           410        109
98        Electric                           -           -        56           687         31
103       Electric                           1         420        51           515         56
114       Electric                           -           -         8         1,374         12
117       Electric                           -           -         8           450         40
121       Electric                           -           -        73           395          -
123       Electric                           -           -        46           475          8
125       Electric                           -           -        18           535         18
132                                         11       1,038         2         1,545          -
134       Various                            -           -        20           530          -
134a      Electric, Gas                      -           -        12           550          -
134b      Electric                           -           -         8           500          -
135       Electric                           1         450        12           520          9


 CONTROL    AVE RENT 2    # OF 3     AVE RENT 3    # OF 4     AVE RENT 4                   TOTAL
    #       BEDRMS ($)    BEDRMS     BEDRMS ($)    BEDRMS     BEDRMS ($)      ELEVATOR     UNITS
====================================================================================================
7                 1,483         46         1,775          -             -    Yes                415
11                1,450          -             -          -             -    Yes                309
26                  353          1           500          3           567    No               1,328
26a                   -          1           500          -             -    No                 204
26b                 399          -             -          1           500    No                  70
26c                 325          -             -          -             -    No                 360
26d                 325          -             -          2           600    No                 348
26e                 320          -             -          -             -    No                 202
26f                 430          -             -          -             -    No                 144
44                1,050          -             -          -             -    Yes                128
48                  645         24         1,395          -             -    No                 244
56                1,000         26         1,200          4         1,500    Yes                118
57                  706          9           995          -             -    No                 155
58                  470          -             -          -             -    No                 200
72                  630          -             -          -             -    No                 128
73                  775          -             -          -             -    Yes                116
78                  435         49           575          -             -    No                 252
80                2,929          2         3,250          -             -    Yes                 19
85                  502          -             -          -             -    No                 184
98                  750          1           775          -             -    No                  88
103                 659         12           765          -             -    No                 120
114               1,611          -             -          -             -    No                  20
117                 600          -             -          -             -    No                  48
121                   -          -             -          -             -    No                  73
123                 585          -             -          -             -    No                  54
125                 645          -             -          -             -    No                  36
132                   -          -             -          -             -    No                  13
134                   -          -             -          -             -    No                  20
134a                  -          -             -          -             -    No                  12
134b                  -          -             -          -             -    No                   8
135                 600          -             -          -             -    No                  22


                                   ANNEX C-1
                               PRICE/YIELD TABLES

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES
    0% CPR DURING LOP, YMP OR DECLINING PREMIUM--OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------


PRICE (32NDS)                    0% CPR               25% CPR               50% CPR                75% CPR             100% CPR
-------------               ---------------       ---------------       ---------------       ----------------      ---------------
                              CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED       CBE   MODIFIED
                             YIELD  DURATION       YIELD  DURATION       YIELD  DURATION       YIELD  DURATION      YIELD  DURATION
                              (%)     (YRS)         (%)     (YRS)         (%)     (YRS)         (%)     (YRS)        (%)     (YRS)
                            ---------------       ---------------       ---------------       ----------------      ---------------
  99.28                     6.147%    4.61         6.147%    4.61        6.147%    4.61        6.147%    4.60       6.148%    4.56
 100.00                     6.120%    4.62         6.120%    4.61        6.120%    4.61        6.120%    4.61       6.120%    4.56
 100.04                     6.093%    4.62         6.093%    4.62        6.093%    4.61        6.093%    4.61       6.093%    4.57
 100.08                     6.066%    4.62         6.066%    4.62        6.066%    4.61        6.066%    4.61       6.066%    4.57
 100.12                     6.040%    4.62         6.040%    4.62        6.039%    4.62        6.039%    4.61       6.038%    4.57
 100.16                     6.013%    4.62         6.013%    4.62        6.013%    4.62        6.012%    4.61       6.011%    4.57
 100.20                     5.986%    4.63         5.986%    4.62        5.986%    4.62        5.986%    4.62       5.984%    4.57
 100.24                     5.959%    4.63         5.959%    4.63        5.959%    4.62        5.959%    4.62       5.957%    4.58
 100.28                     5.933%    4.63         5.932%    4.63        5.932%    4.63        5.932%    4.62       5.930%    4.58
 101.00                     5.906%    4.63         5.906%    4.63        5.906%    4.63        5.905%    4.62       5.903%    4.58
 101.04                     5.879%    4.64         5.879%    4.63        5.879%    4.63        5.879%    4.63       5.876%    4.58

WEIGHTED AVERAGE
  LIFE (YRS.)               5.77                   5.76                  5.76                  5.75                 5.69

FIRST PRINCIPAL
PAYMENT DATE         15-Aug-2001            15-Aug-2001           15-Aug-2001           15-Aug-2001          15-Aug-2001

LAST PRINCIPAL
PAYMENT DATE         15-Dec-2010            15-Dec-2010           15-Dec-2010           15-Dec-2010          15-Oct-2010


  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES
    0% CPR DURING LOP, YMP OR DECLINING PREMIUM--OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------


PRICE (32NDS)                    0% CPR               25% CPR               50% CPR                 75% CPR             100% CPR
-------------               ---------------       ---------------       ---------------       ----------------      ---------------
                              CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED       CBE   MODIFIED
                             YIELD  DURATION       YIELD  DURATION       YIELD  DURATION       YIELD  DURATION      YIELD  DURATION
                              (%)     (YRS)         (%)     (YRS)         (%)     (YRS)         (%)     (YRS)        (%)     (YRS)
                            ---------------       ---------------       ---------------       ----------------      ---------------
  99.28                     6.458%    7.02         6.458%    7.01        6.458%    7.01        6.458%    7.00       6.458%    6.93
 100.00                     6.440%    7.02         6.440%    7.02        6.440%    7.01        6.440%    7.00       6.440%    6.93
 100.04                     6.422%    7.02         6.422%    7.02        6.422%    7.01        6.422%    7.00       6.422%    6.94
 100.08                     6.404%    7.03         6.404%    7.02        6.404%    7.01        6.404%    7.01       6.404%    6.94
 100.12                     6.387%    7.03         6.387%    7.02        6.387%    7.02        6.387%    7.01       6.386%    6.94
 100.16                     6.369%    7.03         6.369%    7.03        6.369%    7.02        6.369%    7.01       6.368%    6.94
 100.20                     6.352%    7.03         6.351%    7.03        6.351%    7.02        6.351%    7.01       6.350%    6.94
 100.24                     6.334%    7.03         6.334%    7.03        6.334%    7.02        6.334%    7.01       6.332%    6.95
 100.28                     6.316%    7.04         6.316%    7.03        6.316%    7.03        6.316%    7.02       6.315%    6.95
 101.00                     6.299%    7.04         6.299%    7.03        6.299%    7.03        6.298%    7.02       6.297%    6.95
 101.04                     6.281%    7.04         6.281%    7.04        6.281%    7.03        6.281%    7.02       6.279%    6.95

WEIGHTED AVERAGE
  LIFE (YRS.)               9.71                   9.70                  9.69                  9.67                 9.54

FIRST PRINCIPAL
PAYMENT DATE         15-Dec-2010            15-Dec-2010           15-Dec-2010           15-Dec-2010          15-Oct-2010

LAST PRINCIPAL
PAYMENT DATE         15-Jun-2011            15-Jun-2011           15-Jun-2011           15-Jun-2011          15-Apr-2011


  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES
   0% CPR DURING LOP, YMP OR DECLINING PREMIUM--OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------


PRICE (32NDS)                    0% CPR               25% CPR               50% CPR                 75% CPR             100% CPR
-------------               ---------------       ---------------       ---------------       ----------------      ---------------
                              CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED       CBE   MODIFIED
                             YIELD  DURATION       YIELD  DURATION       YIELD  DURATION       YIELD  DURATION      YIELD  DURATION
                              (%)     (YRS)         (%)     (YRS)         (%)     (YRS)         (%)     (YRS)        (%)     (YRS)
                            ---------------       ---------------       ---------------       ----------------      ---------------
  99.28                     6.608%    7.06         6.608%    7.06        6.608%    7.06        6.608%    7.06       6.608%    6.97
 100.00                     6.591%    7.07         6.591%    7.06        6.591%    7.06        6.591%    7.06       6.591%    6.97
 100.04                     6.573%    7.07         6.573%    7.06        6.573%    7.06        6.573%    7.06       6.573%    6.97
 100.08                     6.556%    7.07         6.555%    7.06        6.555%    7.06        6.555%    7.06       6.555%    6.98
 100.12                     6.538%    7.07         6.538%    7.07        6.538%    7.07        6.538%    7.07       6.537%    6.98
 100.16                     6.520%    7.08         6.520%    7.07        6.520%    7.07        6.520%    7.07       6.519%    6.98
 100.20                     6.503%    7.08         6.503%    7.07        6.503%    7.07        6.503%    7.07       6.502%    6.98
 100.24                     6.485%    7.08         6.485%    7.07        6.485%    7.07        6.485%    7.07       6.484%    6.99
 100.28                     6.468%    7.08         6.468%    7.08        6.468%    7.08        6.468%    7.08       6.466%    6.99
 101.00                     6.451%    7.09         6.450%    7.08        6.450%    7.08        6.450%    7.08       6.449%    6.99
 101.04                     6.433%    7.09         6.433%    7.08        6.433%    7.08        6.433%    7.08       6.431%    6.99

WEIGHTED AVERAGE
  LIFE (YRS.)               9.89                   9.88                  9.88                  9.88                 9.71

FIRST PRINCIPAL
PAYMENT DATE         15-Jun-2011            15-Jun-2011           15-Jun-2011           15-Jun-2011          15-Apr-2011

LAST PRINCIPAL
PAYMENT DATE         15-Jul-2011            15-Jun-2011           15-Jun-2011           15-Jun-2011          15-Apr-2011


  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES
   0% CPR DURING LOP, YMP OR DECLINING PREMIUM--OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------


PRICE (32NDS)                    0% CPR               25% CPR               50% CPR                 75% CPR             100% CPR
-------------               ---------------       ---------------       ---------------       ----------------      ---------------
                              CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED       CBE   MODIFIED
                             YIELD  DURATION       YIELD  DURATION       YIELD  DURATION       YIELD  DURATION      YIELD  DURATION
                              (%)     (YRS)         (%)     (YRS)         (%)     (YRS)         (%)     (YRS)        (%)     (YRS)
                            ---------------       ---------------       ---------------       ----------------      ---------------
  99.28                     6.753%    7.05         6.753%    7.05        6.753%    7.03        6.753%    7.01       6.573%    6.92
 100.00                     6.735%    7.05         6.735%    7.05        6.735%    7.03        6.735%    7.01       6.735%    6.93
 100.04                     6.718%    7.05         6.718%    7.05        6.718%    7.04        6.718%    7.01       6.717%    6.93
 100.08                     6.700%    7.06         6.700%    7.05        6.700%    7.04        6.700%    7.01       6.699%    6.93
 100.12                     6.683%    7.06         6.682%    7.06        6.682%    7.04        6.682%    7.02       6.681%    6.93
 100.16                     6.665%    7.06         6.665%    7.06        6.665%    7.04        6.665%    7.02       6.663%    6.94
 100.20                     6.647%    7.06         6.647%    7.06        6.647%    7.05        6.647%    7.02       6.646%    6.94
 100.24                     6.630%    7.07         6.630%    7.06        6.629%    7.05        6.629%    7.02       6.628%    6.94
 100.28                     6.612%    7.07         6.612%    7.07        6.612%    7.05        6.612%    7.03       6.610%    6.94
 101.00                     6.595%    7.07         6.595%    7.07        6.594%    7.05        6.594%    7.03       6.592%    6.94
 101.04                     6.578%    7.07         6.577%    7.07        6.577%    7.05        6.577%    7.03       6.574%    6.95

WEIGHTED AVERAGE
  LIFE (YRS.)               9.96                   9.95                  9.92                  9.88                 9.71

FIRST PRINCIPAL
PAYMENT DATE         15-Jul-2011            15-Jun-2011           15-Jun-2011           15-Jun-2011          15-Apr-2011

LAST PRINCIPAL
PAYMENT DATE         15-Jul-2011            15-Jul-2011           15-Jul-2011           15-Jun-2011          15-Apr-2011


  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES
   0% CPR DURING LOP, YMP OR DECLINING PREMIUM--OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------


PRICE (32NDS)                    0% CPR               25% CPR               50% CPR                 75% CPR             100% CPR
-------------               ---------------       ---------------       ---------------       ----------------      ---------------
                              CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED        CBE   MODIFIED       CBE   MODIFIED
                             YIELD  DURATION       YIELD  DURATION       YIELD  DURATION       YIELD  DURATION      YIELD  DURATION
                              (%)     (YRS)         (%)     (YRS)         (%)     (YRS)         (%)     (YRS)        (%)     (YRS)
                            ---------------       ---------------       ---------------       ----------------      ---------------
  99.28                     6.833%    7.02         6.833%    7.02        6.833%    7.02        6.833%    7.02       6.833%    6.90
 100.00                     6.815%    7.02         6.815%    7.02        6.815%    7.02        6.815%    7.02       6.815%    6.90
 100.04                     6.798%    7.03         6.798%    7.03        6.798%    7.03        6.798%    7.02       6.797%    6.90
 100.08                     6.780%    7.03         6.780%    7.03        6.780%    7.03        6.780%    7.03       6.779%    6.90
 100.12                     6.762%    7.03         6.762%    7.03        6.762%    7.03        6.762%    7.03       6.761%    6.91
 100.16                     6.745%    7.03         6.745%    7.03        6.745%    7.03        6.745%    7.03       6.743%    6.91
 100.20                     6.727%    7.04         6.727%    7.04        6.727%    7.04        6.727%    7.03       6.725%    6.91
 100.24                     6.710%    7.04         6.710%    7.04        6.710%    7.04        6.710%    7.04       6.707%    6.91
 100.28                     6.692%    7.04         6.692%    7.04        6.692%    7.04        6.692%    7.04       6.690%    6.92
 101.00                     6.674%    7.04         6.674%    7.04        6.674%    7.04        6.674%    7.04       6.672%    6.92
 101.04                     6.657%    7.05         6.657%    7.05        6.657%    7.05        6.657%    7.04       6.654%    6.92

WEIGHTED AVERAGE
  LIFE (YRS.)               9.96                   9.96                  9.96                  9.95                 9.71

FIRST PRINCIPAL
PAYMENT DATE         15-Jul-2011            15-Jul-2011           15-Jul-2011           15-Jun-2011          15-Apr-2011

LAST PRINCIPAL
PAYMENT DATE         15-Jul-2011            15-Jul-2011           15-Jul-2011           15-Jul-2011          15-Apr-2011


                                   ANNEX C-2
                                DECREMENT TABLES

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                           ----------------------------------------------------------
DISTRIBUTION DATE                                               0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------                                               ------    -------    -------    -------    --------
Initial Percentage.......................................        100 %      100 %      100 %     100 %       100 %
July 2002................................................         97         97         97        97          97
July 2003................................................         93         93         93        93          93
July 2004................................................         89         89         89        89          89
July 2005................................................         85         85         85        85          85
July 2006................................................         46         46         46        46          46
July 2007................................................         41         41         41        41          41
July 2008................................................         29         29         29        29          29
July 2009................................................         23         23         23        23          23
July 2010................................................         13         13         13        13          13
July 2011 and thereafter.................................          0          0          0         0           0

Weighted Average Life (in years).........................       5.77       5.76       5.76      5.75        5.69

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                           ----------------------------------------------------------
DISTRIBUTION DATE                                               0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------                                               ------    -------    -------    -------    --------
Initial Percentage.......................................        100 %      100 %      100 %     100 %       100 %
July 2002................................................        100        100        100       100         100
July 2003................................................        100        100        100       100         100
July 2004................................................        100        100        100       100         100
July 2005................................................        100        100        100       100         100
July 2006................................................        100        100        100       100         100
July 2007................................................        100        100        100       100         100
July 2008................................................        100        100        100       100         100
July 2009................................................        100        100        100       100         100
July 2010................................................        100        100        100       100         100
July 2011 and thereafter.................................          0          0          0         0           0

Weighted Average Life (in years).........................       9.71       9.70       9.69      9.67        9.54

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                           ----------------------------------------------------------
DISTRIBUTION DATE                                               0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------                                               ------    -------    -------    -------    --------
Initial Percentage.......................................        100 %      100 %      100 %     100 %       100 %
July 2002................................................        100        100        100       100         100
July 2003................................................        100        100        100       100         100
July 2004................................................        100        100        100       100         100
July 2005................................................        100        100        100       100         100
July 2006................................................        100        100        100       100         100
July 2007................................................        100        100        100       100         100
July 2008................................................        100        100        100       100         100
July 2009................................................        100        100        100       100         100
July 2010................................................        100        100        100       100         100
July 2011 and thereafter.................................          0          0          0         0           0

Weighted Average Life (in years).........................       9.89       9.88       9.88      9.88        9.71

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                           ----------------------------------------------------------
DISTRIBUTION DATE                                               0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------                                               ------    -------    -------    -------    --------
Initial Percentage.......................................        100 %      100 %      100 %     100 %       100 %
July 2002................................................        100        100        100       100         100
July 2003................................................        100        100        100       100         100
July 2004................................................        100        100        100       100         100
July 2005................................................        100        100        100       100         100
July 2006................................................        100        100        100       100         100
July 2007................................................        100        100        100       100         100
July 2008................................................        100        100        100       100         100
July 2009................................................        100        100        100       100         100
July 2010................................................        100        100        100       100         100
July 2011 and thereafter.................................          0          0          0         0           0

Weighted Average Life (in years).........................       9.96       9.95       9.92      9.88        9.71

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                           ----------------------------------------------------------
DISTRIBUTION DATE                                               0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------                                               ------    -------    -------    -------    --------
Initial Percentage.......................................        100 %      100 %      100 %     100 %       100 %
July 2002................................................        100        100        100       100         100
July 2003................................................        100        100        100       100         100
July 2004................................................        100        100        100       100         100
July 2005................................................        100        100        100       100         100
July 2006................................................        100        100        100       100         100
July 2007................................................        100        100        100       100         100
July 2008................................................        100        100        100       100         100
July 2009................................................        100        100        100       100         100
July 2010................................................        100        100        100       100         100
July 2011 and thereafter.................................          0          0          0         0           0

Weighted Average Life (in years).........................       9.96       9.96       9.96      9.95        9.71

                                    ANNEX D
                         FORM OF PAYMENT DATE STATEMENT


ABN AMRO                                        LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                          STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
135 S. LaSalle Street   Suite 1625             FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
Chicago, IL   60603                                          SERIES 2001-C3                              Next Payment:
                                                                                                         Record Date:
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                           Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id:                               REMIC Certificate Report                              Closing Date:
ASAP #:                       LUBS01C3  Bond Interest Reconciliation                          First Payment Date:
Monthly Data File Name:                 Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Mortgage Loan Characteristics
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================

                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                                               ISSUER:
                                                             DEPOSITOR:
                                                            UNDERWRITER:
                                                          MASTER SERVICER:
                                                           RATING AGENCY:
                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.etrustee.net



                                     LaSalle Factor Line                         (800) 246-5761
                                 ==================================================================

====================================================================================================================================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                        LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                          STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                               FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                             SERIES 2001-C3                              Next Payment:
                                                                                                         Record Date:
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                        STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                             FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                           SERIES 2001-C3                              Next Payment:
                                                                                                       Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                   Weighted Average
 Current Scheduled   # of  Scheduled   % of    ------------------  Current Mortgage     # of  Scheduled   % of    ------------------
     Balances       Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate      Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================








                                                                   =================================================================
                                                                                         0         0      0.00%
=================================================================  =================================================================
                      0         0      0.00%                       Minimum Mortgage Interest Rate     10.0000%
=================================================================  Maximum Mortgage Interest Rate     10.0000%
Average Scheduled Balance
Maximum  Scheduled Balance                                                     DISTRIBUTION OF REMAINING TERM (BALLOON)
Minimum  Scheduled Balance                                         =================================================================
                                                                                                                   Weighted Average
        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)             Balloon           # of  Scheduled   % of    ------------------
=================================================================  Mortgage Loans      Loans   Balance   Balance  Term  Coupon  DSCR
                                                Weighted Average   =================================================================
Fully Amortizing     # of  Scheduled   % of    ------------------     0 to  60
 Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR    61 to 120
=================================================================   121 to 180
                                                                    181 to 240
                                                                    241 to 360



=================================================================  =================================================================
                      0         0      0.00%                                             0         0      0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term       0
                                   Maximum Remaining Term          Maximum Remaining Term       0

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
   Debt Service     # of   Scheduled    % of                                           # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR        State        Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================





=================================================================
                     0         0        0.00%
=================================================================
Maximum  DSCR
Minimum  DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service     # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================





=================================================================  =================================================================
                     0         0        0.00%                                           0                  0.00%
=================================================================  =================================================================
Maximum  DSCR               0.00
Minimum  DSCR               0.00

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                    # of   Scheduled    % of                                           # of   Scheduled    % of
  Property Types   Loans    Balance    Balance  WAMM   WAC   DSCR  Number of Years    Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================












=================================================================  =================================================================
                     0         0        0.00%                                           0         0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Current Scheduled   # of   Scheduled    % of                                           # of   Scheduled    % of
    Balances       Loans    Balance    Balance  WAMM   WAC   DSCR          Year       Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================
                                                                           1998
                                                                           1999
                                                                           2000
                                                                           2001
                                                                           2002
                                                                           2003
                                                                           2004
                                                                           2005
                                                                           2006
                                                                           2007
                                                                           2008
                                                                       2009 & Longer
=================================================================  =================================================================
                                                                                        0         0        0.00%
=================================================================  =================================================================

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg   0.00    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                       LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                  Statement Date:
LaSalle Bank N.A.                         STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR             Payment Date:
                                              FIRST UNION NATIONAL BANK, MASTER SERVICER                 Prior Payment:
                                                            SERIES 2001-C3                               Next Payment:
                                                                                                         Record Date:
                                                      ABN AMRO ACCT: XX-XXXX-XX-X

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2001-C3                 Statement Date:
LaSalle Bank N.A.                       STRUCTURED ASSET SECURITIES CORPORATION, DEPOSITOR            Payment Date:
                                            FIRST UNION NATIONAL BANK, MASTER SERVICER                Prior Payment:
                                                          SERIES 2001-C3                              Next Payment:
                                                                                                      Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------




























======================  ========================  ======================================  ================  ======  ================
07/02/2001 - 15:03 (MXXX-MXXX)  (C) 2001  LaSalle Bank N.A.

PROSPECTUS



                    STRUCTURED ASSET SECURITIES CORPORATION,
                                 THE DEPOSITOR

                      MORTGAGE PASS-THROUGH CERTIFICATES,

                               ISSUABLE IN SERIES
                               ----------------
     Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."


        THE OFFERED CERTIFICATES:
  The offered certificates will be issuable in series.
  Each series of offered certificates will--

   o  have its own series designation,

   o consist of one or more classes with various payment characteristics,

   o evidence beneficial ownership interests in a trust established by us, and

   o be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.


       THE TRUST ASSETS:
  The assets of each of our trusts will include--

   o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,


   o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

   o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.



In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS APRIL 18, 2001.

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           -----
Important Notice About the Information Presented in This Prospectus .....    3
Available Information; Incorporation by Reference .......................    3
Summary of Prospectus ...................................................    4
Risk Factors ............................................................   13
Capitalized Terms Used in this Prospectus ...............................   30
Description of the Trust Assets .........................................   30
Yield and Maturity Considerations .......................................   53
Structured Asset Securities Corporation .................................   58
Description of the Certificates .........................................   58
Description of the Governing Documents ..................................   67
Description of Credit Support ...........................................   76
Legal Aspects of Mortgage Loans .........................................   78
Federal Income Tax Consequences .........................................   90
State and Other Tax Consequences ........................................  128
ERISA Considerations ....................................................  128
Legal Investment ........................................................  131
Use of Proceeds .........................................................  133
Method of Distribution ..................................................  133
Legal Matters ...........................................................  134
Financial Information ...................................................  134
Rating ..................................................................  135
Glossary ................................................................  136

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE


     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).


     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention:
Secretary, or by telephone at 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE..................   Structured Asset Securities Corporation. We are
                               a Delaware corporation. Our principal offices are located at 200 Vesey Street, New York, New York
                               10285. Our main telephone number is 212-526-7000.
                               See "Structured Asset Securities Corporation."


THE SECURITIES
 BEING OFFERED...............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                               Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.


THE OFFERED CERTIFICATES MAY
 BE ISSUED WITH OTHER
 CERTIFICATES................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "-- The Securities Being Offered" above.


THE GOVERNING DOCUMENTS.....   In general, a pooling and servicing agreement
                               or other similar agreement or collection of agreements will govern, among other things--

                               o  the issuance of each series of offered
                                  certificates,

                               o  the creation of and transfer of assets to the
                                   related trust, and

                               o the servicing and administration of those assets.

                               The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                               If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--


                               o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                               o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                               The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                               If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                               In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."


CHARACTERISTICS OF THE
 MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                               o rental or cooperatively-owned buildings with multiple dwelling units;

                               o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                               o  office buildings;

                               o  hospitality properties;

                               o  casino properties;

                               o  health care-related facilities;

                               o  industrial facilities;

                               o  warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                               o restaurants, taverns and other establishments involved in the food and beverage industry;

                               o manufactured housing communities, mobile home parks and recreational vehicle parks;

                               o  recreational and resort properties;

                               o  arenas and stadiums;

                               o  churches and other religious facilities;

                               o  parking lots and garages;

                               o  mixed use properties;

                               o  other income-producing properties; and/or

                               o  unimproved land.

                               The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                               o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                               o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                               o  may provide for no accrual of interest;

                               o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                               o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                               o  may permit the negative amortization or
                                  deferral of accrued interest;

                               o  may prohibit some or all voluntary
                                  prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                               o may permit defeasance and the release of real property collateral in connection with that defeasance;

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                               o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                               Most, if not all, of the mortgage loans
                               underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                               We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                               Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets -- Mortgage Loans."

                               The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                               o the security has been registered under the Securities Act of 1933, as amended, or

                               o  we would be free to publicly resell the
                                  security without registration.

                               See "Description of the Trust Assets --
                               Mortgage-Backed Securities."

                               We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                               In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                               o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                               o  other mortgage loans or mortgage-backed
                                  securities that--

                                  1. conform to the description of mortgage
                                     assets in this prospectus, and

                                  2. satisfy the criteria set forth in the
                                     related prospectus supplement.

                               If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                               No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                               Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE OFFERED
 CERTIFICATES................  An offered certificate may entitle the holder to receive:

                               o  a stated principal amount;

                               o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                               o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                               o payments of principal, with disproportionate, nominal or no payments of interest;

                               o payments of interest, with disproportionate, nominal or no payments of principal;

                               o  payments of interest or principal that
                                  commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                               o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                  1. faster and, in some cases, substantially
                                     faster, or

                                  2. slower and, in some cases, substantially
                                     slower,

                                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

                               o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                               o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                               Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                               A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                               We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
                               "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
 INTEREST RATE AND CURRENCY
 RELATED PROTECTION FOR THE
 OFFERED CERTIFICATES......... Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                               The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                               o guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                               o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                               o  currency exchange agreements or other
                                  agreements and arrangements designed to
                                  reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                               We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                               See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT TO THE
 MORTGAGE ASSETS.............  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                               o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                               o  property protection expenses,

                               o  other servicing expenses, or

                               o any other items specified in the related prospectus supplement.

                               Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates -- Advances."

                               If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.


OPTIONAL TERMINATION........   We will describe in the related prospectus
                               supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                               o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                               o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                               See "Description of the Certificates --
                               Termination."


FEDERAL INCOME
 TAX CONSEQUENCES............  Any class of offered certificates will constitute or evidence ownership of:

                               o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                               o  regular interests in a financial asset
                                  securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                               o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                               See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."


LEGAL INVESTMENT............   If your investment authority is subject to
                               legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.


LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES


     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend tos list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

   o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

   o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

   o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

    o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.


ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.


THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.


     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

    o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

    o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

    o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

    o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

    o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

    o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

    o the fair market value and condition of the underlying real property;

    o the level of interest rates;

    o the borrower's equity in the underlying real property;

    o the borrower's financial condition;

    o the operating history of the underlying real property;

    o changes in zoning and tax laws;

    o changes in competition in the relevant area;

    o changes in rental rates in the relevant area;

    o changes in governmental regulation and fiscal policy;

    o prevailing general and regional economic conditions;

    o the state of the fixed income and mortgage markets; and

    o the availability of credit for multifamily rental or commercial properties.

     See "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

    o the sufficiency of the net operating income of the applicable real property;

    o the market value of the applicable real property at or prior to maturity; and

    o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the characteristics of the neighborhood where the property is located;

    o the proximity and attractiveness of competing properties;

    o the existence and construction of competing properties;

    o the adequacy of the property's management and maintenance;

    o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

    o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

    o demographic factors;

    o customer tastes and preferences;

    o retroactive changes in building codes; and

    o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

    o an increase in interest rates, real estate taxes and other operating expenses;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

    o an increase in vacancy rates;

    o a decline in rental rates as leases are renewed or replaced; and

    o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o the rental rates at which leases are renewed or replaced;

    o the percentage of total property expenses in relation to revenue;

    o the ratio of fixed operating expenses to those that vary with revenues;
      and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

    o to pay for maintenance and other operating expenses associated with the property;

    o to fund repairs, replacements and capital improvements at the property;
      and

    o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

    o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

    o an increase in tenant payment defaults;

    o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

    o an increase in the capital expenditures needed to maintain the property or to make improvements; and

    o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

    o the business operated by the tenants;

    o the creditworthiness of the tenants; and

    o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

    o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

    o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

    o changes in interest rates;

    o the availability of refinancing sources;

    o changes in governmental regulations, licensing or fiscal policy;

    o changes in zoning or tax laws; and

    o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

    o operating the property and providing building services;

    o managing operating expenses; and

    o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

    o maintain or improve occupancy rates, business and cash flow,

    o reduce operating and repair costs, and

    o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

    o rental rates;

    o location;

    o type of business or services and amenities offered; and

    o nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

    o offers lower rents;

    o has lower operating costs;

    o offers a more favorable location; or

    o offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

    o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

    o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

    o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

    o Depending on their location, recreational and resort properties, properties that provide entertain-ment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

    o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

    o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

    o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

    o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets -- Mortgage Loans -- A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."


BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

    o the operation of all of the related real properties, and

    o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

    o any adverse economic developments that occur in the locale, state or region where the properties are located;

    o changes in the real estate market where the properties are located;

    o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

    o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.


SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans -- Subordinate Financing."


BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

    A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

    o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

    o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

    o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

    o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

    o that the results of the environmental testing were accurately evaluated in all cases;

    o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

    o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

    o tenants at the property, such as gasoline stations or dry cleaners, or

    o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.


     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

    o agents or employees of the lender are deemed to have participated in the management of the borrower, or

    o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

    o any condition on the property that causes exposure to lead-based paint, and

    o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

    o the bankrupt party--

     1. was insolvent at the time of granting the lien,

     2. was rendered insolvent by the granting of the lien,

     3. was left with inadequate capital, or

     4. was not able to pay its debts as they matured; and

    o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

    o the related real property, or

    o a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

    o the default is deemed to be immaterial,

    o the exercise of those remedies would be inequitable or unjust, or

    o the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.


LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

    o war,

    o revolution,

    o governmental actions,

    o floods and other water-related causes,

    o earth movement, including earthquakes, landslides and mudflows,

    o wet or dry rot,

    o vermin, and

    o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY


     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN


     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

    o breach of contract involving a tenant, a supplier or other party;

    o negligence resulting in a personal injury, or

    o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTEREST IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences -- REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

    o generally will not be reduced by losses from other activities,

    o for a tax-exempt holder, will be treated as unrelated business taxable income, and

    o for a foreign holder, will not qualify for any exemption from withholding tax.

     Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

    o individuals,

    o estates,

    o trusts beneficially owned by any individual or estate, and

    o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

    o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

    o you may have only limited access to information regarding your offered certificates;

    o you may suffer delays in the receipt of payments on your offered certificates; and

    o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.


                        DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

    o various types of multifamily and/or commercial mortgage loans;

    o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

    o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

    o rental or cooperatively-owned buildings with multiple dwelling units;

    o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

    o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

    o office properties;

    o hospitality properties, such as hotels, motels and other lodging facilities;

    o casino properties;

    o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

    o industrial properties;

    o warehouse facilities, mini-warehouse facilities and self-storage facilities;

    o restaurants, taverns and other establishments involved in the food and beverage industry;

    o manufactured housing communities, mobile home parks and recreational vehicle parks;

    o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

    o arenas and stadiums;

    o churches and other religious facilities;

    o parking lots and garages;

    o mixed use properties;

    o other income-producing properties; and

    o unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

    o a fee interest or estate, which consists of ownership of the property for an indefinite period,

    o an estate for years, which consists of ownership of the property for a specified period of years,

    o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

    o shares in a cooperative corporation which owns the property, or

    o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

    o first, to the payment of court costs and fees in connection with the foreclosure,

    o second, to the payment of real estate taxes, and

    o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

    o the period of the delinquency,

    o any forbearance arrangement then in effect,

    o the condition of the related real property, and

    o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "-- Mortgage Loans -- Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

    o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

    o the types of services offered at the property;

    o the location of the property;

    o the characteristics of the surrounding neighborhood, which may change over time;

    o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

    o the ability of management to provide adequate maintenance and insurance;


    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

    o the ability of management to respond to competition;

    o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

    o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

    o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

    o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

    o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

    o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

    o require written leases;

    o require good cause for eviction;

    o require disclosure of fees;

    o prohibit unreasonable rules;

    o prohibit retaliatory evictions;

    o prohibit restrictions on a resident's choice of unit vendors;

    o limit the bases on which a landlord may increase rent; or

    o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

   Some mortgage loans underlying the offered certificates will be secured by--

    o the related borrower's interest in multiple units in a residential condominium project, and

    o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

    o mortgage loan payments,

    o real property taxes,

    o maintenance expenses, and

    o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

    o maintenance payments from the tenant/shareholders, and

    o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

    o shopping centers,

    o factory outlet centers,

    o malls,

    o automotive sales and service centers,

    o consumer oriented businesses,

    o department stores,

    o grocery stores,

    o convenience stores,

    o specialty shops,

    o gas stations,

    o movie theaters,

    o fitness centers,

    o bowling alleys,

    o salons, and

    o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

    o lower rents,

    o grant a potential tenant a free rent or reduced rent period,

    o improve the condition of the property generally, or

    o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

    o competition from other retail properties;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o perceptions regarding the safety of the surrounding area;

    o demographics of the surrounding area;

    o the strength and stability of the local, regional and national economies;

    o traffic patterns and access to major thoroughfares;

    o the visibility of the property;

    o availability of parking;

    o the particular mixture of the goods and services offered at the property;

    o customer tastes, preferences and spending patterns; and

    o the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

    o an anchor tenant's failure to renew its lease;

    o termination of an anchor tenant's lease;

    o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

    o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    o factory outlet centers;

    o discount shopping centers and clubs;

    o catalogue retailers;

    o television shopping networks and programs;

    o internet web sites; and

    o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

    o the number and quality of the tenants, particularly significant tenants, at the property;

    o the physical attributes of the building in relation to competing buildings;

    o the location of the property with respect to the central business district or population centers;

    o demographic trends within the metropolitan area to move away from or towards the central business district;

    o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

    o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

    o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

    o the quality and philosophy of building management;

    o access to mass transportation; and

    o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

    o rental rates;

    o the building's age, condition and design, including floor sizes and layout;

    o access to public transportation and availability of parking; and

    o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

    o the cost and quality of labor;

    o tax incentives; and

    o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

    o full service hotels;

    o resort hotels with many amenities;

    o limited service hotels;

    o hotels and motels associated with national or regional franchise chains;


    o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

    o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

    o the location of the property and its proximity to major population centers or attractions;

    o the seasonal nature of business at the property;

    o the level of room rates relative to those charged by competitors;

    o quality and perception of the franchise affiliation;

    o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

    o the existence or construction of competing hospitality properties;

    o nature and quality of the services and facilities;

    o financial strength and capabilities of the owner and operator;

    o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

    o increases in operating costs, which may not be offset by increased room rates;

    o the property's dependence on business and commercial travelers and tourism; and

    o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

    o the continued existence and financial strength of the franchisor;

    o the public perception of the franchise service mark; and

    o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

    o location, including proximity to or easy access from major population centers;

    o appearance;

    o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

    o the existence or construction of competing casinos;

    o dependence on tourism; and

    o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

    o providing alternate forms of entertainment, such as performers and sporting events, and

    o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

   Health Care-Related Properties. Health-care related properties include:

    o hospitals;

    o skilled nursing facilities;

    o nursing homes;

    o congregate care facilities; and

    o in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

    o statutory and regulatory changes;

    o retroactive rate adjustments;

    o administrative rulings;

    o policy interpretations;

    o delays by fiscal intermediaries; and

    o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

    o federal and state licensing requirements;

    o facility inspections;

    o rate setting;

    o reimbursement policies; and

    o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.


     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

    o location of the property, the desirability of which in a particular instance may depend on--

      1. availability of labor services,

      2. proximity to supply sources and customers, and

      3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

    o building design of the property, the desirability of which in a particular instance may depend on--

      1. ceiling heights,

      2. column spacing,

      3. number and depth of loading bays,

      4. divisibility,

      5. floor loading capacities,

      6. truck turning radius,

      7. overall functionality, and

      8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

    o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

    o building design,

    o location and visibility,

    o tenant privacy,

    o efficient access to the property,

    o proximity to potential users, including apartment complexes or commercial users,

    o services provided at the property, such as security,

    o age and appearance of the improvements, and

    o quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

    o competition from facilities having businesses similar to a particular restaurant or tavern;

    o perceptions by prospective customers of safety, convenience, services and attractiveness;

    o the cost, quality and availability of food and beverage products;

    o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

    o changes in demographics, consumer habits and traffic patterns;

    o the ability to provide or contract for capable management; and

    o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

    o segment,

    o product,

    o price,

    o value,

    o quality,

    o service,

    o convenience,

    o location, and

    o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

    o lower operating costs,

    o more favorable locations,

    o more effective marketing,

    o more efficient operations, or

    o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

    o actions and omissions of any franchisor, including management practices that--

      1. adversely affect the nature of the business, or

      2. require renovation, refurbishment, expansion or other expenditures;

    o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

    o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

    o the number of comparable competing properties in the local market;

    o the age, appearance and reputation of the property;

    o the quality of management; and

    o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

    o multifamily rental properties,

    o cooperatively-owned apartment buildings,

    o condominium complexes, and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

    o the location and appearance of the property;

    o the appeal of the recreational activities offered;

    o the existence or construction of competing properties, whether are not they offer the same activities;

    o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

    o geographic location and dependence on tourism;

    o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

    o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

    o sensitivity to weather and climate changes; and

    o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

    o sporting events;

    o musical events;

    o theatrical events;

    o animal shows; and/or

    o circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

    o the appeal of the particular event;

    o the cost of admission;

    o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

    o perceptions by prospective patrons of the safety of the surrounding area; and

    o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

    o the number of rentable parking spaces and rates charged;

    o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

    o the amount of alternative parking spaces in the area;

    o the availability of mass transit; and

    o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

    o its location,

    o its size,

    o the surrounding neighborhood, and

    o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

    o the successful operation of the property, and

    o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

    o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

    o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

    o make the loan payments on the related mortgage loan,

    o cover operating expenses, and

    o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

    o some health care-related facilities,

    o hotels and motels,

    o recreational vehicle parks, and

    o mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

    o warehouses,

    o retail stores,

    o office buildings, and

    o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

    o increases in energy costs and labor costs;

    o increases in interest rates and real estate tax rates; and

    o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

    o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

    o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

    o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

    o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

    o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

    o the income capitalization method, which takes into account the property's projected net cash flow; or

    o a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example --

    o it is often difficult to find truly comparable properties that have recently been sold;

    o the replacement cost of a property may have little to do with its current market value; and

    o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

    o an original term to maturity of not more than approximately 40 years;
      and

    o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

    o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

    o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

    o provide for no accrual of interest;

    o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

    o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

    o permit the negative amortization or deferral of accrued interest;

    o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

    o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

    o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

    o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

    o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

    o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

    o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

    o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

    o more general information in the related prospectus supplement, and

    o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

    o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

    o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

    o will have been registered under the Securities Act of 1933, as amended, or

    o will be exempt from the registration requirements of that Act, or

    o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

    o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

    o the initial and outstanding principal amount(s) and type of the securities;

    o the original and remaining term(s) to stated maturity of the securities;


    o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

    o the payment characteristics of the securities;

    o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

    o a description of the related credit support, if any;

    o the type of mortgage loans underlying the securities;

    o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

    o the terms and conditions for substituting mortgage loans backing the securities; and

    o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

    o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

    o other mortgage loans or mortgage-backed securities that--

      1. conform to the description of mortgage assets in this prospectus, and

      2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

      1. conform to the description of mortgage assets in this prospectus, and

      2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

    o the subordination or one or more other classes of certificates of the same series;

    o a letter of credit;

    o a surety bond;

    o an insurance policy;

    o a guarantee;

    o a credit derivative; and/or

    o a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

    o interest rate exchange agreements;

    o interest rate cap agreements;

    o interest rate floor agreements;

    o currency exchange agreements; or

    o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

    o the price you paid for your offered certificates,

    o the pass-through rate on your offered certificates,

    o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

    o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

    o the dates on which any balloon payments are due; and

    o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

    o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

    o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust, or

    o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

    o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

    o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

    o the availability of mortgage credit;

    o the relative economic vitality of the area in which the related real properties are located;

    o the quality of management of the related real properties;

    o the servicing of the mortgage loans;

    o possible changes in tax laws; and

    o other opportunities for investment.

In general, those factors that increase--

    o the attractiveness of selling or refinancing a commercial or multifamily property, or

    o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

    o prepayment lock-out periods, and

    o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

    o to convert to a fixed rate loan and thereby lock in that rate, or

    o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

    o realize its equity in the property,

    o meet cash flow needs or

    o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

    o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

    o the relative importance of those factors

    o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

    o the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

    o scheduled amortization, or

    o prepayments, including--

      1.  voluntary prepayments by borrowers, and

      2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

    o the projected weighted average life of each class of those offered certificates with principal balances, and

    o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

    o to refinance the loan, or

    o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

    o the bankruptcy of the borrower, or

    o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

    o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

    o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

    o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

    o the number of foreclosures with respect to the underlying mortgage loans; and

    o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

    o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

    o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

    o any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                    STRUCTURED ASSET SECURITIES CORPORATION

     We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of:

    o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

    o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

    o forming pools of mortgage loans and mortgage-backed securities; and

    o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

    o have the same series designation;

    o were issued under the same Governing Document; and

    o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

    o have the same class designation; and

    o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

    o a stated principal amount, which will be represented by its principal balance;

    o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

    o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

    o payments of principal, with disproportionate, nominal or no payments of interest;

    o payments of interest, with disproportionate, nominal or no payments of principal;

    o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

    o payments of principal to be made, from time to time or for designated periods, at a rate that is--

      1.  faster and, in some cases, substantially faster, or

      2.  slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

    o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.


PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

    o the periodic payment date for that series, and

    o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

    o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

    o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

    o a 360-day year consisting of 12 30-day months,

    o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

    o the actual number of days elapsed during each relevant period in a normal calendar year, or

    o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

    o based on the principal balances of some or all of the related mortgage assets; or

    o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

    o payments of principal actually made to the holders of that class, and

    o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

    o any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

    o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

    o by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

    o delinquent payments of principal and/or interest, other than balloon payments,

    o property protection expenses,

    o other servicing expenses, or

    o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

    o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

    o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

    o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

    o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

    o the payments made on that payment date with respect to the applicable class of offered certificates, and

    o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

    o that calendar year, or

    o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

    o with respect to those amendments to the governing documents described under "Description of the Governing Documents -- Amendment", or

    o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

    o the final payment or other liquidation of the last mortgage asset in that trust; and

    o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitiled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

    o a limited-purpose trust company organized under the New York Banking
      Law,

    o a "banking corporation" within the meaning of the New York Banking Law,

    o a member of the Federal Reserve System,

    o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

    o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 40 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-- Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

    o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

    o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

    o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

    o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                    DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

    o in the case of a mortgage loan--

      1.  the address of the related real property,

      2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

      3.  the remaining term to maturity,

      4. if the mortgage loan is a balloon loan, the remaining amortization term, and

      5.  the outstanding principal balance; and

    o in the case of a mortgage-backed security--

      1.  the outstanding principal balance, and

      2.  the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

    o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

    o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

    o in the case of a mortgage loan--

      1.  the enforceability of the related mortgage note and mortgage,

      2. the existence of title insurance insuring the lien priority of the related mortgage, and

      3.  the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

    o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

    o ensuring that the related properties are properly insured;

    o attempting to collect delinquent payments;

    o supervising foreclosures;

    o negotiating modifications;

    o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

    o protecting the interests of certificateholders with respect to senior lienholders;

    o conducting inspections of the related real properties on a periodic or other basis;

    o collecting and evaluating financial statements for the related real properties;

    o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

    o maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

    o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

    o mortgage loans as to which there is a material non-monetary default;

    o mortgage loans as to which the related borrower has--

      1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

      2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

    o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

    o make the initial determination of appropriate action,

    o evaluate the success of corrective action,

    o develop additional initiatives,

    o institute foreclosure proceedings and actually foreclose, or

    o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

    o performing property inspections and collecting, and

    o evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

    o continuing to receive payments on the mortgage loan,

    o making calculations with respect to the mortgage loan, and

    o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

    o that mortgage-backed security will be registered in the name of the related trustee or its designee;

    o the related trustee will receive payments on that mortgage-backed security; and

    o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US


     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

    o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

    o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

    o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

    o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

    o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

    o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

    o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

    o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

    o either--

      1. that party is specifically required to bear the expense of the action, or

      2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and/or the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

    o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

    o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

    o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.


AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

   1.  to cure any ambiguity;

   2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in the related prospectus supplement or in this prospectus;

   3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

   4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

   7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

   8.  to otherwise modify or delete existing provisions of the Governing
       Document.

     However, no amendment of the Governing Document for any series of offered certificates, covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

    o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

    o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

    o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

    o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

    o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

    o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

    o the subordination of one or more other classes of certificates of the same series;

    o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

    o the establishment of one or more reserve funds; or

    o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

    o the nature and amount of coverage under that credit support;

    o any conditions to payment not otherwise described in this prospectus;

    o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

    o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets -- Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

    o the terms of the mortgage,

    o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

    o the knowledge of the parties to the mortgage, and

    o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

    o a mortgagor, who is the owner of the encumbered interest in the real property, and

    o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

    o the trustor, who is the equivalent of a mortgagor,

    o the trustee to whom the real property is conveyed, and

    o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

    o the express provisions of the related instrument,

    o the law of the state in which the real property is located,

    o various federal laws, and

    o in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

    o without a hearing or the lender's consent, or

    o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "-- Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

    o judicial foreclosure, involving court proceedings, and

    o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

    o all parties having a subordinate interest of record in the real property, and

    o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

    o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

    o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

    o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

    o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

      1. a failure to adequately maintain the mortgaged property, or

      2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

    o upheld the reasonableness of the notice provisions, or

    o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

    o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

    o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

   In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

    o record a notice of default and notice of sale, and

    o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

    o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

    o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

    o to enable the lender to realize upon its security, and

    o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

    o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

    o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

    o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

    o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

    o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

    o extend or shorten the term to maturity of the loan;

    o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

    o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

    o past due rent,

    o accelerated rent,

    o damages, or

    o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

    o assume the lease and either retain it or assign it to a third party, or

    o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

    o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

    o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

    o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

    o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

    o impose liability for releases of or exposure to asbestos-containing materials, and

    o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

    o first, to the payment of court costs and fees in connection with the foreclosure;

    o second, to real estate taxes;

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

    o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

    o the borrower may have difficulty servicing and repaying multiple loans;

    o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

    o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

    o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

    o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.

Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that--


    o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or


    o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

    o banks,

    o insurance companies, and

    o foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

    o given with respect to events that have occurred at the time the advice is rendered, and

    o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

    o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

    o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

    o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets -- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

    o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

    o those offered certificates will represent--

       1. regular interests in the REMIC, or

       2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

    o REMIC regular certificates, representing regular interests in the REMIC, or

    o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

    o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

    o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

    o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

    o "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

    o collections on mortgage loans held pending payment on the related offered certificates, and

    o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

    o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
      Section 7701(a)(19)(C) of the Internal Revenue Code;

    o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

    o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
      Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

    o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

    o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

    o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

    o a single fixed rate,

    o a "qualified floating rate,"

    o an "objective rate,"

    o a combination of a single fixed rate and one or more "qualified floating rates,"

    o a combination of a single fixed rate and one "qualified inverse floating rate," or

    o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

    o a fraction--

       1. the numerator of which is the amount of the payment, and

       2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

    o the total amount of the de minimis original issue discount, and

    o a fraction--

     1.  the numerator of which is the amount of the principal payment, and

     2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "-- Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

    o the sum of:

     1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

     2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

    o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

    o the issue price of the certificate, increased by

    o the total amount of original issue discount previously accrued on the certificate, reduced by

    o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

    o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

    o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

    o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

    o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

    o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors -- The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

    o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

    o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

    o on the basis of a constant yield method,

    o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

    o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

    o the purchase price paid for your offered certificate, and

    o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

    o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

    o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

    o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

    o unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

    o excess inclusions,

    o residual interests without significant value, and

    o noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors -- Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

    o the income from the mortgage loans and other assets of the REMIC; plus

    o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

     1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

     2.  amortization of any premium on the mortgage loans held by the REMIC,

     3. bad debt losses with respect to the mortgage loans held by the REMIC, and

     4. except as described below in this "-- Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

    o the amount paid for that REMIC residual certificate,

    o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

    o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

    o through payments,

    o through the deduction of any net losses of the REMIC, or

    o upon the sale of its REMIC residual certificate. See "-- REMICs -- Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

    o the daily portions of REMIC taxable income allocable to that certificate, over

    o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

    o the issue price of the certificate, increased by

    o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

    o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "-- REMICs -- Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

    o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

    o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

    o regulated investment companies,

    o common trusts, and

    o some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

    o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

    o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

    o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

    o from the prospective transferee, providing representations as to its financial condition, and

    o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

    o the present value of any consideration given to the transferee to acquire the interest,

    o the present value of the expected future distributions on the interest, and

    o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, the Treasury has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interest. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To qualify for the alternative safe harbor:

    o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million;

    o the transferee is an "eligible corporation" as defined in Section 860L(a)(2) of the Code that enters a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a safe harbor transaction (i.e., a fully taxable domestic corporation); and

    o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.

     With respect to the facts and circumstances described in the third bullet of the preceding paragraph, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the minimum transfer price test do not need to be used in determining whether the amount of consideration is too low.

     Additionally, with respect to the alternative safe harbor test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the alternative test. In addition, a transfer fails to meet the requirements of the alternative test if the transferor knows, or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the alternative test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign branch of an eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

     Revenue Procedure 2001-12 applies to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "-- REMICs -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

    o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

    o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

    o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

    o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

    o 3% of the excess of the individual's adjusted gross income over the specified amount, or

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

    o the cost of the certificate to that certificateholder, increased by

    o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

    o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "-- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below in this "-- Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

    o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

    o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

    o reacquires that same REMIC residual certificate,

    o acquires any other residual interest in a REMIC, or

    o acquires any similar interest in a taxable mortgage pool, as defined in
      Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

    o the disposition of a non-defaulted mortgage loan,

    o the receipt of income from a source other than a mortgage loan or other permitted investments,

    o the receipt of compensation for services, or

    o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

    o the person has sufficient assets to do so, and

    o the tax arises out of a breach of that person's obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

    o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

    o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

    o events that have occurred up to the time of the transfer,

    o the prepayment assumption, and

    o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

    o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

    o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

    o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

    o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

    o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

    o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o the residual interests in the entity are not held by Disqualified Organizations, and

    o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

    o income,

    o deductions

    o gains,

    o losses, and

    o classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

    o corporations,

    o trusts,

    o securities dealers, and

    o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

    o 30 days after the end of the quarter for which the information was requested, or

    o two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

    o income,

    o excess inclusions,

    o investment expenses, and

    o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

    o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

    o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

    o a foreign person, and

    o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations became effective on January 1, 2001, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

    o owns 10% or more of one or more underlying mortgagors, or

    o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

    o foreign persons, or

    o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.


FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

    o the making of an appropriate election, and

    o compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

    o the relevant assets will qualify as a FASIT,

    o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

    o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "-- Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of
Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

    o cash or cash equivalents,

    o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

    o hedges and contracts to acquire hedges,

    o foreclosure property, and

    o regular interests in another FASIT or in a REMIC.

As discussed below in this "-- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

    o REMIC regular interests,

    o regular interests of other FASITs,

    o inflation indexed debt instruments,

    o credit card receivables, and

    o some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

    o debt of the owner of the FASIT ownership interest,

    o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

    o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

    o fluctuations in market interest rates;

    o fluctuations in currency exchange rates;

    o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

    o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

    o a single class of ownership interest, or

    o one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.  has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.


     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

    o the absence of defaults or delinquencies on permitted assets,

    o lower than reasonably expected returns on permitted assets,

    o unanticipated expenses incurred by the FASIT, or

    o prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

    o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

    o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.


     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," "-- Market Discount," "-- Premium," and "-- Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "-- REMICs -- Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

    o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

    o issues a debt or equity interest that is--

     1.  supported by that FASIT regular interest, and

     2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

    o the receipt of income from other than permitted assets;

    o the receipt of compensation for services;

    o the receipt of any income derived from a loan originated by the FASIT;
      or

    o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

     1.  foreclosure, default, or imminent default of a qualified mortgage,

     2.  bankruptcy or insolvency of the FASIT,

     3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

     4.  the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

    o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

    o if the FASIT acquires the loan more than one year after the loan was issued,

    o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

    o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

    o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "-- REMICs -- Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

    o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

    o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

    o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

    o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

    o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

       1. interest paid on the mortgage loans constituting the related grantor trust, minus

       2. the sum of:

        o normal administration fees, and

        o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

    o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

    o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

    o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

    o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

    o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

    o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

    o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

    o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

    o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

    o 3% of the excess of the individual's adjusted gross income over that amount, and

    o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

    o a class of grantor trust strip certificates is issued as part of the same series, or

    o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

    o a master servicer,

    o a special servicer,

    o any sub-servicer, or

    o their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

    o the treatment of some stripped bonds as market discount bonds, and

    o de minimis market discount.

     See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

    o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "-- Grantor Trusts -- Sales of Grantor Trust Certificates," and

    o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

    o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

    o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

    o there is no original issue discount or only a de minimis amount of original issue discount, or

    o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

    o 0.25% of the stated redemption price, and

    o the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

    o the stated redemption price of the mortgage loans, and

    o their issue price.

     For a definition of "stated redemption price," see "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

    o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

    o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

    o the issue price of the mortgage loan, increased by

    o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

    o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

    o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

    o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

    o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

    o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     Further, under the rules described under "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

    o be allocated among the payments of stated redemption price on the mortgage loan, and

    o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "-- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under
Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

    o the price paid for that grantor trust strip certificate by you, and

    o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

    o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

    o the prepayment assumption we will disclose in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

    o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "-- Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

    o the amount realized on the sale or exchange of a grantor trust certificate, and

    o its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

    o its cost, increased by

    o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

    o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.


     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

    o the amount of servicing compensation received by a master servicer or special servicer, and

    o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

    o a custodian of a person's account,

    o a nominee, and

    o a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

    o ERISA Plans, and

    o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in
Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

    o investment prudence and diversification, and

    o compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

    o sales, exchanges or leases of property;

    o loans or other extensions of credit; and

    o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets of that ERISA Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

   1. those with discretionary authority or control over the assets of the entity,

   2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

   3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

    o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

    o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

    o deemed to be a fiduciary with respect to the investing ERISA Plan, and

    o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.


PROHIBITED TRANSACTION EXEMPTIONS

     If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

    o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

    o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

    o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

    o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

    o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

    o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 2000-58, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things--

    o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

    o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not ERISA Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an

ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under
Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

    o consider your general fiduciary obligations under ERISA, and

    o consult with your legal counsel as to--

     1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment, and

     2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" in this prospectus.


                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

    o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

    o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

    o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

    o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

    o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

    o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the

Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

    o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

    o if applicable, SMMEA has been overridden in your State.


                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.



                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

   1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements by us with institutional investors through dealers; and

   3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

    o the obligations of the underwriters will be subject to various conditions precedent,

    o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

    o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.



                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


    o Sidley Austin Brown & Wood;

    o Cadwalader, Wickersham & Taft;

    o Skadden, Arps, Slate, Meagher & Flom; or

    o Thacher Proffitt & Wood.



                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

    o whether the price paid for those certificates is fair;

    o whether those certificates are a suitable investment for any particular investor;

    o the tax attributes of those certificates or of the related trust;

    o the yield to maturity or, if they have principal balances, the average life of those certificates;

    o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

    o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

    o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

    o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

    o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means:

    o the United States,

    o any State or political subdivision of the United States,

    o any foreign government,

    o any international organization,

    o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

    o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "EUROCLEAR OPERATOR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     "PASS-THROUGH ENTITY" means any:

    o regulated investment company,

    o real estate investment trust,

    o trust,

    o partnership, or

    o other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

    o a citizen or resident of the United States;

    o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

    o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    o a trust as to which--

     1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS01C3". The spreadsheet file "LBUBS01C3" is a Microsoft Excel (1), Version
5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-2, A-3 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.


--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

                                                          PAGE
                                                         ------
Important Notice About the Information
   Contained in this Prospectus Supplement, the
   Accompanying Prospectus and the Related
   Registration Statement ............................     S-3
Summary of Prospectus Supplement .....................     S-4
Risk Factors .........................................    S-26
Capitalized Terms Used in this Prospectus
   Supplement ........................................    S-34
Forward-Looking Statements ...........................    S-34
Description of the Mortgage Pool .....................    S-35
Servicing of the Underlying Mortgage Loans ...........    S-66
Description of the Offered Certificates ..............    S-88
Yield and Maturity Considerations ....................    S-105
Use of Proceeds ......................................    S-109
Federal Income Tax Consequences ......................    S-109
ERISA Considerations .................................    S-112
Legal Investment .....................................    S-114
Method of Distribution ...............................    S-115
Legal Matters ........................................    S-116
Ratings ..............................................    S-116
Glossary .............................................    S-117
ANNEX A-1--Certain Characteristics of the
   Underlying Mortgage Loans .........................    A-1-1
ANNEX A-2--Certain Monetary Terms of the
   Underlying Mortgage Loans .........................    A-2-1
ANNEX A-3--Certain Information Regarding
   Reserves ..........................................    A-3-1
ANNEX B--Certain Information Regarding
   Multifamily Properties ............................     B-1
ANNEX C-1--Price/Yield Tables ........................    C-1-1
ANNEX C-2--Decrement Tables ..........................    C-2-1
ANNEX D--Form of Payment Date Statement ..............     D-1



                                  PROSPECTUS

Important Notice About the Information Presented
   in this Prospectus ................................     3
Available Information; Incorporation by Reference.....     3
Summary of Prospectus ................................     4
Risk Factors .........................................    13
Capitalized Terms used in this Prospectus ............    30
Description of the Trust Assets ......................    30
Yield and Maturity Considerations ....................    53
Structured Asset Securities Corporation ..............    58
Description of the Certificates ......................    58
Description of the Governing Documents ...............    67
Description of Credit Support ........................    76
Legal Aspects of Mortgage Loans ......................    78
Federal Income Tax Consequences ......................    90
State and Other Tax Consequences .....................   128
ERISA Considerations .................................   128
Legal Investment .....................................   131
Use of Proceeds ......................................   133
Method of Distribution ...............................   133
Legal Matters ........................................   134
Financial Information ................................   134
Rating ...............................................   135
Glossary .............................................   136

     Until October 24, 2001 all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================




================================================================================




                                 $1,249,578,000
                                 (APPROXIMATE)





                               LB-UBS COMMERCIAL
                                MORTGAGE TRUST
                                    2001-C3



                       COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2001-C3



                    CLASS A-1, CLASS A-2, CLASS B, CLASS C
                                  AND CLASS D




                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------







                                LEHMAN BROTHERS
                                  UBS WARBURG
                           BEAR, STEARNS & CO. INC.







                                 July 20, 2001

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